Exhibit (a)(1)(B)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION CONTEMPLATED HEREIN; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OFFER TO EXERCISE

WARRANTS TO PURCHASE COMMON STOCK

OF

PAVMED INC.

JANUARY 11, 2018

THE OFFER TO EXERCISE (AND ASSOCIATED WITHDRAWAL RIGHTS) WILL EXPIRE AT 11:59 P.M. (EASTERN TIME) ON THE EVENING OF FEBRUARY 8, 2018, UNLESS THE OFFER PERIOD IS EXTENDED.

In this Offer to Exercise, we refer to PAVmed Inc., a Delaware corporation, as “we,” “us,” “PAVmed” or the “Company,” and eligible holders of outstanding warrants as “you.”

The Company is offering to holders of outstanding warrants to purchase 10,567,845 shares of the Company’s common stock issued in the Company’s initial public offering (“IPO”) and in private placements prior to the IPO, each with an exercise price of $5.00 per share, and any subsequently issued warrants with identical terms and conditions (collectively, the “Series W Warrants”), upon the terms and subject to the conditions set forth herein, the opportunity to exercise the Series W Warrants at a temporarily reduced exercise price of $2.00 per share of common stock (the “Offer to Exercise”). There is no minimum participation requirement with respect to the Offer to Exercise.

The Company is exercising its discretion in accordance with the warrant agreement that governs the Series W Warrants (the “Series W Warrant Agreement”) to temporarily reduce the exercise price of the Series W Warrants to $2.00 per share for the period that begins on January 11, 2018, which is the date the materials relating to this Offer to Exercise are first being sent to the holders of the Series W Warrants, and ends at 11:59 p.m. (Eastern Time) on February 8, 2018, as the same may be extended by the Company in its sole discretion (the “Expiration Date”). Other than as set forth above, the terms of the Series W Warrants will remain unmodified and in full force and effect. At the Expiration Date, the exercise price of the Series W Warrants will return to the current exercise price of $5.00 per share.

The Company expects to conduct a rights offering promptly following the expiration of this Offer to Exercise (the “Rights Offering”). In the Rights Offering, the Company will issue as a dividend to its stockholders one transferrable right for each share of the Company’s common stock outstanding. Each right will entitle its holder to purchase one unit, comprised of one share of common stock and one Series Z Warrant. Each Series Z Warrant will entitle its holder to purchase one share of common stock. To the extent holders of Series W Warrants exercise their warrants in this Offer to Exercise, such holders will receive rights in the Rights Offering with respect to the shares of common stock received upon exercise. However, there can be no assurance that the Company will complete the Rights Offering on the terms set forth above, or at all, and the Offer to Exercise is not conditioned in any manner on the Rights Offering.

The Offer to Exercise is conditioned on the Company having in place an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering the exercise of 2,232,965 of the outstanding Series W Warrants at the reduced cash exercise price of $2.00 per share, and the shares issuable upon such exercise having been registered or qualified or deemed to be exempt from registration under the securities laws of the states of residence of the holders of the Series W Warrants (the “Registration Statement Condition”). The Company has effective registration statements on Form S-1 (File No. 333-214288 and 333-222234) and Form S-3 (File No. 333-221406) (the “Registration Statements”) for the issuance of shares upon exercise of such warrants, and has filed with the Securities and Exchange Commission (“SEC”) a prospectus supplement (a “Supplement”) to each Registration Statement that covers the exercise of such warrants at the reduced cash exercise price of $2.00 per share. Accordingly, the Registration Statements, as supplemented by the Supplements, reflect the terms of the Series W Warrants as modified by this Offer to Exercise. The Company will rely on the exemption from registration provided by Section 4(a)(2) of the Securities Act for the exercise of the remaining 8,334,880 of the outstanding Series W Warrants, which were issued in private placements.

The Company will not complete the Offer to Exercise unless, at such time, the Registration Statements remain effective. If the Registration Statements cease to be effective, the Company may, in its discretion, extend, terminate or withdraw the Offer to Exercise. The Company will inform you of any extension of the offer period in the manner described in “Description of the Offer to Exercise — Section 7: Extension of Offer to Exercise Period; Termination; Amendments.” If the Company terminates or withdraws the Offer to Exercise, or allows the Offer to Exercise to expire because the Registration Statements cease to be effective, the Company will return any tendered Series W Warrants promptly following such expiration, termination or withdrawal.

The purpose of the Offer to Exercise is to encourage the exercise of the Series W Warrants by temporarily reducing the exercise price, which will provide funds to the Company for working capital and for general corporate purposes. If all of the outstanding Series W Warrants are exercised for cash, the Company would receive gross proceeds of $21,135,690 from such exercises. Please see “Description of the Offer to Exercise — Section 2: Purposes of the Offer to Exercise and Use of Proceeds; Plans or Proposals” below for a description of the purposes of the Offer to Exercise.

You may elect to participate in the Offer to Exercise with respect to some, all or none of your Series W Warrants. If you choose not to participate in the Offer to Exercise, your Series W Warrants will remain in effect, with an exercise price of $5.00 per share, following the Expiration Date.

The Offer to Exercise is not being made to, nor will tenders be accepted from or on behalf of, holders of Series W Warrants residing in any jurisdiction in which the making of the Offer to Exercise or acceptance thereof would not be in compliance with the laws of that jurisdiction.

The period during which the Series W Warrants may be exercised at a reduced price of $2.00 per share of common stock, pursuant to this Offer to Exercise, will commence on January 11, 2018 (the date the materials relating to the Offer to Exercise are first sent to the holders) and run through the Expiration Date. If you properly tender (and do not validly withdraw) your Series W Warrants and the other Acceptance and Exercise Deliveries described below, on or prior to the Expiration Date, promptly following the Expiration Date, we intend to accept your payment of the exercise price and your other Acceptance and Exercise Deliveries. NOTE THAT TENDERED SERIES W WARRANTS WILL NOT BE DEEMED EXERCISED UNTIL THE EXPIRATION DATE AND THEIR ACCEPTANCE BY THE COMPANY.

Subject to satisfaction of the Registration Statement Condition, the Company will issue shares of common stock at the temporarily reduced exercise price of $2.00 per share for all Series W Warrants that are validly tendered in accordance with the terms and conditions of the Offer to Exercise and the attached Election to Participate and Exercise Series W Warrants and that are not validly withdrawn. IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EARLY EXERCISE OF THE SERIES W WARRANTS.

IMPORTANT PROCEDURES

This Offer to Exercise together with the Election to Participate and Exercise Series W Warrants and Notice of Withdrawal constitute the “Offering Materials.” These Offering Materials provide information regarding the Offer to Exercise and instructions as to how you can exercise a Series W Warrant at the temporarily reduced exercise price of $2.00 per share of common stock. You should read all of the materials carefully before you decide whether to participate in the Offer to Exercise and exercise a Series W Warrant during the offer period.

Valid Tender of Warrants

In order to participate in the Offer to Exercise and exercise a Series W Warrant to receive the number of shares of Company common stock issuable therefor at the temporarily reduced exercise price of $2.00 per share, you must deliver, or instruct your broker or other nominee to deliver on your behalf, before the Expiration Date, to Continental Stock Transfer & Trust Company (the “Depositary Agent”), all of the applicable “Acceptance and Exercise Deliveries” as follows:

(i)	if you hold your Series W Warrants electronically in “street name” through a broker or other nominee:

a.	an Agent’s Message (as described below) with respect to a book-entry transfer of your Series W Warrants;

b.	a book-entry confirmation (as described below) of the transfer of your the Series W Warrants into the Depositary Agent’s account (or, if applicable, follow the procedures for guaranteed delivery described in this Offer to Exercise); and

c.	a payment in the amount equal to $2.00 per share multiplied by the number of shares of common stock you elect to purchase pursuant to the Series W Warrants, which payment will be made through the nominee who holds your Series W Warrants; or

(ii)	if you are the holder of record of your Series W Warrants:

a.	a signed copy of the Election to Participate and Exercise Series W Warrants;

b.	the original copy of your Series W Warrants or an Affidavit of Loss and Indemnification Agreement (or, if applicable, follow the procedures for guaranteed delivery described in this Offer to Exercise); and

c.	a payment in the amount equal to $2.00 per share multiplied by the number of shares of common stock you elect to purchase pursuant to the Series W Warrants, in the form of a check payable to Continental Stock Transfer & Trust Company as agent for PAVmed Inc., or by wire transfer to the Company’s escrow account at the Depositary Agent, as set forth in the Election to Participate and Exercise Series W Warrants; and

(iii)	any other documents required by the Election to Participate and Exercise Series W Warrants.

The Depositary Agent must receive all of the Acceptance and Exercise Deliveries on or before the Expiration Date (or as permitted by the procedures for guaranteed delivery).

Method of Delivery

For purposes of the Offer to Exercise, the Depositary Agent will establish an account with respect to the Series W Warrants at the Depository Trust Company (“DTC”). Any financial institution that is a participant in DTC’s system may make book-entry delivery of Series W Warrants by causing DTC to transfer those Series W Warrants into the Depositary Agent’s account in accordance with DTC’s procedures for transfer. Although delivery of Series W Warrants may be effected through a book-entry transfer into the Depositary Agent’s account at DTC, an Agent’s Message, and any other required documents must be transmitted to and received by the Depositary Agent at its address set forth below before the Expiration Date.

The confirmation of a book-entry transfer of Series W Warrants into the Depositary Agent’s account at DTC is referred to herein as “book-entry confirmation.” Delivery of documents to DTC in accordance with DTC’s procedures will not constitute delivery to the Depositary Agent unless the Depositary Agent receives book-entry confirmation together with an Agent’s Message and any other required documents with respect to the shares transferred by book-entry.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary Agent and forming a part of a book-entry confirmation, stating that DTC has received an express acknowledgement from the DTC participant tendering Series W Warrants that such DTC participant has received and agrees to be bound by the terms of the Offer to Exercise and that we may enforce the terms and conditions of the offer against the DTC participant.

Acceptance and Withdrawal of Offer

If you properly tender (and do not validly withdraw) your Series W Warrants and the other Acceptance and Exercise Deliveries on or prior to the Expiration Date, promptly following the Expiration Date, we intend to accept your payment of the exercise price and your other Acceptance and Exercise Deliveries and direct Continental Stock Transfer & Trust Company, as the Depositary Agent and our warrant and transfer agent, to issue and deliver to you the number of shares of Company common stock issuable under your Series W Warrant at the temporarily reduced exercise price of $2.00 per share. See “Description of the Offer to Exercise — Section 8: Procedure for Participating in Offer to Exercise and Exercising Series W Warrants” below.

If you change your mind and do not want to participate in the Offer to Exercise, you may withdraw your participation in the Offer to Exercise or direct your broker or other nominee to withdraw your participation in the Offer to Exercise on your behalf. In order to rescind previously tendered Series W Warrants, prior to the Expiration Date, your broker or other nominee may rescind the instruction previously transmitted through the book-entry transfer system, or you or your broker or other nominee may submit a Notice of Withdrawal to the Depositary Agent by physical delivery to Continental Stock Transfer & Trust Company, 1 State Street Plaza, 30th Floor, New York, NY 10004, Attn: Reorganization Department, or by facsimile at (212) 616-7610. Such withdrawal by you or your broker or other nominee must be properly completed and received by the Depositary Agent on or prior to the Expiration Date, provided that you or your broker or other nominee may also make such withdrawal after March 9, 2018, which is the 40th business day from commencement of the Offer to Exercise, if your Series W Warrants and other Acceptance and Exercise Deliveries have not been accepted by us prior to that date. If you or your broker or other nominee properly and timely withdraws your participation, we will promptly: (i) return your Series W Warrants, by delivery of your physical certificate or through book-entry transfer to the account of your broker or other nominee, and (ii) return the cash paid by you or on your behalf to exercise your Series W Warrant by check or by transfer to the account of your broker or other nominee, without interest thereon or deduction therefrom.

Additional Information

If you have any question or need assistance, you should contact Continental Stock Transfer & Trust Company, who is acting as Depositary Agent for the Offer to Exercise. The Depositary Agent may be reached at:

Continental Stock Transfer & Trust Company
1 State Street Plaza, 30th Floor
New York, NY 10004
Attention: Reorganization Department
Telephone: (917) 262-2378
Facsimile: (212) 616-7610

You may request additional copies of this document and any of the Offering Materials from the Company. The Company may be reached at:

PAVmed Inc.
One Grand Central Place, Suite 4600
New York, New York 10165
Attention: Dennis McGrath, Chief Financial Officer
Telephone: (212) 949-4319
Email: dmm@pavmed.com
Facsimile: 212-697-9877

OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO EXERCISE. YOU MUST MAKE YOUR OWN DECISION WITH RESPECT TO THE OFFER TO EXERCISE. FOR QUESTIONS REGARDING TAX IMPLICATIONS OR OTHER INVESTMENT-RELATED QUESTIONS, YOU SHOULD TALK TO YOUR OWN ATTORNEY, ACCOUNTANT AND/OR FINANCIAL PLANNER.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO EXERCISE. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT.

THIS OFFER TO EXERCISE HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF HOLDERS OF SERIES W WARRANTS. DISTRIBUTION OF THIS OFFER TO EXERCISE TO ANY PERSON OTHER THAN SUCH HOLDERS AND THOSE PERSONS RETAINED TO ADVISE SUCH HOLDERS IS UNAUTHORIZED AND ANY REPRODUCTION OF THIS OFFER TO EXERCISE OR RELATED DOCUMENTS, IN WHOLE OR IN PART, IS PROHIBITED.

THE COMPANY HAS FILED WITH THE SEC THE REGISTRATION STATEMENTS THAT, AS SUPPLEMENTED BY THE SUPPLEMENTS, REGISTER THE OFFER AND SALE OF 2,232,965 OF THE SHARES OF COMPANY COMMON STOCK ISSUABLE UPON EXERCISE OF SERIES W WARRANTS AT THE TEMPORARILY REDUCED OFFERING PRICE AVAILABLE UNDER THE OFFER TO EXERCISE. THE FOREGOING SECURITIES MAY NOT BE SOLD, NOR MAY OFFERS TO BUY OR EXERCISE BE ACCEPTED, EXCEPT PURSUANT TO SUCH EFFECTIVE REGISTRATION STATEMENTS. SUCH SECURITIES MAY ONLY BE OFFERED BY MEANS OF THE PROSPECTUSES INCLUDED IN SUCH REGISTRATION STATEMENTS, AS SUPPLEMENTED BY THE SUPPLEMENTS, COPIES OF WHICH MAY BE OBTAINED FREE OF CHARGE AT WWW.SEC.GOV OR BY CONTACTING THE COMPANY’S CHIEF FINANCIAL OFFICER AT (212) 949-4319. THESE PROSPECTUSES, AS SUPPLEMENTED BY THE SUPPLEMENTS, CONTAIN IMPORTANT INFORMATION ABOUT THE SERIES W WARRANTS, AS MODIFIED IN THE MANNER DESCRIBED IN THE OFFER TO EXERCISE, AND THE SECURITIES UNDERLYING SUCH WARRANTS.

THE DATE OF THIS OFFER TO EXERCISE IS JANUARY 11, 2018.

SUMMARY OF TERMS

Company:	PAVmed Inc., a Delaware corporation, with principal executive offices at One Grand Central Place, Suite 4600, New York, NY 10165. The Company’s telephone number is (212) 949-4319.

Eligible Warrants:

Outstanding Series W Warrants to purchase 10,567,845 shares of the Company’s common stock issued in the IPO and in private placements prior to the IPO. In addition, any subsequently issued Series W Warrants, including the Series W Warrants that may be issued upon exchange of the Company’s outstanding Series A-1 Warrants, also are subject to the Offer to Exercise.

See “Description of the Offer to Exercise — Section 3: Eligible Warrants” below.

Expiration Date:	11:59 p.m. (Eastern Time) on the evening of February 8, 2018, as may be extended by the Company in its sole discretion.

Modified Exercise Price of Series W Warrants:	The Company is exercising its discretion in accordance with the Series W Warrant Agreement to temporarily reduce the exercise price of the Series W Warrants to $2.00 per share for the period that begins on January 11, 2018 and ends on the Expiration Date. Except as set forth above all other terms of the Series W Warrants will remain the same.

See “Description of the Offer to Exercise — Section 5: Terms of Series W Warrants” below.

Partial Participation Permitted:	You may elect to participate in the Offer to Exercise with respect to some, all or none of your Series W Warrants. If you elect to participate in the Offer to Exercise with respect to less than all of your Series W Warrants, then the Company will issue a new Series W Warrant certificate for that number of warrants that you elect to exclude from the Offer to Exercise, with an exercise price of $5.00 per share.

Transfers:	The Series W Warrants are listed for trading on the Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”). For holders of record of the Series W Warrants, the Series W Warrant Agreement provides that a holder may transfer the Series W Warrants to a third party upon surrender of such warrant to the warrant agent together with appropriate signatures and instructions for transfer. Any holder of record of a Series W Warrant who desires to effect a transfer should present the Series W Warrant to the warrant agent in the manner set forth in the respective Series W Warrant Agreement. If you hold your Series W Warrants electronically in “street name” through a broker or other nominee, please contact your nominee about the procedures for transferring your warrants.

Conditions:	The Offer to Exercise is subject to certain conditions as described herein:

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(i)

The Offer to Exercise is conditioned on the Company having in place an effective registration statement under the Securities Act, for the purpose of registering the exercise of 2,232,965 of the outstanding Series W Warrants at the reduced cash exercise price of $2.00 per share, and the shares issuable upon such exercise having been registered or qualified or deemed to be exempt from registration under the securities laws of the state of residence of the holder of the warrant. In this Offer to Exercise, we refer to this condition as the “Registration Statement Condition.” The Company has effective Registration Statements for the issuance of shares upon exercise of such warrants, and has filed with the SEC the Supplements to the Registration Statements that cover the exercise of such warrants at the reduced cash exercise price of $2.00 per share. Accordingly, the Registration Statements, as supplemented by the Supplements, reflect the terms of the Series W Warrants as modified by this Offer to Exercise. The Company will rely on the exemption from registration provided by Section 4(a)(2) of the Securities Act for the exercise of the remaining 8,334,880 of the outstanding Series W Warrants, which were issued in private placements.

The Company will not complete the Offer to Exercise unless, at such time, the Registration Statements remain effective. If the Registration Statements cease to be effective, the Company may, in its discretion, extend, terminate or withdraw the Offer to Exercise. The Company will inform you of any extension of the offer period in the manner described in “Description of the Offer to Exercise — Section 7: Extension of Offer to Exercise Period; Termination; Amendments.” If the Company terminates or withdraws the Offer to Exercise, or allows the Offer to Exercise to expire because the Registration Statements cease to be effective, the Company will return any tendered Series W Warrants promptly following such expiration, termination or withdrawal.

(ii)	In addition, we are not making this Offer to Exercise to, nor will we accept any Election to Participate and Exercise Series W Warrants from or on behalf of, Series W Warrant holders in any state where the Company is prohibited from making the Offer to Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

(iii)	In order to participate in the Offer to Exercise, you must elect to exercise your Series W Warrant, which will be deemed to be exercised immediately following the Expiration Date should you choose to participate in the Offer to Exercise and follow the procedures set forth in “Description of the Offer to Exercise — Section 8: Procedure for Participating in Offer to Exercise and Exercising Series W Warrants” below.

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Subject to the conditions of the Offer to Exercise, we will accept any and all of the Series W Warrants validly tendered and not validly withdrawn.

See “Description of the Offer to Exercise — Section 6: Conditions to the Offer to Exercise” below.

Future Amendments to the Offer to Exercise:	If we materially change the terms of the Offer to Exercise we will extend the Expiration Date to the extent required under the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

How to Participate in the Offer to Exercise:	In order to participate in the Offer to Exercise and exercise a Series W Warrant to receive the number of shares of Company common stock issuable therefor at the temporarily reduced exercise price of $2.00 per share, you must deliver, or instruct your broker or other nominee to deliver on your behalf, before the Expiration Date, to the Depositary Agent, Continental Stock Transfer & Trust Company, all of the applicable Acceptance and Exercise Deliveries as follows:

(i)	if you hold your Series W Warrants electronically in “street name” through a broker or other nominee:

a.	an Agent’s Message with respect to a book-entry transfer of your Series W Warrants;

b.	a book-entry confirmation of the transfer of your the Series W Warrants into the Depositary Agent’s account (or, if applicable, follow the procedures for guaranteed delivery described in this Offer to Exercise); and

c.	a payment in the amount equal to $2.00 per share multiplied by the number of shares of common stock you elect to purchase pursuant to the Series W Warrants, which payment will be made through the nominee who holds your Series W Warrants; or

(ii)	if you are the holder of record of your Series W Warrants:

a.	a signed copy of the Election to Participate and Exercise Series W Warrants;

b.	the original copy of your Series W Warrants or an Affidavit of Loss and Indemnification Agreement (or, if applicable, follow the procedures for guaranteed delivery described in this Offer to Exercise); and

c.	a payment in the amount equal to $2.00 per share multiplied by the number of shares of common stock you elect to purchase pursuant to the Series W Warrants, in the form of a check payable to Continental Stock Transfer & Trust Company as agent for PAVmed Inc., or by wire transfer to the Company’s escrow account at the Depositary Agent, as set forth in the Election to Participate and Exercise Series W Warrants; and

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(iii)	any other documents required by the Election to Participate and Exercise Series W Warrants.

Each of the Acceptance and Exercise Deliveries must be properly delivered by you or your broker or nominee, before the Expiration Date (or as permitted by the procedures for guaranteed delivery), to the Depositary Agent by physical delivery to Continental Stock Transfer & Trust Company, 1 State Street Plaza, 30th Floor, New York, NY 10004, Attn: Reorganization Department, or by facsimile at (212) 616-7610. If you hold your Series W Warrants electronically in “street name,” you must direct your broker or other nominee to deliver your Series W Warrants to the Depositary Agent via book-entry transfer.

See “Description of the Offer to Exercise — Section 8: Procedure for Participating in Offer to Exercise and Exercising Series W Warrants” below.

Manner of Acceptance of Payment:	If you properly tender (and do not validly withdraw) your Series W Warrants and the other Acceptance and Exercise Deliveries on or prior to the Expiration Date, promptly following the Expiration Date, we intend to accept your payment of the exercise price and your other Acceptance and Exercise Deliveries and direct Continental Stock Transfer & Trust Company, as the Depositary Agent and our transfer agent, to issue and deliver to you the number of shares of Company common stock issuable under your Series W Warrant promptly following the Expiration Date at the temporarily reduced exercise price of $2.00 per share.

See “Description of the Offer to Exercise — Section 9: Manner of Acceptance and Payment and Issuance of Shares” below.

Withdrawal Rights:	If you change your mind and do not want to participate in the Offer to Exercise, you or your nominee (as applicable) may withdraw your tender of Series W Warrants at any time prior to the Expiration Date by notifying the Depositary Agent. See “Description of the Offer to Exercise — Section 10: Withdrawal Rights” below.

Following the Expiration Date, you cannot withdraw your Election to Participate and Exercise Series W Warrants, unless we have not accepted your tendered Series W Warrants and other Acceptance and Exercise Deliveries by March 9, 2018, which is the 40th business day from the commencement of the Offer to Exercise, in which case you may change your mind and withdraw your tender after March 9, 2018.

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If you properly and timely withdraw your exercise, we will promptly: (i) return your Series W Warrants, through return of your physical certificate or book-entry transfer to the account of your broker or other nominee, and (ii) return the cash paid on your behalf to exercise your Series W Warrant to the account of your broker or other nominee, without interest thereon or deduction therefrom.

Purpose of the Offer to Exercise and Use of Proceeds:

The purpose of the Offer to Exercise is to encourage the exercise of the Series W Warrants by temporarily reducing the exercise price. If all of the outstanding Series W Warrants are exercised for cash, the Company would receive gross proceeds of $21,135,690 from such exercises. The Company intends to use the proceeds from exercise of the Series W Warrants for working capital and for general corporate purposes.

Plans or Proposals:	Series W Warrants that are exercised by the holders thereof pursuant to the Offer to Exercise will cease to exist. Any Series W Warrants that are not exercised by the Expiration Date will remain outstanding and will allow for exercise by their holders at the original exercise price of $5.00 per share until the original expiration date of the applicable Series W Warrants.

No plans or proposals described in this Offer to Exercise or in any materials sent to the holders of the Series W Warrants in connection with this Offer to Exercise relate to or would result in the conditions or transactions described in Regulation M-A, Item 1006(c)(1) through (10), except for the Rights Offering and except as follows:

Any holder of Series W Warrants who elects to exercise such holder’s Series W Warrants will acquire additional shares of common stock of the Company as a result of such exercise. As of December 31, 2017, the Company had 14,551,234 shares of common stock outstanding. The Series W Warrants outstanding as of December 31, 2017 are exercisable for an aggregate of 10,567,845 shares of common stock. Assuming all such Series W Warrants are exercised for cash, the Company’s outstanding shares of common stock would increase to 25,119,079 shares, with the shares issuable upon exercise of the Series W Warrants representing approximately 42% of the then outstanding shares of common stock. In such event, the Company would receive gross proceeds of $21,135,690 from the exercises. See “Description of the Offer to Exercise — Section 3: Eligible Warrants.”

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Registration of the Exercise of the Series W Warrants:

The Company has effective Registration Statements that, as supplemented by the Supplements, cover the exercise of 2,232,965 of the outstanding Series W Warrants at the reduced cash exercise price of $2.00 per share. Accordingly, the Registration Statements, as supplemented by the Supplements, reflect the terms of the Series W Warrants as modified by this Offer to Exercise. The shares of common stock underlying the Series W Warrants may not be sold, nor may offers to buy or exercise be accepted, except pursuant to such effective Registration Statements. Such securities may only be offered by means of the prospectuses included in such Registration Statements, as supplemented by the Supplements, copies of which may be obtained (when available) free of charge at www.sec.gov or by contacting the Company’s Chief Financial Officer at (212) 949-4319. The prospectuses, as supplemented by the Supplements, contain important information about the Series W Warrants, as modified in the manner described in the Offer to Exercise, and the securities underlying such Series W Warrants. The continuing effectiveness of the Registration Statements, as supplemented by the Supplements, is a condition to the Offer to Exercise. The Company will rely on the exemption from registration provided by Section 4(a)(2) of the Securities Act for the exercise of the remaining 8,334,880 of the outstanding Series W Warrants, which were issued in private placements.

Taxes:	We recommend that you consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Offer to Exercise. See “Description of the Offer to Exercise — Section 19: Material U.S. federal income tax Consequences” below for a discussion of the material U.S. federal income tax consequences of participating in the Offer to Exercise.

Fees and Expenses:

The Company has retained Continental Stock Transfer & Trust Company to act as Depositary Agent. The Company also may retain an information agent and/or one or more warrant solicitation agents for the Offer to Exercise. If retained, the Company expects that the information agent will receive reasonable and customary compensation for its services, plus reimbursement for expenses, and will be indemnified by the Company against certain claims and expenses that arise out of the performance of their services. If retained, the Company expects that any warrant solicitation agent will use reasonable commercial efforts to contact holders of the Series W Warrants by mail, telephone, facsimile, or other electronic means and solicit their participation in the Offer to Exercise. Any warrant solicitation agent will receive a fee equal to a percentage of the cash exercise prices paid by holders of the Series W Warrants who participate in the Offer to Exercise. In addition, the Company expects to reimburse any warrant solicitation agent for its reasonable out-of-pocket expenses and attorney’s fees, up to a set maximum amount. The Company may also agree to indemnify any warrant solicitation agent against certain liabilities in connection with the Offer to Exercise, including certain liabilities under the federal securities laws.

The Company may also use the services of its officers and employees to solicit holders of the Series W Warrants to participate in the Offer to Exercise without additional compensation.

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Interests of Directors and Executive Officers:

Three of our directors and one of our executive officers hold an aggregate of 8,049,554 Series W Warrants (including 7,887,094 Series W Warrants held by entities controlled by them) and may participate in the Offer to Exercise on the same terms and conditions as the other holders of the Series W Warrants. No such person has entered into any agreement or otherwise indicated to the Company whether or not such person intends to participate in the Offer to Exercise. Please see “Description of the Offer to Exercise — Section 17: Interests of Directors and Officers in the Offer to Exercise” below.

Historical and Pro Forma Financial Information and Other Financial Information:	The Company has included its financial statements for the fiscal years ended December 31, 2016 and 2015, and for the quarterly periods ended September 30, 2017 and 2016, in this Offer to Exercise as Annex A and Annex B to the Offering Materials. The Company has also included pro forma financial information reflecting the effect of the Offer to Exercise as Annex C to the Offering Materials. In addition, see “Description of the Offer to Exercise — Section 16: Historical and Pro Forma Financial Information and Other Financial Information Regarding the Company” below.

Additional Information:	The Company has filed with the SEC a Tender Offer Statement on Schedule TO of which this Offer to Exercise is a part. This Offer to Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that holders of the Series W Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC, including the prospectuses included in the Registration Statements, as supplemented by the Supplements, before making a decision on whether to participate in the Offer to Exercise.

The Board of Directors of the Company recognizes that the decision to participate in the Offer to Exercise is an individual one that should be based on a variety of factors. The holders of the Series W Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of Section 13 of the Exchange Act, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Exercise, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

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Information Requests:	Please direct questions or requests for assistance regarding this Offer to Exercise, Election to Consent Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Depositary Agent at the following address:

Continental Stock Transfer & Trust Company 1 State Street Plaza, 30th Floor New York, NY 10004 Attention: Reorganization Department Telephone: (917) 262-2378 Facsimile: (212) 616-7610

You may request additional copies of this document and any of the Offering Materials from the Company. The Company may be reached at:

PAVmed Inc. One Grand Central Place, Suite 4600 New York, New York 10165 Attention: Dennis McGrath, Chief Financial Officer Telephone: (212) 949-4319 Email: dmm@pavmed.com Facsimile: 212-697-9877

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ABOUT THIS OFFER TO EXERCISE

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO EXERCISE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO EXERCISE AND, IF PROVIDED, SUCH INFORMATION MUST NOT BE RELIED UPON.

ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER TO EXERCISE, NEITHER THE COMPANY, NOR ITS DIRECTORS, OFFICERS, ADVISORS OR AGENTS, INCLUDING ANY INFORMATION AGENT OR WARRANT SOLICITATION AGENT, MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ACCEPT THE OFFER TO EXERCISE. YOU SHOULD NOT CONSIDER THE BOARD OF DIRECTORS APPROVAL TO BE A RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER TO EXERCISE. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ACCEPT THE OFFER TO EXERCISE.

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RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before you elect to participate in the Offer to Exercise, you should carefully consider the following risks, together with the financial and other information contained in this Offer to Exercise. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should consider an investment in our securities.

RISKS RELATED TO THE OFFER TO EXERCISE

Our Board of Directors makes no recommendation with regard to whether you should accept the Offer to Exercise.

Although our Board of Directors has approved the Offer to Exercise, it makes no recommendation as to whether holders of Series W Warrants should accept the Offer to Exercise. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of Series W Warrants for purposes of negotiating the terms of the Offer to Exercise. We cannot assure you that the value of the shares issued upon exercise of the Series W Warrants will in the future equal or exceed the exercise price per share of the Series W Warrants. We do not take a position as to whether you ought to participate in the Offer to Exercise.

Because we do not have any formal commitments from any of our warrant holders to participate in this Offer to Exercise, the proceeds we receive from the exercise of warrants may be lower than currently anticipated.

We do not have any binding commitments from any of our warrant holders to participate in this Offer to Exercise and we cannot assure you that any of our warrant holders will participate in the Offer to Exercise with respect to all or any part of their Series W Warrants. Three of our directors and one of our executive officers collectively hold an aggregate of 8,049,554 Series W Warrants (including 7,887,094 warrants held by entities controlled by them). No such person has entered into any agreement or otherwise indicated to the Company whether or not such person intends to participate in the Offer to Exercise. Therefore, there is no certainty that any Series W Warrants will be exercised pursuant to this Offer to Exercise and, accordingly, the proceeds we receive from the exercise of the warrants, if any, may be lower than currently anticipated.

We have not obtained and do not intend to obtain a rule from the Internal Revenue Service regarding the income tax consequences of participation in the Offer to Exercise.

We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of amending the Series W Warrants and immediately exercising the amended warrants. You should consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Offer to Exercise. See “Description of the Offer to Exercise — Section 19: Material U.S. Federal Income Tax Consequences.”

If you choose to participate in the Offer to Exercise, you will be required to exercise your Series W Warrants for common stock, and will be subject to all the risks associated with being a stockholder of the Company and give up the time value attributable to your Series W Warrant.

If you choose to participate in the Offer to Exercise, you will be required to exercise your Series W Warrants prior to the Expiration Date. As a result, you will be subject to all the risks and uncertainties set forth in these risk factors as a holder of the Company’s common stock. In addition, you will be giving up the time value attributable to your Series W Warrants by exercising the Series W Warrants prior to the original expiration date of your Series W Warrant.

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There can be no assurance that we will complete the Rights Offering.

The Company expects to conduct the Rights Offering promptly following the expiration of this Offer to Exercise. To the extent holders of Series W Warrants exercise their warrants in this Offer to Exercise, such holders will receive rights in the Rights Offering with respect to the shares of common stock received upon exercise. However, there can be no assurance that the Company will complete the Rights Offering on the terms set forth in this Offer to Exercise, or at all, and the Offer to Exercise is not conditioned in any manner on the Rights Offering. Accordingly, if you elected to exercise in reliance on receiving rights in the Rights Offering, you may receive less value than you anticipated in return for the payment of the reduced exercise price.

We will have substantial discretion over the use of proceeds we receive from the exercise of Series W Warrants.

Our management will retain broad discretion over the use of proceeds from the Offer to Exercise. See “Description of the Offer to Exercise — Section 2: Purposes of the Offer to Exercise and Use of Proceeds; Plans or Proposals” for a description of our present intentions with respect to the allocation of the proceeds resulting from exercise of the Series W Warrants. The amounts and timing of the expenditures may vary significantly depending on numerous factors. The occurrence of certain unforeseen events or changed business conditions, however, could result in the application of the proceeds resulting from the exercise of the Series W Warrants in a manner other than as described in this Offer to Exercise.

RISKS RELATED TO OUR BUSINESS

Since we have a very limited operating history, and have not generated any revenues, you will have little basis upon which to evaluate our ability to achieve our business objective.

Since we have a very limited operating history, and have not generated any revenues, you will have little basis upon which to evaluate our ability to achieve our business objective. We are subject to all of the problems, expenses, delays and other risks inherent in any new business, as well as problems inherent in establishing a name and business reputation.

The markets in which we operate are highly competitive, and we may not be able to effectively compete against other providers of medical devices, particularly those with greater resources.

We face intense competition from companies with dominant market positions in the medical device industry. These competitors have significantly greater financial, technical, marketing and other resources than we have and may be better able to:

●	respond to new technologies or technical standards;

●	react to changing customer requirements and expectations;

●	acquire other companies to gain new technologies or products that may displace our products;

●	manufacture, market and sell products;

●	acquire, prosecute, enforce and defend patents and other intellectual property;

●	devote resources to the development, production, promotion, support and sale of products; and

●	deliver a broad range of competitive products at lower prices.

We expect competition in the markets in which we participate to continue to increase as existing competitors improve or expand their product offerings.

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Our future performance will depend largely on the success of products we have not yet developed.

Technology is an important component of our business and growth strategy, and our success depends on the development, implementation and acceptance of our products. Commitments to develop new products must be made well in advance of any resulting sales, and technologies and standards may change during development, potentially rendering our products outdated or uncompetitive before their introduction. Our ability to develop products to meet evolving industry requirements and at prices acceptable to our customers will be significant factors in determining our competitiveness. We may expend considerable funds and other resources on the development of our products without any guarantee that these products will be successful. If we are not successful in bringing one or more products to market, whether because we fail to address marketplace demand, fail to develop viable technologies or otherwise, we may not generate any revenues and our results of operations could be seriously harmed.

Our products may never achieve market acceptance.

To date, we have not generated any revenues. Our ability to generate revenues from product sales and to achieve profitability will depend upon our ability to successfully commercialize our products. Because we have not yet begun to offer any of our products for sale, we have no basis to predict whether any of our products will achieve market acceptance. A number of factors may limit the market acceptance of any of our products, including:

●	the timing of regulatory approvals of our products and market entry compared to competitive products;

●	the effectiveness of our products, including any potential side effects, as compared to alternative treatments;

●	the rate of adoption of our products by hospitals, doctors and nurses and acceptance by the health care community;

●	the product labeling or product inserts required by regulatory authorities for each of our products;

●	the competitive features of our products, including price, as compared to other similar products;

●	the availability of insurance or other third-party reimbursement, such as Medicare, for patients using our products;

●	the extent and success of our marketing efforts and those of our collaborators; and

●	unfavorable publicity concerning our products or similar products.

Any products we may develop may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, thereby harming our business.

The regulations that govern marketing approvals, pricing and reimbursement for new products vary widely from country to country. Some countries require approval of the sale price of a product before it can be marketed. In many countries, the pricing review period begins after marketing approval is granted. In some foreign markets, pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain regulatory approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product and negatively impact the revenue we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more other products we may develop, even if our other products we may develop obtain regulatory approval.

Our ability to commercialize any products we may develop successfully also will depend in part on the extent to which reimbursement for these products and related treatments becomes available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which treatments they will pay for and establish reimbursement levels. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and these third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular treatments. We cannot be sure that reimbursement will be available for any product that we commercialize and, if reimbursement is available, what the level of reimbursement will be. Reimbursement may impact the demand for, or the price of, any product for which we obtain marketing approval. If reimbursement is not available or is available only to limited levels, we may not be able to successfully commercialize any product that we successfully develop.

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Moreover, eligibility for reimbursement does not imply that any product will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Payment rates may vary according to the use of the product and the clinical setting in which it is used, may be based on payments allowed for lower cost products that are already reimbursed and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of products from countries where they may be sold at lower prices than in the U.S. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. Our inability to promptly obtain coverage and profitable payment rates from both government funded and private payors could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product to other available therapies. Our business could be materially harmed if reimbursement of any products we may develop, if any, is unavailable or limited in scope or amount or if pricing is set at unsatisfactory levels.

Any products we may develop may cause serious adverse side effects or even death or have other properties that could delay or prevent their regulatory approval, limit the commercial desirability of an approved label or result in significant negative consequences following any marketing approval.

The risk of failure of clinical development is high. It is impossible to predict when or if any products we may develop will prove safe enough to receive regulatory approval. Undesirable side effects caused by any products we may develop could cause us or regulatory authorities to interrupt, delay or halt clinical trials. They could also result in a more restrictive label or the delay or denial of regulatory approval by the Food and Drug Administration (the “FDA”) or other comparable foreign regulatory authority.

Additionally, after receipt of marketing approval of any products we may develop, if we or others later identify undesirable side effects or even deaths caused by such product, a number of potentially significant negative consequences could result, including:

●	we may be forced to recall such product and suspend the marketing of such product;

●	regulatory authorities may withdraw their approvals of such product;

●	regulatory authorities may require additional warnings on the label that could diminish the usage or otherwise limit the commercial success of such products;

●	the FDA or other regulatory bodies may issue safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings about such product;

●	the FDA may require the establishment or modification of Risk Evaluation Mitigation Strategies or a comparable foreign regulatory authority may require the establishment or modification of a similar strategy that may, for instance, restrict distribution of our products and impose burdensome implementation requirements on us;

●	we may be required to change the way the product is administered or conduct additional clinical trials;

●	we could be sued and held liable for harm caused to subjects or patients;

●	we may be subject to litigation or product liability claims; and

●	our reputation may suffer.

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Any of these events could prevent us from achieving or maintaining market acceptance of the particular product.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

We face an inherent risk of product liability exposure related to the sale of any products we may develop. The marketing, sale and use of any products we may develop could lead to the filing of product liability claims against us if someone alleges our products failed to perform as designed. We may also be subject to liability for a misunderstanding of, or inappropriate reliance upon, the information we provide. If we cannot successfully defend ourselves against claims that any product we may develop caused injuries, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

●	decreased demand for our products;

●	injury to our reputation and significant negative media attention;

●	withdrawal of patients from clinical studies or cancellation of studies;

●	significant costs to defend the related litigation and distraction to our management team;

●	substantial monetary awards to patients;

●	loss of revenue; and

●	the inability to commercialize any products that we may develop.

In addition, insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.

Our business may suffer if we are unable to manage our growth.

If we fail to effectively manage our growth, our ability to execute our business strategy could be impaired. The anticipated rapid growth of our business may place a strain on our management, operations and financial systems. We need to improve existing systems and controls or implement new systems and controls in response to anticipated growth.

We may not be able to protect or enforce our intellectual property rights, which could impair our competitive position.

Our success depends significantly on our ability to protect our rights to the patents, trademarks, trade secrets, copyrights and all the other intellectual property rights used, or expected to be used, in our products. Protecting intellectual property rights is costly and time consuming. We rely primarily on patent protection and trade secrets, as well as a combination of copyright and trademark laws and nondisclosure and confidentiality agreements to protect our technology and intellectual property rights. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or maintain any competitive advantage. Despite our intellectual property rights practices, it may be possible for a third party to copy or otherwise obtain and use our technology without authorization, develop similar technology independently or design around our patents.

We cannot be assured that any of our pending patent applications will result in the issuance of a patent to us. The U.S. Patent and Trademark Office, or PTO, may deny or require significant narrowing of claims in our pending patent applications, and patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. We could also incur substantial costs in proceedings before the PTO. Patents that may be issued to or licensed by us in the future may expire or may be challenged, invalidated or circumvented, which could limit our ability to stop competitors from marketing related technologies. Upon expiration of our issued or licensed patents, we may lose some of our rights to exclude others from making, using, selling or importing products using the technology based on the expired patents. There is no assurance that competitors will not be able to design around our patents. We also rely on unpatented proprietary technology. We cannot assure you that we can meaningfully protect all our rights in our unpatented proprietary technology or that others will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to our unpatented proprietary technology.

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Further, we may not be able to obtain patent protection or secure other intellectual property rights in all the countries in which we operate, and under the laws of such countries, patents and other intellectual property rights may be unavailable or limited in scope. If any of our patents fails to protect our technology, it would make it easier for our competitors to offer similar products. Our trade secrets may be vulnerable to disclosure or misappropriation by employees, contractors and other persons. Any inability on our part to adequately protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.

We seek to protect our know-how and other unpatented proprietary technology with confidentiality agreements and/or intellectual property assignment agreements with our team members, independent distributors and consultants. However, such agreements may not be enforceable or may not provide meaningful protection for our proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements or in the event that our competitors discover or independently develop similar or identical designs or other proprietary information. In addition, we intend to rely on the use of registered and common law trademarks with respect to the brand names of some of our products. Common law trademarks provide less protection than registered trademarks. Loss of rights in our trademarks could adversely affect our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims by third parties which could be costly to defend, divert management’s attention and resources, and may result in liability.

The medical device industry is characterized by vigorous protection and pursuit of intellectual property rights. Companies in the medical device industry have used intellectual property litigation to gain a competitive advantage in the marketplace. From time to time, third parties may assert against us their patent, copyright, trademark and other intellectual property rights relating to technologies that are important to our business. Searching for existing intellectual property rights may not reveal important intellectual property and our competitors may also have filed for patent protection, which is not publicly-available information, or claimed trademark rights that have not been revealed through our availability searches. We may be subject to claims that our team members have disclosed, or that we have used, trade secrets or other proprietary information of our team members’ former employers. Our efforts to identify and avoid infringing on third parties’ intellectual property rights may not always be successful. Any claims that our products or processes infringe these rights, regardless of their merit or resolution, could be costly, time consuming and may divert the efforts and attention of our management and technical personnel. In addition, we may not prevail in such proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation.

Any claims of patent or other intellectual property infringement against us, even those without merit, could:

●	increase the cost of our products;

●	be expensive and/or time consuming to defend;

●	result in our being required to pay significant damages to third parties;

●	force us to cease making or selling products that incorporate the challenged intellectual property;

●	require us to redesign, reengineer or rebrand our products and technologies;

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●	require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property on terms that may not be favorable or acceptable to us;

●	require us to develop alternative non-infringing technology, which could require significant effort and expense;

●	require us to indemnify third parties pursuant to contracts in which we have agreed to provide indemnification for intellectual property infringement claims; and

●	result in our customers or potential customers deferring or limiting their purchase or use of the affected products impacted by the claims until the claims are resolved.

Any of the foregoing could affect our ability to compete or have a material adverse effect on our business, financial condition and results of operations.

Competitors may violate our intellectual property rights, and we may bring litigation to protect and enforce our intellectual property rights, which may result in substantial expense and may divert our attention from implementing our business strategy.

We believe that the success of our business will depend, in significant part, on obtaining patent protection for our products and technologies, defending our patents and preserving our trade secrets. Our failure to pursue any potential claim could result in the loss of our proprietary rights and harm our position in the marketplace. Therefore, we may be forced to pursue litigation to enforce our rights. Future litigation could result in significant costs and divert the attention of our management and key personnel from our business operations and the implementation of our business strategy.

We or our third-party manufacturers may not have the manufacturing and processing capacity to meet the production requirements of clinical testing or consumer demand in a timely manner.

Our capacity to conduct clinical trials and commercialize our products will depend in part on our ability to manufacture or provide our products on a large scale, at a competitive cost and in accordance with regulatory requirements. We must establish and maintain a commercial scale manufacturing process for all of our products to complete clinical trials. We or our third-party manufacturers may encounter difficulties with these processes at any time that could result in delays in clinical trials, regulatory submissions or the commercialization of products.

For some of our products, we or our third-party manufacturers will need to have sufficient production and processing capacity in order to conduct human clinical trials, to produce products for commercial sale at an acceptable cost. We have no experience in large-scale product manufacturing, nor do we have the resources or facilities to manufacture most of our products on a commercial scale. We cannot guarantee that we or our third-party manufacturers will be able to increase capacity in a timely or cost-effective manner, or at all. Delays in providing or increasing production or processing capacity could result in additional expense or delays in our clinical trials, regulatory submissions and commercialization of our products.

The manufacturing processes for our products have not yet been tested at commercial levels, and it may not be possible to manufacture or process these materials in a cost-effective manner.

We will be dependent on third-party manufacturers since we will not initially directly manufacture our products.

Initially, we will not directly manufacture our products and will rely on third parties to do so for us. If our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize products as planned. In addition, we may not be able to contract with third parties to manufacture our products in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, may delay clinical development or submission of products for regulatory approval or otherwise may impair our competitive position. We may not be able to enter into or maintain relationships with manufacturers that comply with good manufacturing practices. If a product manufacturer fails to comply with good manufacturing practices, we could experience significant time delays or we may be unable to commercialize or continue to market the products. Changes in our manufacturers could require costly new product testing and facility compliance inspections. In the United States, failure to comply with good manufacturing practices or other applicable legal requirements can lead to federal seizure of violative products, injunctive actions brought by the federal government, and potential criminal and civil liability on the part of a company and its officers and employees. Because of these and other factors, we may not be able to replace our manufacturing capacity quickly or efficiently in the event that our manufacturers are unable to manufacture our products at one or more of their facilities. As a result, the sale and marketing of our products could be delayed or we could be forced to develop our own manufacturing capacity, which could require substantial additional funds and personnel and compliance with extensive regulations.

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We may be dependent on the sales and marketing efforts of third parties if we choose not to develop an extensive sales and marketing staff.

Initially, we will depend on the efforts of third parties (including sales agents and distributors) to carry out the sales and marketing of our products. We anticipate that each third party will control the amount and timing of resources generally devoted to these activities. However, these third parties may not be able to generate demand for our products. In addition, there is a risk that these third parties will develop products competitive to ours, which would likely decrease their incentive to vigorously promote and sell our products. If we are unable to enter into co-promotion agreements or to arrange for third-party distribution of our products, we will be required to expend time and resources to develop an effective internal sales force. However, it may not be economical for us to market our own products or we may be unable to effectively market our products. Therefore, our business could be harmed if we fail to enter into arrangements with third parties for the sales and marketing of our products or otherwise fail to establish sufficient marketing capabilities.

Our officers will allocate their time to other businesses thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our operations.

Our officers are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business. All of our officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our operations. We cannot assure you these conflicts will be resolved in our favor.

Our ability to be successful will be totally dependent upon the efforts of our key personnel.

Our ability to successfully carry out our business plan is dependent upon the efforts of our key personnel. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. The unexpected loss of the services of our key personnel could have a detrimental effect on us. We may also be unable to attract and retain additional key personnel in the future. An inability to do so may impact our ability to continue and grow our operations.

Our officers have fiduciary obligations to other companies and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers have fiduciary obligations to other companies engaged in medical device business activities, namely Saphena Medical, Kaleidoscope Medical and Cruzar Medsystems. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our business. As a result, a potential business opportunity may be presented by certain members of our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in such a transaction.

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Our business, financial condition and results of operations could be adversely affected by the political and economic conditions of the countries in which we conduct business.

Our business, financial condition and results of operations could be adversely affected by the political and economic conditions of the countries in which we conduct business. These factors include:

●	challenges associated with cultural differences, languages and distance;

●	differences in clinical practices, needs, products, modalities and preferences;

●	longer payment cycles in some countries;

●	credit risks of many kinds;

●	legal and regulatory differences and restrictions;

●	currency exchange fluctuations;

●	foreign exchange controls that might prevent us from repatriating cash earned in certain countries;

●	political and economic instability and export restrictions;

●	variability in sterilization requirements for multi-usage surgical devices;

●	potential adverse tax consequences;

●	higher cost associated with doing business internationally;

●	challenges in implementing educational programs required by our approach to doing business;

●	negative economic developments in economies around the world and the instability of governments, including the threat of war, terrorist attacks, epidemic or civil unrest;

●	adverse changes in laws and governmental policies, especially those affecting trade and investment;

●	pandemics, such as the Ebola virus, the enterovirus and the avian flu, which may adversely affect our workforce as well as our local suppliers and customers;

●	import or export licensing requirements imposed by governments;

●	differing labor standards;

●	differing levels of protection of intellectual property;

●	the threat that our operations or property could be subject to nationalization and expropriation;

●	varying practices of the regulatory, tax, judicial and administrative bodies in the jurisdictions where we operate; and

●	potentially burdensome taxation and changes in foreign tax.

RISKS RELATED TO FINANCIAL POSITION AND CAPITAL RESOURCES

We have incurred operating losses since our inception and may not be able to achieve profitability.

We have incurred net losses since our inception. For the nine months ended September 30, 2017 and the years ended December 31, 2016 and 2015, we had net losses of $10,389,113, $5,650,851 and $1,776,600, respectively. To date, we have financed our operations through our April 2016 IPO, private placements of our common stock, preferred stock and warrants and the incurrence of indebtedness. Our ability to generate sufficient revenue from any of our products in development, and to transition to profitability and generate consistent positive cash flows is dependent upon factors that may be outside of our control. We expect our operating expenses will continue to increase as we continue to build our commercial infrastructure, develop, enhance and commercialize new products and incur additional operational and reporting costs associated with being a public company. As a result, we expect to continue to incur operating losses for the foreseeable future. These factors raise substantial doubt about our ability to continue as a going concern.

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We have concluded there is substantial doubt of our ability to continue as a going concern and our independent registered public accounting firm’s report on our financial statements contains an explanatory paragraph describing our ability to continue as a going concern.

In our September 30, 2017 consolidated financial statements, we concluded and stated our recurring losses from operations, recurring cash flows used in operations, accumulated deficit, and the requirement we raise additional capital in order to fund our ongoing operations beyond June 30, 2018 raise substantial doubt regarding our ability to continue as a going concern. Additionally, our independent registered public accounting firm’s report on our consolidated financial statements for December 31, 2016 includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our plans to address this going concern risk include pursuing this Offer to Exercise, the Rights Offering and pursuing additional offerings of debt and /or equity securities. Our consolidated financial statements do not include any adjustments that might result from our inability to consummate such transactions or additional offerings or our ability to continue as a going concern. Moreover, there is no assurance if we consummate such transactions or additional offerings, we will raise sufficient proceeds in such offerings to pay our financial obligations as they become due. These factors raise substantial doubt about our ability to continue as a going concern.

We may need substantial additional funding and may be unable to raise capital when needed, which could force us to delay, reduce, eliminate or abandon growth initiatives or product development programs.

We intend to continue to make investments to support our business growth. Because we have not generated any revenue or cash flow to date, we will require additional funds to:

●	continue our research and development;

●	protect our intellectual property rights or defend, in litigation or otherwise, any claims that we infringe third-party patents or other intellectual property rights;

●	fund our operations;

●	deliver our new products, if any such products receive regulatory clearance or approval for commercial sale;

●	market acceptance of our products;

●	the cost and timing of expanding our sales, marketing and distribution capabilities;

●	the effect of competing technological and market developments; and

●	the extent to which we acquire or invest in businesses, products and technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt financing that we raise may contain terms that are not favorable to us or our stockholders. If we do not have, or are not able to obtain, sufficient funds, we may have to delay product development initiatives or license to third parties the rights to commercialize products or technologies that we would otherwise seek to market. We also may have to reduce marketing, customer support or other resources devoted to our products.

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RISKS RELATED TO GOVERNMENT REGULATION

Any products we may develop may not be approved for sale in the U.S. or in any other country.

Neither we nor any future collaboration partner can commercialize any products we may develop in the U.S. or in any foreign country without first obtaining regulatory approval for the product from the FDA or comparable foreign regulatory authorities. The approval route in the U.S. for any products we may develop may be either via the FDA’s Premarket Approval (“PMA”) process, a de novo 510(k) pathway, or traditional 510(k). For example, we are following the de novo 510(k) pathway for our PortIO product and the traditional 510(k) pathway for our CarpX product. The PMA approval process is more complex, costly and time consuming than the 510(k) process. Additional randomized, controlled clinical trials may be necessary to obtain approval. The approval process may take several years to complete, and may never be obtained. Before obtaining regulatory approvals for the commercial sale of any product we may develop in the U.S., we must demonstrate with substantial evidence, gathered in preclinical and well-controlled clinical studies, that the planned products are safe and effective for use for that target indication. We may not conduct such a trial or may not successfully enroll or complete any such trial. Any products we may develop may not achieve the required primary endpoint in the clinical trial, and may not receive regulatory approval. We must also demonstrate that the manufacturing facilities, processes and controls for any products we may develop are adequate. Moreover, obtaining regulatory approval in one country for marketing of any products we may develop does not ensure we will be able to obtain regulatory approval in other countries, while a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in other countries.

Even if we or any future collaboration partner were to successfully obtain a regulatory approval for any product we may develop, any approval might contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, or may be subject to burdensome post-approval study or risk management requirements. If we are unable to obtain regulatory approval for any products we may develop in one or more jurisdictions, or any approval contains significant limitations, we may not be able to obtain sufficient revenue to justify commercial launch. Also, any regulatory approval of a product, once obtained, may be withdrawn. If we are unable to successfully obtain regulatory approval to sell any products we may develop in the U.S. or other countries, our business, financial condition, results of operations and growth prospects could be adversely affected.

The regulatory approval process is expensive, time consuming and uncertain, and may prevent us or our partners from obtaining approval for the commercialization of any products we may develop. Approval of products in the U.S. or other territories may require that we, or a partner, conduct randomized, controlled clinical trials.

Except with respect to our PortIO product, for which we will follow a de novo 510(k) pathway, and CarpX, for which we will follow a traditional 510(k) pathway, the regulatory pathway in the U.S. for approval of the products we are currently developing has not been determined. However, it is possible that the FDA will require us to file for approval via the PMA pathway for one or more of our planned products. In this case, the FDA is likely to require that randomized, controlled clinical trials be conducted before an application for approval can be filed. These are typically expensive and time consuming, and require substantial commitment of financial and personnel resources from the sponsoring company. These trials also entail significant risk, and the data that results may not be sufficient to support approval by the FDA or other regulatory bodies.

Furthermore, regulatory approval of a PMA or a 510(k) pathway is not guaranteed, and the filing and approval process itself is expensive and may take several years. The FDA also has substantial discretion in the approval process. Despite the time and expense exerted, failure may occur at any stage, and we could encounter problems that cause us to abandon or repeat clinical studies. The FDA can delay, limit, or deny approval of a future product for many reasons, including but not limited to:

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●	a future product may not be deemed to be safe and effective;

●	FDA officials may not find the data from clinical and preclinical studies sufficient;

●	the FDA may not approve our or our third-party manufacturer’s processes or facilities; or

●	the FDA may change its approval policies or adopt new regulations.

If any products we may develop fail to demonstrate safety and efficacy in further clinical studies that may be required, or do not gain regulatory approval, our business and results of operations will be materially and adversely harmed.

Even if we receive regulatory approval for any product we may develop, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and subject us to penalties if we fail to comply with applicable regulatory requirements.

Once regulatory approval has been obtained, the approved product and its manufacturer are subject to continual review by the FDA or non-U.S. regulatory authorities. Our regulatory approval for any products we may develop may be subject to limitations on the indicated uses for which the product may be marketed. Future approvals may contain requirements for potentially costly post-marketing follow-up studies to monitor the safety and efficacy of the approved product. In addition, we are subject to extensive and ongoing regulatory requirements by the FDA and other regulatory authorities with regard to the labeling, packaging, adverse event reporting, storage, advertising, promotion and recordkeeping for our products. In addition, we are required to comply with cGMP regulations regarding the manufacture of any products we may develop, which include requirements related to quality control and quality assurance as well as the corresponding maintenance of records and documentation. Further, regulatory authorities must approve these manufacturing facilities before they can be used to manufacture drug products, and these facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP regulations. If we or a third party discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory authority may impose restrictions on that product, the manufacturer or us, including requiring withdrawal of the product from the market or suspension of manufacturing.

Failure to obtain regulatory approvals in foreign jurisdictions will prevent us from marketing our products internationally.

We intend to seek distribution and marketing partners for one or more of the products we may develop in foreign countries. The approval procedures vary among countries and can involve additional clinical testing, and the time required to obtain approval may differ from that required to obtain FDA approval. Moreover, clinical studies or manufacturing processes conducted in one country may not be accepted by regulatory authorities in other countries. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one or more foreign regulatory authorities does not ensure approval by regulatory authorities in other foreign countries or by the FDA. However, a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. We may not be able to file for regulatory approvals and even if we file we may not receive necessary approvals to commercialize our products in any market.

Healthcare reform measures could hinder or prevent our products’ commercial success.

In the U.S., there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system in ways that could affect our future revenue and profitability and the future revenue and profitability of our potential customers. Federal and state lawmakers regularly propose and, at times, enact legislation that could result in significant changes to the healthcare system, some of which are intended to contain or reduce the costs of medical products and services. For example, one of the most significant healthcare reform measures in decades, the PPACA, was enacted in 2010. The PPACA contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse measures, all of which will impact existing government healthcare programs and will result in the development of new programs. The PPACA, among other things:

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●	imposes a tax of 2.3% on the retail sales price of medical devices sold after December 31, 2012; and

●	could result in the imposition of injunctions.

Although a moratorium on the medical device tax had previously been in effect, the moratorium expired on December 31, 2017. Absent further legislative or judicial action, the medical device excise tax applies to sales of taxable medical devices beginning on January 1, 2018.

While the U.S. Supreme Court upheld the constitutionality of most elements of the PPACA in June 2012, other legal challenges are still pending final adjudication in several jurisdictions. In addition, Congress has also proposed a number of legislative initiatives, including possible repeal of the PPACA. At this time, it remains unclear whether there will be any changes made to the PPACA, whether to certain provisions or its entirety. The 2.3% tax on sales of medical devices may be applicable to sales of one or more products we may develop. We cannot assure you that the PPACA, as currently enacted or as amended in the future, will not adversely affect our business and financial results and we cannot predict how future federal or state legislative or administrative changes relating to healthcare reform will affect our business.

In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. For example, the Budget Control Act of 2011, among other things, created the Joint Select Committee on Deficit Reduction to recommend proposals for spending reductions to Congress. The Joint Select Committee did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, which triggered the legislation’s automatic reduction to several government programs, including aggregate reductions to Medicare payments to providers of up to 2.0% per fiscal year, starting in 2013. In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, or the ATRA, which delayed for another two months the budget cuts mandated by the sequestration provisions of the Budget Control Act of 2011. The ATRA, among other things, also reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. In March 2013, President Obama signed an executive order implementing sequestration, and in April 2013, the 2.0% Medicare reductions went into effect. We cannot predict whether any additional legislative changes will affect our business.

There likely will continue to be legislative and regulatory proposals at the federal and state levels directed at containing or lowering the cost of health care. We cannot predict the initiatives that may be adopted in the future or their full impact. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of health care may adversely affect:

●	our ability to set a price that we believe is fair for our products;

●	our ability to generate revenue and achieve or maintain profitability; and

●	the availability of capital.

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Further, changes in regulatory requirements and guidance may occur, both in the United States and in foreign countries, and we may need to amend clinical study protocols to reflect these changes. Amendments may require us to resubmit our clinical study protocols to IRB’s for reexamination, which may impact the costs, timing or successful completion of a clinical study. In light of widely publicized events concerning the safety risk of certain drug and medical device products, regulatory authorities, members of Congress, the Governmental Accounting Office, medical professionals and the general public have raised concerns about potential safety issues. These events have resulted in the recall and withdrawal of medical device products, revisions to product labeling that further limit use of products and establishment of risk management programs that may, for instance, restrict distribution of certain products or require safety surveillance or patient education. The increased attention to safety issues may result in a more cautious approach by the FDA or other regulatory authorities to clinical studies and the drug approval process. Data from clinical studies may receive greater scrutiny with respect to safety, which may make the FDA or other regulatory authorities more likely to terminate or suspend clinical studies before completion, or require longer or additional clinical studies that may result in substantial additional expense and a delay or failure in obtaining approval or approval for a more limited indication than originally sought.

Given the serious public health risks of high profile adverse safety events with certain products, the FDA or other regulatory authorities may require, as a condition of approval, costly risk evaluation and mitigation strategies, which may include safety surveillance, restricted distribution and use, patient education, enhanced labeling, special packaging or labeling, expedited reporting of certain adverse events, preapproval of promotional materials and restrictions on direct-to-consumer advertising.

If we fail to comply with healthcare regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

Even though we do not and will not control referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to our business. We could be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business. The regulations that may affect our ability to operate include, without limitation:

●	the federal healthcare program Anti-Kickback Statute, which prohibits, among other things, any person from knowingly and willfully offering, soliciting, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs;

●	the U.S. Foreign Corrupt Practices Act, or FCPA, which prohibits payments or the provision of anything of value to foreign officials for the purpose of obtaining or keeping business;

●	the federal False Claims Act, or FCA, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, false claims, or knowingly using false statements, to obtain payment from the federal government, and which may apply to entities like us which provide coding and billing advice to customers;

●	federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

●	the federal transparency requirements under the Health Care Reform Law requires manufacturers of drugs, devices, biologics and medical supplies to report to the Department of Health and Human Services information related to physician payments and other transfers of value and physician ownership and investment interests;

●	the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information; and

●	state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

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The PPACA, among other things, amends the intent requirement of the Federal Anti-Kickback Statute and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the PPACA provides that the government may assert that a claim including items or services resulting from a violation of the Federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

RISKS ASSOCIATED WITH OWNERSHIP OF OUR COMMON STOCK

We may issue shares of our capital stock or debt securities in the future which could reduce the equity interest of our stockholders and might cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share. As of the date hereof, we have outstanding 14,551,234 shares of our common stock, 249,667 shares of our Series A convertible preferred stock (“Series A Preferred Stock”) and 357,259 shares of our Series A-1 convertible preferred stock (“Series A-1 Preferred Stock”). We also have $5 million in outstanding secured promissory notes held by Scopia Holdings LLC as described below.

We may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to raise additional funds or in connection with any strategic acquisition. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

●	may significantly reduce the equity interest of investors;

●	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

●	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of some or all of our present officers and directors; and

●	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue additional debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues were insufficient to pay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding; and

●	our inability to conduct acquisitions, joint ventures or similar arrangements if the debt security contains covenants restricting such transactions or the funding thereof or requiring prior approval of the debt holders.

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We have incurred substantial indebtedness, which could adversely affect our liquidity and results of operations

On July 3, 2017, we issued to Scopia Holdings LLC (“Scopia”) a senior secured note with an initial principal amount of $5.0 million pursuant to a Note and Securities Purchase Agreement (the “NSPA”). The aggregate remaining unpaid principal balance of the note is due on June 30, 2019. The note bears interest at a fixed annual rate of 15.0%, with interest payable semi-annually in arrears on June 30 and December 30 of each calendar year, commencing on December 30, 2017. We may elect, at our sole discretion, to defer payment of up to 50% of the semi-annual interest, with the unpaid interest capitalized by adding it to the outstanding interest-bearing principal balance of the note. The obligations under the note are secured by all of our assets and those of our subsidiaries. The note and NSPA also contain various affirmative and negative covenants, including restrictions on our incurring any additional indebtedness or liens or declaring or paying any dividends (subject to certain exceptions provided for in the Agreement) while any amount under the note remains outstanding.

Our indebtedness could have important consequences on our business. To the extent new debt and/or new credit sources are added to our existing debt to Scopia, the related risks for us could intensify. In particular, it could:

●	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund capital expenditures and other general corporate purposes;

●	limit, along with the restrictive covenants of our indebtedness, among other things, our ability to borrow additional funds;

●	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;

●	increase our vulnerability to general adverse economic and industry conditions; and

●	place us at a competitive disadvantage compared to our competitors that have less debt.

Despite our right to capitalize a portion of the interest on Scopia’s note, we may not be able to generate sufficient cash to service the note as cash payments become due. If we are unable to make payments as they come due or comply with the restrictions and covenants in Scopia’s note and the NSPA or any other agreements governing our future indebtedness, there could be a default under the terms of such agreements. In such event, or if we are otherwise in default under Scopia’s note and the NSPA or such other agreements, including pursuant to any cross-default provisions of such agreements, the lenders could terminate their commitments to lend and/or accelerate the loans and declare all amounts borrowed due and payable. Furthermore, Scopia and any future lenders to whom we grant a security interest could foreclose on their security interests in our assets, including our intellectual property. If any of those events occur, our assets might not be sufficient to repay in full all of our outstanding indebtedness and we may be unable to find alternative financing. Even if we could obtain alternative financing, it might not be on terms that are favorable or acceptable to us. Additionally, we may not be able to amend Scopia’s note and the NSPA or such other agreements, or obtain needed waivers, on satisfactory terms or without incurring substantial costs. Failure to maintain existing or secure new financing could have a material adverse effect on our liquidity and financial position.

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Our management and their affiliates control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Our management and their affiliates collectively own approximately 52% of our issued and outstanding shares of common stock. Accordingly, these individuals would have considerable influence regarding the outcome of any transaction that requires stockholder approval. Furthermore, our Board of Directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a consequence of our “staggered” Board of Directors, only a minority of the Board of Directors will be considered for election in any given year and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome.

A robust public market for our common stock may not develop or be sustained, which could affect your ability to sell our common stock or depress the market price of our common stock.

Our common stock is listed on the Nasdaq Capital Market, but we cannot assure you our common stock will continue to trade on this market or another national securities exchange. In addition, we are unable to predict whether an active trading market for our common stock will develop or will be sustained. A substantial number of our securities are “restricted securities” as defined in Rule 144 under the Securities Act and/or are held by affiliates of ours. Securities held by affiliates of an issuer are sometimes referred to as “control securities.” Restricted securities and control securities may only be sold publicly pursuant to a registration statement or an exemption from registration. Rule 144, which provides such an exemption, requires that public sales meet certain conditions, including, in the case of restricted securities, that certain holding period requirements are met and, in the case of control securities (including restricted securities that are control securities), that certain information be publicly available and that sales be made in compliance with certain manner of sale and volume limitations. The public information requirement also applies to sales of restricted securities (even if they are not control securities), if such securities have been held for less than one year. There can be no assurance that we will continue to fulfill the public information requirement or that the other conditions to the availability of Rule 144 will be satisfied, and even if satisfied, the volume limitations of Rule 144 will restrict the number of control securities that may be sold. Accordingly, a substantial number of our securities may not be eligible for public sale. If an active market does not develop or is not sustained for the foregoing reasons or for any other reason, it may be difficult for you to sell your securities at the time you wish to sell them, at a price that is attractive to you, or at all.

Our stock price may be volatile, and purchasers of our securities could incur substantial losses.

Our stock price is likely to be volatile. The stock market in general, and the market for life science companies, and medical device companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our common stock may be influenced by many factors, including the following:

●	our ability to successfully commercialize, and realize revenues from sales of, any products we may develop;

●	the performance, safety and side effects of any products we may develop;

●	the success of competitive products or technologies;

●	results of clinical studies of any products we may develop or those of our competitors;

●	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to any products we may develop;

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●	introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

●	actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	the success of our efforts to acquire or in-license additional products or other products we may develop;

●	developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

●	developments concerning our ability to bring our manufacturing processes to scale in a cost-effective manner;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

●	our ability or inability to raise additional capital and the terms on which we raise it;

●	the recruitment or departure of key personnel;

●	changes in the structure of healthcare payment systems;

●	market conditions in the medical device, pharmaceutical and biotechnology sectors;

●	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	trading volume of our common stock;

●	sales of our common stock by us or our stockholders;

●	general economic, industry and market conditions; and

●	the other risks described in this “Risk Factors” section.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Our outstanding warrants and other convertible securities may have an adverse effect on the market price of our common stock.

We currently have outstanding warrants and other convertible securities to purchase an aggregate of 15,290,922 shares of our common stock, including (i) 301,416 shares of issuable upon conversion of our Series A Preferred Stock, (ii) 268,001 shares of issuable upon exercise of our Series A Warrants, (iii) 357,259 shares issuable upon conversion of our Series A-1 Preferred Stock, (iv) 279,837 shares issuable upon exercise of our Series A-1 Warrants, (v) 10,567,845 shares issuable upon exercise of our Series W Warrants, (vi) 1,473,640 shares issuable upon exercise of our Series S Warrants, (vii) 106,000 shares issuable upon exercise of the purchase option granted to the selling agents in our IPO, and (viii) 1,936,924 shares issuable upon exercise of our employee stock options. In addition, each Series A Warrant is exchangeable for four Series X Warrants, each to purchase one share of common stock, and each Series A-1 Warrant is exchangeable for either five Series W Warrants or four Series X-1 Warrants, each to purchase one share of common stock. Furthermore, dividends on the Series A Preferred Stock may be paid in additional shares of Series A Preferred Stock or in shares of our common stock. We have an effective registration statement under the Securities Act registering the issuance of the shares underlying the employee stock options and the resale to the public of the shares of our common stock underlying the Series A Preferred Stock, the Series A Warrants, the Series X Warrants issuable in exchange for the Series A Warrants, and certain of the Series W Warrants that previously were issued in private placements. Additionally, we have filed a registration statement under the Securities Act registering the resale to the public of the shares of our common stock underlying the Series A-1 Preferred Stock, the Series A-1 Warrants, the Series X-1 Warrants and Series W Warrants issuable in exchange for the Series A-1 Warrants, and the Series S Warrants. The sale, or even the possibility of sale, of such shares could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent our warrants or other convertible securities, or any additional warrants or other convertible securities, we issue, are exercised or converted, you may experience dilution to your holdings.

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If our initial stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock.

Our initial stockholders, including certain of our officers and directors, are entitled to demand that we register the resale of their securities acquired in connection with our organization and private placements. The presence of additional number of shares of common stock and warrants eligible for trading in the public market may have an adverse effect on the market price of our common stock.

We do not intend to pay any dividends on our common stock at this time.

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends on our common stock in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock (including common stock obtained upon exercise of our warrants) will result solely from the appreciation of such shares.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, which was enacted in April 2012. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of  (1) the last day of the fiscal year following the fifth anniversary of the completion of our IPO, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion, (3) the date on which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may suffer or be more volatile.

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Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.

We incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. We are subject to the reporting requirements of the Exchange Act, the other rules and regulations of the SEC and the rules and regulations of Nasdaq or any other national securities exchange on which our securities are then trading. Compliance with the various reporting and other requirements applicable to public companies requires considerable time and attention of management. For example, the Sarbanes-Oxley Act and the rules of the SEC and Nasdaq have imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel devote a substantial amount of time to these compliance initiatives. These rules and regulations result in significant legal and financial compliance costs and make some activities more time-consuming and costly.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 10-K following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act requires that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and as our business expands we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on trading prices for our common stock, and could adversely affect our ability to access the capital markets.

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If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. If any analyst who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price and trading volume to decline.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our corporate charter and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors. Because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include the following.

●	our Board of Directors is divided into three classes with staggered three-year terms which may delay or prevent a change of our management or a change in control;

●	our Board of Directors has the right to elect directors to fill a vacancy created by the expansion of our Board of Directors or the resignation, death or removal of a director, which will prevent stockholders from being able to fill vacancies on our Board of Directors;

●	our certificate of incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	our stockholders are required to provide advance notice and additional disclosures in order to nominate individuals for election to our Board of Directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company; and

●	our Board of Directors is able to issue, without stockholder approval, shares of undesignated preferred stock, which makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15.0% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15.0% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

*    *    *    *    *

The risks above do not necessarily comprise all of those associated with an investment in the Company. This Offer to Exercise contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

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DESCRIPTION OF THE OFFER TO EXERCISE

Pursuant to this Offer to Exercise, the Company is offering to holders of its Series W Warrants, with an exercise price of $5.00 per share, upon the terms and subject to the conditions set forth herein, an opportunity to exercise the Series W Warrants at a temporarily reduced exercise price of $2.00 per share of common stock. There is no minimum participation requirement with respect to the Offer to Exercise.

The Company is exercising its discretion in accordance with the Series W Warrant Agreement to temporarily reduce the exercise price of the Series W Warrants to $2.00 per share for the period that begins on January 11, 2018, which is the date the materials relating to this Offer to Exercise are first sent to the holders of the Series W Warrants, and ends at 11:59 p.m. (Eastern Time) on the Expiration Date, as may be extended by the Company in its sole discretion. Other than as set forth above, the terms of the Series W Warrants will remain unmodified and in full force and effect.

The Offer to Exercise is conditioned on the Company having in place an effective registration statement under the Securities Act, for the purpose of registering the exercise of 2,232,965 of the outstanding Series W Warrants at the reduced cash exercise price of $2.00 per share, and the shares issuable upon such exercise having been registered or qualified or deemed to be exempt from registration under the securities laws of the state of residence of the holder of the warrant. In this Offer to Exercise, we refer to this condition as the “Registration Statement Condition.” The Company has effective Registration Statements for the issuance of shares upon exercise of such warrants, and has filed with the SEC the Supplements to the Registration Statements that cover the exercise of such warrants at the reduced cash exercise price of $2.00 per share. Accordingly, the Registration Statements, as supplemented by the Supplements, reflect the terms of the Series W Warrants as modified by this Offer to Exercise. The Company will rely on the exemption from registration provided by Section 4(a)(2) of the Securities Act for the exercise of the remaining 8,334,880 of the outstanding Series W Warrants, which were issued in private placements.

The Company will not complete the Offer to Exercise unless, at such time, the Registration Statements remain effective. If the Registration Statements cease to be effective, the Company may, in its discretion, extend, terminate or withdraw the Offer to Exercise. The Company will inform you of any extension of the offer period in the manner described in “Description of the Offer to Exercise — Section 7: Extension of Offer to Exercise Period; Termination; Amendments.” If the Company terminates or withdraws the Offer to Exercise, or allows the Offer to Exercise to expire because the Registration Statements cease to be effective, the Company will return any tendered Series W Warrants promptly following such expiration, termination or withdrawal.

The Offer to Exercise is not being made to, nor will tenders be accepted from or on behalf of, holders of Series W Warrants residing in any jurisdiction in which the making of the Offer to Exercise or acceptance thereof would not be in compliance with the laws of that jurisdiction.

SECTION 1. FORWARD LOOKING STATEMENTS

This Offer to Exercise contains forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this Offer to Exercise include, but are not limited to, statements about:

●	limited operating history;

●	ability to generate revenue;

●	ability of our products to achieve regulatory approval and market acceptance;

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●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	expectation that our existing capital resources will be sufficient to enable us to successfully meet the capital requirements for all of our current and future products;

●	potential ability to obtain additional financing when and if needed;

●	ability to sustain status as a going concern;

●	ability to protect our intellectual property rights;

●	ability to complete strategic acquisitions;

●	ability to manage growth and integrate acquired operations;

●	potential liquidity and trading of our securities;

●	regulatory or operational risks;

●	estimates regarding expenses, future revenue, capital requirements and needs for additional financing; or

●	expectations regarding the time during which we will be an emerging growth company under the JOBS Act.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this Offer to Exercise. Actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Offer to Exercise, and the documents that we reference in this Offer to Exercise and have filed with the SEC, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this Offer to Exercise and in our Annual Report on Form 10-K for the year ended December 31, 2016, is set forth in our filings with the SEC, including our other periodic reports filed with the SEC. We urge investors and security holders to read those documents free of charge at the SEC’s web site at www.sec.gov. We do not undertake to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.

SECTION 2. PURPOSES OF THE OFFER TO EXERCISE AND USE OF PROCEEDS; PLANS OR PROPOSALS

Purpose of the Offer to Exercise and Use of Proceeds

The purpose of the Offer to Exercise is to encourage the exercise of the Series W Warrants by temporarily reducing the exercise price. If all of the outstanding Series W Warrants are exercised for cash, the Company would receive gross proceeds of $21,135,690 from such exercises. The Company intends to use the proceeds from exercise of the Series W Warrants for working capital and for general corporate purposes.

Plans or Proposals

Series W Warrants that are exercised by the holders thereof pursuant to the Offer to Exercise will cease to exist. Any Series W Warrants that are not exercised by the Expiration Date will remain outstanding and will allow for exercise by their holders at the original exercise price of $5.00 per share until the original expiration date of the applicable Series W Warrants.

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No plans or proposals described in this Offer to Exercise or in any materials sent to the holders of the Series W Warrants in connection with this Offer to Exercise relate to or would result in the conditions or transactions described in Regulation M-A, Item 1006(c)(1) through (10), except for the Rights Offering and except as follows:

Any holder of Series W Warrants who elects to exercise such holder’s Series W Warrants will acquire additional shares of common stock of the Company as a result of such exercise. As of December 31, 2017, the Company had 14,551,234 shares of common stock outstanding. The Series W Warrants outstanding as of December 31, 2017 are exercisable for an aggregate of 10,567,845 shares of common stock. Assuming all such Series W Warrants are exercised for cash, the Company’s outstanding shares of common stock would increase to 25,119,079 shares, with the shares issuable upon exercise of the Series W Warrants representing approximately 42% of the then outstanding shares of common stock. In such event, the Company would receive gross proceeds of $21,135,690 from the exercises. See “Description of the Offer to Exercise — Section 3: Eligible Warrants.”

SECTION 3. ELIGIBLE WARRANTS

Series W Warrants

The Series W Warrants that are subject to the Offer to Exercise consist of 10,567,845 outstanding Series W Warrants, with an exercise price of $5.00 per share. In addition, any subsequently issued Series W Warrants, including the Series W Warrants that may be issued upon exchange of the Company’s outstanding Series A-1 Warrants, also are subject to the Offer to Exercise.

SECTION 4. EXPIRATION DATE

The Offer to Exercise will be open through 11:59 p.m. (Eastern Time) on the evening of February 8, 2018, as may be extended by the Company in its sole discretion.

SECTION 5. TERMS OF SERIES W WARRANTS

In connection with the Offer to Exercise, the Company has approved a modification to the Series W Warrants, as described below:

Temporary Reduction in Exercise Price: The Company is exercising its discretion in accordance with the Series W Warrant Agreement to temporarily reduce the exercise price of the Series W Warrants to $2.00 per share for the period that begins on January 11, 2018, which is the date the materials relating to this Offer to Exercise are first sent to the holders of Series W Warrants, and ends on the Expiration Date.

Other Terms: Except as set forth above all other terms of the Series W Warrants will be the same as the original terms of the Series W Warrants. Any Series W Warrants that are not exercised by the Expiration Date will remain outstanding and will allow for exercise by their holders at the original exercise price of $5.00 per share until the original expiration date of the applicable Series W Warrants.

Partial Participation Permitted: You may elect to participate in the Offer to Exercise with respect to some, all or none of your Series W Warrants. If you elect to participate in the Offer to Exercise with respect to less than all of your Series W Warrants, then the Company will issue to you a new Series W Warrant certificate for that number of warrants that you elect to exclude from the Offer to Exercise, with an exercise price of $5.00 per share.

SECTION 6. CONDITIONS TO THE OFFER TO EXERCISE

The Offer to Exercise is subject to certain conditions as described herein:

(i)       The Offer to Exercise is conditioned on the Company having in place an effective registration statement under the Securities Act, for the purpose of registering the exercise of 2,232,965 of the outstanding Series W Warrants at the reduced cash exercise price of $2.00 per share, and the shares issuable upon such exercise having been registered or qualified or deemed to be exempt from registration under the securities laws of the state of residence of the holder of the warrant. In this Offer to Exercise, we refer to this condition as the “Registration Statement Condition.” The Company has effective Registration Statements for the issuance of shares upon exercise of such warrants, and has filed with the SEC the Supplements to the Registration Statements that cover the exercise of such warrants at the reduced cash exercise price of $2.00 per share. Accordingly, the Registration Statements, as supplemented by the Supplements, reflect the terms of the Series W Warrants as modified by this Offer to Exercise. The Company will rely on the exemption from registration provided by Section 4(a)(2) of the Securities Act for the exercise of the remaining 8,334,880 of the outstanding Series W Warrants, which were issued in private placements.

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The Company will not complete the Offer to Exercise unless, at such time, the Registration Statements remain effective. If the Registration Statements cease to be effective, the Company may, in its discretion, extend, terminate or withdraw the Offer to Exercise. The Company will inform you of any extension of the offer period in the manner described in “Description of the Offer to Exercise — Section 7: Extension of Offer to Exercise Period; Termination; Amendments.” If the Company terminates or withdraws the Offer to Exercise, or allows the Offer to Exercise to expire because the Registration Statements cease to be effective, the Company will return any tendered Series W Warrants promptly following such expiration, termination or withdrawal.

(ii)       In addition, we are not making this Offer to Exercise to, nor will we accept any Election to Participate and Exercise Series W Warrants from or on behalf of, Series W Warrant holders in any state where the Company is prohibited from making the Offer to Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

(iii)       In order to participate in the Offer to Exercise, you must elect to exercise your Series W Warrant, which will be deemed to be exercised immediately following the Expiration Date should you choose to participate in the Offer to Exercise and follow the procedures set forth in “Description of the Offer to Exercise — Section 8: Procedure for Participating in Offer to Exercise and Exercising Series W Warrants” below.

Subject to the conditions of the Offer to Exercise, we will accept any and all of the Series W Warrants validly tendered and not validly withdrawn.

SECTION 7. EXTENSION OF OFFER TO EXERCISE PERIOD; TERMINATION; AMENDMENTS

The Company expressly reserves the right, in its sole discretion and at any time or from time to time, to extend the Expiration Date. In the event that the Company elects to extend the Expiration Date, it will issue a notice of such extension by press release or other public announcement, which notice will include the approximate number of Series W Warrants validly tendered pursuant to the Offer to Exercise based upon the Series W Warrants and other Acceptance and Exercise Deliveries received by the Company as of such date, and will be issued no later than 9:00 a.m. Eastern time on the next business day after the scheduled Expiration Date of the Offer to Exercise. There can be no assurance, however, that the Company will exercise its right to extend the Offer to Exercise.

Amendments to the Offer to Exercise will be made by written notice thereof to the holders of the Series W Warrants. Material changes to information previously provided to holders of the Series W Warrants in this Offer to Exercise or in documents furnished subsequent thereto will be disseminated to holders of Series W Warrants. Also, should the Company, pursuant to the terms and conditions of the Offer to Exercise, materially amend the Offer to Exercise, the Company will ensure that the Offer to Exercise remains open long enough to comply with U.S. federal securities laws.

If the Company materially changes the terms of the Offer to Exercise or the information concerning the Offer to Exercise, or it waives a material condition of the Offer to Exercise, the Company will extend the Offer to Exercise to the extent required under applicable law. The minimum period during which an offer must remain open following any material change in the terms of the Offer to Exercise or information concerning the Offer to Exercise (other than a change in price, change in dealer’s soliciting fee or change in percentage of securities sought all of which require up to ten (10) additional business days), or any waiver of a material condition of the Offer to Exercise, will depend on the facts and circumstances, including the relative materiality of such terms, information or condition.

Under no circumstances will interest be paid on the exercise price of the Series W Warrants in the Offer to Exercise, regardless of any extension of, or amendment to, the Offer to Exercise or any delay in issuing common stock upon the exercise of the Series W Warrants.

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SECTION 8. PROCEDURE FOR PARTICIPATING IN OFFER TO EXERCISE AND EXERCISING SERIES W WARRANTS

Valid Tender of Warrants

In order to participate in the Offer to Exercise and exercise a Series W Warrant to receive the number of shares of Company common stock issuable therefor at the temporarily reduced exercise price of $2.00 per share, you must deliver, or instruct your broker or other nominee to deliver on your behalf, before the Expiration Date, to the Depositary Agent, Continental Stock Transfer & Trust Company, all of the applicable Acceptance and Exercise Deliveries as follows:

(i)	if you hold your Series W Warrants electronically in “street name” through a broker or other nominee:

a.	an Agent’s Message with respect to a book-entry transfer of your Series W Warrants;

b.	a book-entry confirmation of the transfer of your the Series W Warrants into the Depositary Agent’s account (or, if applicable, follow the procedures for guaranteed delivery described in this Offer to Exercise); and

c.	a payment in the amount equal to $2.00 per share multiplied by the number of shares of common stock you elect to purchase pursuant to the Series W Warrants, which payment will be made through the nominee who holds your Series W Warrants; or

(ii)	if you are the holder of record of your Series W Warrants:

a.	a signed copy of the Election to Participate and Exercise Series W Warrants;

b.	the original copy of your Series W Warrants or an Affidavit of Loss and Indemnification Agreement (or, if applicable, follow the procedures for guaranteed delivery described in this Offer to Exercise); and

c.	a payment in the amount equal to $2.00 per share multiplied by the number of shares of common stock you elect to purchase pursuant to the Series W Warrants, in the form of a check payable to Continental Stock Transfer & Trust Company as agent for PAVmed Inc., or by wire transfer to the Company’s escrow account at the Depositary Agent, as set forth in the Election to Participate and Exercise Series W Warrants; and

(iii)	any other documents required by the Election to Participate and Exercise Series W Warrants.

The Depositary Agent must receive all of the Acceptance and Exercise Deliveries on or before the Expiration Date (or as permitted by the procedures for guaranteed delivery).

Method of Delivery

For purposes of the Offer to Exercise, the Depositary Agent will establish an account with respect to the Series W Warrants at DTC. Any financial institution that is a participant in DTC’s system may make book-entry delivery of Series W Warrants by causing DTC to transfer those Series W Warrants into the Depositary Agent’s account in accordance with DTC’s procedures for transfer. Although delivery of Series W Warrants may be effected through a book-entry transfer into the Depositary Agent’s account at DTC, an Agent’s Message, and any other required documents must be transmitted to and received by the Depositary Agent at its address set forth below before the Expiration Date (or as permitted by the procedures for guaranteed delivery).

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Delivery of documents to DTC in accordance with DTC’s procedures will not constitute delivery to the Depositary Agent unless the Depositary Agent receives book-entry confirmation together with an Agent’s Message and any other required documents with respect to the shares transferred by book-entry.

PLEASE DO NOT SEND ELECTIONS TO PARTICIPATE AND EXERCISE SERIES W WARRANTS TO US. YOU SHOULD SEND ELECTIONS TO PARTICIPATE AND EXERCISE SERIES W WARRANTS ONLY TO THE DEPOSITARY, AT ITS OFFICE AS INDICATED IN THE ELECTION TO PARTICIPATE AND EXERCISE SERIES W WARRANTS. THE DEPOSITARY OR THE COMPANY CAN ANSWER YOUR QUESTIONS REGARDING HOW TO TENDER YOUR SERIES W WARRANTS.

Guarantee of Signature

No signature guarantee is required if either:

(a)	the Election to Participate and Exercise Series W Warrants is signed by the registered holder of the Series W Warrants exactly as the name of the registered holder appears on the certificate tendered with the Election to Participate and Exercise Series W Warrants, the certificates for the shares of common stock are to be issued in the name of the registered holder of the Series W Warrants and the certificate for the shares of common stock are to be delivered to the person in whose name such shares of common stock are to be issued; or

(b)	the Series W Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”).

In all other cases, an Eligible Institution must guarantee all signatures on the Election to Participate and Exercise Series W Warrants.

Guaranteed Delivery Procedures

If a registered owner of Series W Warrants wants to exercise his, her or its Series W Warrants pursuant to the Offer to Exercise, but the Series W Warrant certificates are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date, Series W Warrant holders can still exercise their Series W Warrants pursuant to the Offer to Exercise if:

(i)	the exercise is made by or through an Eligible Institution;

(ii)	the Depositary must receive by hand, mail or overnight courier on or prior to the Expiration date, a properly completed and duly executed Notice of Guaranteed Delivery in the form the provided with the Offer to Exercise, with signatures guaranteed by an Eligible Institution and proper payment of the reduced exercise price of the Series W Warrants; and

(iii)	the Depositary must receive, within two NASDAQ trading days after the execution of the Notice of Guaranteed Delivery, as provided in the Offer to Exercise:

a.	the certificates for all physically delivered Series W Warrants (or an Affidavit of Loss and Indemnification Agreement) in proper form for transfer by delivery, or a book-entry confirmation of the transfer of your the Series W Warrants into the Depositary Agent’s account of all Series W Warrants delivered electronically;

b.	a properly completed and duly executed Election to Participate and Exercise Series W Warrants with any required signature guarantees; and

c.	any other documents required by the Election to Participate and Exercise Series W Warrants.

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Except as specifically permitted by this Offer to Exercise, no alternative or contingent exercises will be accepted.

Lost Warrant Certificates

If you cannot locate your Series W Warrant certificate(s), please contact the Depositary at the phone number or address below to obtain an Affidavit of Loss and Indemnification Agreement form:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004-1561

Phone: 917-262-2378

Determination of Validity of Tender of Series W Warrants

All questions as to the number of Series W Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise pursuant to the Offer to Exercise of any Series W Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all exercises of Series W Warrants it determines not to be in proper form or to reject those Series W Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer to Exercise and any defect or irregularity in the exercise of any particular Series W Warrants, and the Company’s interpretation of the terms of the Offer to Exercise (including the instructions contained in the Election to Participate and Exercise Series W Warrants) will be final and binding on all parties, subject to the judgments of any court with jurisdiction over the Company.

No exercise of Series W Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with exercises must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in exercises and none of them will incur any liability for failure to give any such notice.

SECTION 9. MANNER OF ACCEPTANCE OF PAYMENT AND ISSUANCE OF SHARES

If you properly tender (and do not validly withdraw) your Series W Warrants and the other Acceptance and Exercise Deliveries on or prior to the Expiration Date, promptly following the Expiration Date, we intend to accept your payment of the exercise price and your other Acceptance and Exercise Deliveries and direct Continental Stock Transfer & Trust Company, as the Depositary Agent and our transfer agent, to issue and deliver to you the number of shares of Company common stock issuable under your Series W Warrant at the temporarily reduced exercise price of $2.00 per share.

SECTION 10. WITHDRAWAL RIGHTS

If you change your mind and do not want to participate in the Offer to Exercise, you may withdraw your participation in the Offer to Exercise or direct your broker or other nominee to withdraw your participation in the Offer to Exercise on your behalf. In order to rescind previously tendered Series W Warrants, prior to the Expiration Date, your broker or other nominee may rescind the instruction previously transmitted through the book-entry transfer system, or you or your broker or other nominee may submit a Notice of Withdrawal to the Depositary Agent by physical delivery to Continental Stock Transfer & Trust Company, 1 State Street Plaza, 30th Floor, New York, NY 10004, Attn: Reorganization Department, or by facsimile at (212) 616-7610. Such withdrawal by you or your broker or other nominee must be properly completed and received by the Depositary Agent on or prior to the Expiration Date, provided that you or your broker or other nominee may also make such withdrawal after March 9, 2018, which is the 40th business day from commencement of the Offer to Exercise, if your Series W Warrants and other Acceptance and Exercise Deliveries have not been accepted by us prior to that date. If you or your broker or other nominee properly and timely withdraws your participation, we will promptly: (i) return your Series W Warrants, by delivery of your physical certificate or through book-entry transfer to the account of your broker or other nominee, and (ii) return the cash paid by you or on your behalf to exercise your Series W Warrant by check or by transfer to the account of your broker or other nominee, without interest thereon or deduction therefrom.

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All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Notice of Withdrawal will be determined by the Company in its discretion, which determination shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the right to reject any or all Notices of Withdrawal that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any defect or irregularity in the Notice of Withdrawal, and the Company’s interpretation of the terms of the Notice of withdrawal will be final and binding on all parties, subject to the judgments of any courts.

No Notice of Withdrawal will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with any Notice of Withdrawal must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in any Notice of Withdrawal, and no person will incur any liability for failure to give any such notice.

SECTION 11. REGISTRATION OF THE EXERCISE OF THE SERIES W WARRANTS

The Company has effective Registration Statements that, as supplemented by the Supplements, cover the exercise of 2,232,965 of the Series W Warrants at the reduced cash exercise price of $2.00 per share. The prospectuses including in the Registration Statements, as supplemented by the Supplements, reflect the terms of the Series W Warrants as modified by this Offer to Exercise. The shares of common stock underlying the Series W Warrants may not be sold, nor may offers to buy or exercise be accepted, except pursuant to such effective Registration Statements. Such securities may only be offered by means of the prospectuses included in such Registration Statements, as supplemented by the Supplements, copies of which may be obtained (when available) free of charge at www.sec.gov or by contacting the Company’s Chief Financial Officer at (212) 949-4319. The prospectuses, as supplemented by the Supplements, contain important information about the Series W Warrants, as modified in the manner described in the Offer to Exercise, and the securities underlying such Series W Warrants. The continuing effectiveness of the Registration Statements, as supplemented by the Supplements, is a condition to the Offer to Exercise. The Company will rely on the exemption from registration provided by Section 4(a)(2) of the Securities Act for the exercise of the remaining 8,334,880 of the Series W Warrants, which were issued in private placements.

SECTION 12. TRADING MARKET AND PRICE RANGE OF SERIES W WARRANTS AND COMMON STOCK

Since July 27, 2016, the Company’s common stock and the Series W Warrants have been listed on the Nasdaq Capital Market under the symbols “PAVM” and “PAVMW,” respectively. From April 28, 2016 until July 27, 2016, the Company’s units, each consisting of one share of common stock and one Series W Warrant, traded on the Nasdaq Capital Market under the symbol “PAVMU.” On such date, the common stock and Series W Warrants commenced separate trading on the Nasdaq Capital Market, and the units ceased trading, in connection with separation of each unit into its constituent securities. The following table shows the high and low sale prices per share of our securities as reported on the Nasdaq Capital Market for the periods indicated:

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	Common Stock		Warrants
	High	Low	High	Low
Third Quarter 2016 (beginning July 27, 2016)	$15.24	$5.00	$4.85	$4.00
Fourth Quarter 2016	$14.00	$6.80	$8.00	$5.51
First Quarter 2017	$8.00	$4.64	$5.84	$2.24
Second Quarter 2017	$5.43	$3.57	$4.53	$1.51
Third Quarter 2017	$8.59	$2.86	$2.65	$0.98
Fourth Quarter 2017	$5.70	$2.18	$1.91	$0.38

SECTION 13. SOURCE AND AMOUNT OF FUNDS

Because this transaction is solely an offer to holders to exercise their outstanding Series W Warrants, there are no funds or other consideration being paid to participants. The Company will use its existing working capital to pay the fees and expenses associated with this Offer to Exercise.

SECTION 14. TRANSACTIONS AND AGREEMENTS CONCERNING SERIES W WARRANTS

None of the Company’s directors or executive officers participated in any transaction involving the Series W Warrants during the past 60 days, except as follows:

●

On November 22, 2017, HCFP/Capital Partners IIIB LLC (“CPIIIB”), an entity controlled by Lishan Aklog, M.D., the Company’s chairman of the board and chief executive officer, and Ira Scott Greenspan, a member of the Company’s board of directors, distributed 192,317 Series W Warrants on a pro rata basis to the holders of CPIIIB’s membership interests.

Each of HCFP/Capital Partners III LLC and Pavilion Venture Partners LLC has entered into an agreement with the Company, pursuant to which each may exercise the Series W Warrants held by them prior to the IPO on a cashless basis as long as such warrants remain held by them (or certain permitted transferees). In addition, pursuant to the Series W Warrant Agreement, the Series W Warrants held by HCFP/Capital Partners III LLC, Pavilion Venture Partners LLC, Dr. Aklog and Mr. Greenspan prior to the IPO are not subject to redemption as long as such warrants remain held by them.

SECTION 15. INFORMATION REGARDING THE COMPANY

The following summary highlights selected information regarding the Company. Because it is a summary, it does not contain all of the information you should consider before making a decision to participate in the Offer to Exercise or exercise your Series W Warrant. Before making an investment decision, you should read the entire Offer to Exercise carefully, including the “Risk Factors” section above, the prospectuses included in the Registration Statements, as supplemented by the Supplements, and the Company’s SEC filings.

Overview

We are a highly-differentiated multi-product medical device company organized to advance a broad pipeline of innovative medical technologies from concept to commercialization. We employ a business model focused on capital efficiency and speed to market. Since our inception on June 26, 2014, our activities have focused on advancing the lead products in our pipeline towards regulatory approval and commercialization, while protecting our intellectual property, and strengthening our corporate infrastructure and management team. Our products are all in the development phase and have not yet received regulatory approval.

The following is a brief overview of the products currently in our pipeline, including: CarpX, PortIO, NextCath, DisappEAR, NextFlo, and Caldus. Among other things, we have:

●	filed final nonprovisional patent applications for PortIO, CarpX, NextCath, and Caldus and acquired a patent and related patent applications (one of which was subsequently granted) for NextFlo and entered into a licensing agreement with a group of academic centers securing the worldwide rights in perpetuity to a family of patents and patent applications underlying the DisappEAR product;

●	advanced, in partnership with our design and contract manufacturing partners, our CarpX product from concept to working prototypes, completed successful benchtop and cadaver testing confirming the device consistently cuts the transverse carpal ligament, as well as commercial design and development, and performed pre-submission verification and validation testing; on November 27, 2017 we filed a 510(k) premarket notification submission with the FDA for our CarpX minimally invasive device designed to treat carpal tunnel syndrome;

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●	advanced, in partnership with our design and contract manufacturing partners, our PortIO product from concept to working prototypes, benchtop, animal, and cadaver testing, commercial design and development, verification and validation testing, and in December 2016, we made an initial submission to the FDA for 510(k) market clearance for use in patients requiring 24-hour emergency type vascular access. After further discussion with the FDA, we have decided to pursue a broader clearance for use in patients with a need for vascular access up to seven days under section 513(f)2 of the Federal Food, Drug and Cosmetic Act, also referred to as de novo classification. We have filed with the FDA a pre-submission package and requested an in-person meeting regarding the submission and review. As we await the meeting date in January 2018, we will continue our planning and development of an initial commercialization strategy, in partnership with our medical advisors, focused on short-term applications in patients with poor venous access and future regulatory strategy focused on expanded, longer-term indications and other clinical applications;

●	engaged a design and contract manufacturing firm to design and develop the DisappEAR product in collaboration with our academic partners at Tufts University and Harvard Medical School; initiated transfer of laboratory process for creating silk ear tubes into a commercial setting, and begun testing and optimization of manufacturing processes;

●	engaged design and contract manufacturing firms with experience in extrusions which has completed initial design work on the first product in the NextCath product, and completed head-to-head testing of retention forces, comparing our working prototype to several competing products, which has validated our approach and advanced the commercial design and development process focusing on optimizing the self-anchoring helical portion as well as cost of materials and manufacturing processes; and

●	advanced the design and development of the NextFlo device, including a redesign which dramatically simplifies the product, lowers the projected cost of goods and expands its application to routine inpatient infusion sets, and completed benchtop testing of a working prototype demonstrating constant flows across the range of pressures encountered in clinical situations.

In addition:

●	we are evaluating which initial applications for our Caldus disposable tissue ablation technology to pursue from a clinical and commercial point-of-view, and will reinitiate development activity on this product once resources are available; in collaboration with our design, engineering and manufacturing partners we have completed proof of principle testing demonstrating we can deliver temperatures of >90C to a balloon catheter for at least 20 minutes of ablation time and histologically confirmed tissue necrosis in a wide variety of tissues and organs in a pig model; we are currently optimizing the design of the renal denervation balloon and catheter and enhancing the design of the infusion device to higher specifications including temperatures up to 140C and significantly higher flow rates;

●	we remain actively engaged with our full-service regulatory consulting partner who is working closely with our contract design, engineering and manufacturing partners as our products advance towards regulatory submission, clearance, and commercialization;

●	we are evaluating a number of product opportunities and intellectual property covering a spectrum of clinical conditions, which have been presented to us by clinician innovators and academic medical centers, for consideration of a partnership to develop and commercialize these products; we are also exploring opportunities to partner with larger medical device companies to commercialize our lead products as they move towards regulatory clearance and commercialization; we are evaluating strategic merger and acquisition opportunities which synergize with our growth strategy; and

●	we are exploring other opportunities to grow our business and enhance shareholder value through the acquisition of pre-commercial or commercial stage products and /or companies with potential strategic corporate and commercial synergies.

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We have not generated revenues to date and have financed our operations through sales of our equity and debt securities as described below.

We were incorporated on June 26, 2014 in the State of Delaware under the name PAXmed Inc. In April 2015, we changed our name to PAVmed Inc.

Recent Developments

Regulatory Developments

On November 27, 2017, we filed a 510(k) premarket notification submission with the FDA for our CarpX minimally invasive device designed to treat carpal tunnel syndrome.

On December 17, 2016, we filed a 510(k) premarket notification submission with the FDA for our PortIO Intraosseous Infusion System, relying upon substantial equivalence to a previously approved predicate device with an indication for use for up to 24 hours. We engaged with the FDA on the issue of substantial equivalence, including an in-person meeting in July 2017, and had submitted a response based on the FDA’s feedback which included narrower indications and inclusion of a needle in the kit. Despite these modifications, the FDA determined that PortIO is not substantially equivalent to the proposed predicate and encouraged us to instead pursue classification under section 513(f)(2) of the Federal Food, Drug, and Cosmetic Act, also referred to as de novo classification. We decided to follow the FDA’s recommendation and pursue a de novo classification for PortIO under a broader indication, with an indication for use up to seven days, as opposed to 24 hours. In this regard, we filed our de novo pre-submission package with the FDA for PortIO on October 30, 2017.

Initial Public Offering

In January 2016, the registration statement on Form S-1 (File No. 333-203569) for our IPO was declared effective by the SEC. On April 28, 2016, we consummated our IPO of 1,060,000 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock. The units were sold at an offering price of $5.00 per unit, generating gross proceeds of $5.3 million, and net cash proceeds of $4.2 million, after deducting cash selling agent discounts and commissions and offering expenses. Upon consummation of our IPO, our outstanding warrants issued prior to our IPO automatically converted into warrants identical to those issued in our IPO. We refer to the warrants issued in our IPO and the warrants issued prior to our IPO collectively as “Series W Warrants.” The Series W Warrants have an exercise price of $5.00 per share, subject to adjustment in the event of stock dividends, stock splits and similar transactions. The Series W Warrants expire on January 29, 2022, or earlier upon redemption.

Preferred Stock Financings

On January 26, 2017, we entered into a Securities Purchase Agreement, pursuant to which we agreed to issue and sell to investors up to an aggregate of $3,000,000 of units at a price of $6.00 per unit, each unit consisting of one share of Series A Preferred Stock and one of our Series A Warrants. At closings which took place on January 26, 2017, January 31, 2017 and March 8, 2017, 422,838 of units were sold for aggregate gross proceeds of approximately $2.5 million.

On August 4, 2017, we entered into a Securities Purchase Agreement, pursuant to which we agreed to issue and sell to investors up to an aggregate of $600,000 of units at a price of $4.00 per unit, each unit consisting of one share of Series A-1 Preferred Stock and one Series A-1 Warrant. At a closing which took place on August 4, 2017, 125,000 units were sold for aggregate gross proceeds of $500,000.

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On November 17, 2017, we completed an exchange of with the holders of 154,837 of the shares of Series A Preferred Stock and 154,837 of the Series A Warrants, pursuant to which such holders received 1.5 shares of Series A-1 Preferred Stock for each tendered share of Series A Preferred Stock and one Series A-1 Warrant for each tendered Series A Warrant.

The Series A Preferred Stock presently has a conversion price of $4.97 per share. The Series A Warrants have an exercise price of $6.61 per share, are currently exercisable and expire on April 30, 2024. Each Series A Warrant also is exchangeable, at the option of the holder, for four Series X Warrants. The Series X Warrants will have an exercise price of $6.00 per share, will become exercisable on October 31, 2018 and will expire on April 30, 2024, or earlier upon redemption. No Series X Warrants have been issued to date.

The Series A-1 Preferred Stock has a conversion price of $4.00 per share. The Series A-1 Warrants have an exercise price of $6.67 per share, are currently exercisable and expire on April 30, 2024. Each Series A-1 Warrant also is exchangeable, at the option of the holder, for either (i) five Series W Warrants or (ii) four Series X-1 Warrants. The Series X-1 Warrants will have an exercise price of $6.00 per share, will become exercisable on October 31, 2018 and will expire on April 30, 2024, or earlier upon redemption. No Series X-1 Warrants have been issued to date.

The conversion price of the Series A Preferred Stock and the exercise price of the Series A Warrants are subject to adjustment in the event of stock dividends, stock splits and similar transactions, and are subject to weighted average anti-dilution adjustment based on certain subsequent equity sales. The conversion price of the Series A Preferred Stock and the exercise price of the Series A Warrants will be adjusted as a result of the Offer to Exercise, with the amount of the adjustment to be determined based on the results of the Offer to Exercise. The conversion price of the Series A-1 Preferred Stock and the exercise price of the Series X Warrants, Series A-1 Warrants and Series X-1 Warrants are subject to adjustment in the event of stock dividends, stock splits and similar transactions, but are not subject to anti-dilution adjustment based on subsequent equity sales. Accordingly, the conversion or exercise price, as applicable, of each such security will not be adjusted as a result of the Offer to Exercise.

Note Financing

On June 30, 2017, we entered into the NSPA with Scopia. Effective July 3, 2017, we consummated the sale of securities pursuant to the agreement, upon the issuance by us of a 15.0% senior secured promissory note with a principal amount of $5,000,000 to Scopia; the issuance by us of an aggregate of 2,660,000 Series S Warrants to purchase shares of our common stock to Scopia and its designees; and the delivery by Scopia to us of $4.8 million in cash, representing the principal amount of the secured promissory note net of Scopia’s costs. As of the date hereof, 1,186,080 of the Series S Warrants have been exercised (including 122,360 on a cashless basis). The Series S Warrants have an exercise price of $0.01 per share, subject to adjustment in the event of stock dividends, stock splits and similar transactions. The Series S Warrants expire on June 30, 2032.

Our Business Model

In contrast to pharmaceuticals and other life science technologies, which typically require long and capital intensive paths to translate cellular or biochemical processes into commercially-viable therapeutics or diagnostics, we believe that medical devices have the potential to move much more rapidly from concept to commercialization with significantly less capital investment. Many commercially successful medical devices are often elegant solutions to important and prevalent clinical problems. Most medical device companies, however, are not structurally or operationally equipped to fulfill this potential. According to a report by Josh Makower, M.D., Consulting Professor of Medicine at Stanford University, the typical medical device company will spend over $31.0 million and take approximately five years to develop and commercialize a product through the FDA’s 510(k) pathway and over $100.0 million and seven or more years through the PMA pathway.

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Prior to forming PAVmed, our leadership team established a model to realize this potential in single-product companies by advancing medical device products from concept to commercialization using significantly less capital and time than a typical medical device company. When previously applied to single-product venture backed companies, the model utilized a virtual business structure. PAVmed’s structure enables us to retain the model’s tight focus on capital and time efficiency and the core elements which drive that efficiency, including limited infrastructure and low fixed costs, while taking advantages of the economies of scale and flexibility inherent in a multi-product company.

Project Selection

A key element of our model is the project selection process. We choose projects to develop and commercialize based on characteristics which contribute to a strong commercial opportunity. We place a heavy emphasis on medical device products with the potential for high-margins and high-impact in attractive markets without regard to the target specialty or clinical area.

Our project selection process begins with the identification of an unmet clinical need. We seek prevalent medical conditions where we believe an opportunity exists to advance the care of the patient through improvements in existing technologies or the introduction of new platform technologies. In the current healthcare environment, this usually means that our products have to be less invasive and more cost effective. We select projects which we believe have the potential to lessen procedural invasiveness and/or the opportunity to shift care from the surgical operating room to lower-cost venues such as the interventional suite or the ambulatory setting. We expect our products to decrease complications, hospital stays, recovery times and indirect costs associated with a patient’s loss of productivity.

For example, at the time of its introduction, Vortex Medical’s AngioVac system was a new platform technology which for the first time allowed physicians to remove large blood clots from patients without the need for open surgery or clot-dissolving medications. This allowed AngioVac to command premium pricing using surgical reimbursement codes, achieve high gross margins and enter a large addressable market consisting of hundreds of thousands of patients who previously did not have a non-surgical /-non-thrombolytic treatment option. On the other hand, Saphena Medical’s VenaPax system is an improvement to existing endoscopic vessel harvesting tools which promises to shorten procedure times and decrease vessel trauma at a lower overall cost, providing it an opportunity to capture market share based on price and efficacy.

Additional characteristics which impact a project’s commercial opportunity are its technology, regulatory and reimbursement profiles. We typically select projects with strong intellectual property position, low to moderate technological complexity, low to moderate manufacturing costs and primarily disposable products that do not require significant capital equipment.

One of the most important features we consider is the project’s regulatory pathway, both in the U.S. and internationally. The FDA’s less arduous 510(k) pathway requires us to demonstrate that our product is safe and substantially equivalent to FDA-cleared predicates. The FDA’s more costly and prolonged PMA pathway requires us to demonstrate that our product is safe and effective through randomized clinical studies. A product which is eligible for the 510(k) pathway will require substantially less capital and time than one that requires full PMA clearance. With all of our products we are very aggressive about identifying what we believe are the quickest paths to regulatory clearance, paying very careful attention to selection of the best predicates and references as well as careful attention to precisely crafting the primary indications for use language. Although we favor products eligible for the FDA’s 510(k) pathway, with or without clinical safety studies, we may also pursue PMA pathway products with large addressable markets. We have a variety of options to commercialize such products more efficiently by initially, or even exclusively, targeting European or emerging markets which have shorter, less costly regulatory pathways for such projects. We also attempt to identify narrower applications and indications with lower regulatory hurdles that will allow us to start commercializing our product, while broader applications and indications with higher hurdles move through the regulatory process.

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The project’s reimbursement profile, both in the U.S. and internationally, is another very important component of the project’s commercial opportunity. We prefer projects with existing reimbursement codes, the opportunity to seek reimbursement under higher-value surgical procedure codes or the potential to seek reimbursement under narrow, product-specific codes as opposed to bundled procedure codes.

Development and Commercialization Processes

Once we add a project to our pipeline, we map out development and commercialization processes specifically tailored to the product seeking to optimize capital and time efficiency and maximize value creation. The model emphasizes parallel development processes, such as engineering, quality, regulatory, supply chain, and manufacturing, utilizing outsourced, best-in-class process experts on an as-needed basis. We initially select the shortest, most-efficient path to commercialization of a safe and effective first-generation product. We then proceed with iterative product development based on real-life product performance and user feedback.

We intend to continue to utilize outsourced best-in-class process experts. We have strong relationships with a network of experts in design engineering, regulatory affairs, quality systems, supply chain management and manufacturing, including many with highly specialized skills in areas critical to our current and future pipeline. We will not be reluctant, however, to in-source certain heavily utilized process experts when and if we decide that such a move will enhance our ability to execute on our strategy. As we grow, we expect to maintain a lean management infrastructure while expanding our bandwidth primarily with skilled project managers.

Although the PHG and PMI companies were created with a credible path to self-commercialization, they were fundamentally “built to sell.” We believe our structure will enhance our flexibility to commercialize our products compared to these and other single-product, development-stage companies. We retain the flexibility to fully commercialize our products ourselves or co-market them with strategic partners through sales and distribution agreements. We may also choose to monetize products through licensing agreements or the sale of the products’ underlying technology if consistent with our broader business strategy. We currently expect to commercialize our products through a network of independent U.S. medical distributors. We eventually may, however, choose to build (or obtain through a strategic acquisition) our own sales and marketing team to commercialize some or all of our products if it is in our long-term interests. As our pipeline grows, we may choose to jointly commercialize subsets of related products which target certain medical specialties or healthcare locations.

Where You Can Find More Information

We make available free of charge on our website (http://aytubio.com) our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. We provide electronic or paper copies of filings free of charge upon request. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street N.E. Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC at http://www.sec.gov.

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SECTION 16. HISTORICAL AND PRO FORMA FINANCIAL INFORMATION AND OTHER FINANCIAL INFORMATION REGARDING THE COMPANY

The Company has included the consolidated financial statements of the Company for the fiscal years ended December 31, 2016 and 2015 and the unaudited condensed consolidated interim financial statements for the quarterly period ended September 30, 2017 as Annex A and Annex B hereto, respectively.

Attached hereto as Annex C, the Company has included unaudited pro forma financial information reflecting the effect of the Offer to Exercise. In preparing the attached pro forma condensed financial data, the Company assumed that all holders of Series W Warrants (other than the Company’s executive officers, directors and their respective affiliates) outstanding as of December 31, 2017 to purchase an aggregate of 2,518,291 shares of common stock elected to participate in the Offer to Exercise and that the Offer to Exercise was completed as of the end of the quarterly period ended September 30, 2017. The unaudited pro forma consolidated financial data is presented for informational and illustrative purposes only.

As of September 30, 2017, the Company had cash totaling $3,111,456 compared to $585,680 at December 31, 2016.

SECTION 17. INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE OFFER TO EXERCISE

As of December 31, 2017, there were outstanding Series W Warrants to purchase an aggregate of 10,567,845 shares of common stock. The Company’s executive officers and directors, as described below, hold the following Series W Warrants and will be entitled to participate in the Offer to Exercise on the same terms and conditions as the other holders of Series W Warrants. However, no such person has entered into any agreement or otherwise indicated to the Company whether or not such person intends to participate in the Offer to Exercise.

Name	Position with the Company	Number of Series W Warrants Held	Percentage of Series W Warrants Held
Lishan Aklog, M.D.	Chairman and Chief Executive Officer	7,937,544	75.1%
Michael Glennon	Vice Chairman	–	–
Dennis M. McGrath	Executive Vice President and Chief Financial Officer	–	–
Brian deGuzman, M.D.	Chief Medical Officer	–	–
Ira Scott Greenspan	Director	5,694,855	53.9%
James L. Cox, M.D.	Director	–	–
Joshua R. Lamstein	Director	83,717	0.8%
Ronald M. Sparks	Director	–	–
David Weild IV	Director	–	–
David S. Battleman, M.D.	Director	–	–

The Series W Warrants beneficially owned by Dr. Aklog include 5,646,562 Series W Warrants held by HCFP/Capital Partners III LLC, an entity controlled by Dr. Aklog and Mr. Greenspan, 2,220,532 Series W Warrants held by Pavilion Venture Partners LLC, an entity controlled by Dr. Aklog, and 20,000 Series W Warrants held by HCFP/AG LLC, an entity controlled by Dr. Aklog and Mr. Greenspan. The Series W Warrants beneficially owned by Mr. Greenspan include the Series W Warrants held by HCFP/Capital Partners III LLC and HCFP/AG LLC. Each of HCFP/Capital Partners III LLC and Pavilion Venture Partners LLC beneficially owns more than 10% of the Company’s common stock and may be deemed a control person with respect to the Company.

Except as set forth above, none of the Company’s other directors, executive officers or control persons hold Series W Warrants.

SECTION 18. LEGAL MATTERS AND REGULATORY APPROVALS

We are not aware of any license or regulatory permit material to our business that might be adversely affected by the Offer to Exercise and the issuance of the shares of common stock upon the exercise of the Series W Warrants. Our obligations under the Offer to Exercise are subject to the conditions described in “Description of the Offer to Exercise — Section 6: Conditions of the Offer to Exercise” above.

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SECTION 19. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain anticipated material U.S. federal income tax consequences that may be applicable to Series W Warrant holders who participate in the Offer to Exercise. However, we have not requested a ruling from the IRS or any opinion of counsel with regard to the treatment of warrant holders participating in the exchange and there can be no assurance, as discussed below, that the IRS will not take a position inconsistent with any portion of this summary.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, or to those Series W Warrant holders who are subject to special rules, such as financial institutions and mutual funds; banks; insurance companies; investment companies; retirement plans; tax-exempt organizations; dealers or traders in securities; any person that holds their Series W Warrants as part of a straddle or hedge arrangement; partnerships or other pass-through entities; persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts for U.S. federal income tax purposes or whose functional currency is not the U.S. dollar; or persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, judicial opinions, administrative rulings, and published positions of the IRS, all of which are subject to change (possibly with retroactive effect).

This discussion assumes that Series W Warrant holders hold the Series W Warrants (and will hold their shares of our common stock received upon the exercise of their amended Series W Warrants) as capital assets (i.e., generally for investment). In addition, the following discussion does not address the tax consequences of the participation in the Offer to Exercise under foreign, state or local tax laws. You are urged to consult your tax advisors as to the specific U.S. federal income tax consequences of your participating in the Offer to Exercise and related reporting obligations, as well as the effects of state, local and non-U.S. tax laws and U.S. tax laws other than income tax laws.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Series W Warrant (or a beneficial owner of shares of our common stock received upon exercise of the amended Series W Warrants), the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Any such partnership, and any partner of any such partnership, should consult such partnership or partner’s own tax advisors about the U.S. federal income tax consequences of participating in the Offer to Exercise.

Anticipated Tax Treatment of Offer to Exercise

Although not free from doubt, it is anticipated that the modification of your Series W Warrants followed by an exercise of the modified Series W Warrants will be treated as an exchange of Series W Warrants for modified warrants, which constitutes a recapitalization within the meaning of Code Section 368(a)(1)(E) for U.S. federal income tax purposes, followed by the subsequent exercise of the modified warrants. Under this treatment, it is anticipated that (i) a Series W Warrant holder who participates in the Offer to Exercise would not recognize any gain or loss as a result of modifying the Series W Warrants, (ii) such holder’s tax basis in the modified warrants will be equal to the holder’s tax basis in the Series W Warrants, and (iii) such holder’s holding period of the modified warrants will include the holder’s holding period of the Series W Warrants.

The IRS has not made a determination, nor has the Company received any opinion of counsel, on the U.S. federal income tax consequences of the Offer to Exercise or of a holder’s participation in the Offer to Exercise, and there is no published guidance directly on point. Because of the lack of authority dealing with transactions similar to the Offer to Exercise, the U.S. federal income tax consequences of the Offer to Exercise are unclear, and alternative characterizations are possible that could require you to immediately recognize income, gain or loss, or may impact your holding period. Therefore, we urge you to consult your tax advisors regarding the tax consequences of the Offer to Exercise to you in your particular circumstances, including the consequences of possible alternative characterizations.

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Anticipated Tax Treatment of the Exercise of the Modified Warrants

Upon the exercise of a modified warrant for cash, it is anticipated that a holder will not recognize gain or loss and will instead be treated as acquiring shares of our common stock as a result of such cash exercise. In such a case, it is anticipated that the holder will have an adjusted tax basis in the common stock so acquired equal to the sum of (i) such holder’s adjusted tax basis in the modified warrant immediately prior to such exercise plus (ii) the exercise price paid by such holder for the common stock in connection with exercising such modified warrant. The holding period for the common stock so acquired would begin on the day after the exercise of the modified warrant.

Distributions on Common Stock Received upon Exercise of Warrants

After you exercise the modified warrant, it is anticipated that any distributions you receive in respect of our common stock generally will be treated as a dividend, subject to tax as ordinary income, to the extent payable out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a tax-free return of capital to the extent of your tax basis in the shares of our common stock, and thereafter as gain from the sale or exchange of the stock. Dividends received by a non-corporate holder currently qualify for taxation at a reduced 20% rate if the holder meets certain holding period and other applicable requirements. Dividends received by a corporate holder likely will be eligible for the dividends-received deduction if the holder meets certain holding period and other applicable requirements.

Sale or Other Taxable Disposition of Common Stock

It is anticipated that you will generally recognize gain or loss upon the sale, exchange or other taxable disposition of shares of our common stock equal to the difference between (i) the amount of cash and the fair market value of any property received and (ii) your adjusted tax basis in the shares of our common stock. Any gain or loss you recognize generally will be treated as a capital gain or loss. The capital gain or loss will be long-term if your holding period in the common stock is more than one year at the time of sale, exchange or other taxable disposition and will be short-term if your holding period is one year or less. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Additional Medicare Tax on Net Investment Income

Certain holders that are individuals, estates or trusts (other than trusts that are exempt from tax) are subject to a 3.8% tax on “net investment income” (or “undistributed net investment income” in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such U.S. holder’s adjusted gross income (with certain adjustments) over a specified amount. “Net investment income” includes, among other things, dividends on and capital gains from the sale or other disposition of stock. You are urged to consult your tax advisors regarding the applicability of this tax to your income and gains arising from ownership and disposition of our common stock.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to certain holders with respect to dividends paid on, or, under certain circumstances, the proceeds of a sale, exchange or other disposition of, common stock. Under the Code and applicable Treasury Regulations, a holder of common stock may be subject to backup withholding (currently at a rate of 24%) with respect to dividends paid on common stock, or the proceeds of a sale, exchange or disposition of common stock, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding (e.g., on an IRS Form W-9 or similar form) and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. You should consult your tax advisors regarding the application of information reporting and backup withholding rules to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

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THE FOREGOING DISCUSSION IS ONLY A GENERAL SUMMARY AND IS NOT A COMPLETE DISCUSSION OF ACTUAL U.S. TAX CONSIDERATIONS THAT MAY BE RELEVANT TO YOU. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR SITUATION AS IT RELATES TO THE TAX CONSEQUENCES OF THE DEEMED EXCHANGE OF SERIES W WARRANTS FOR MODIFIED WARRANTS, THE EXERCISE OF MODIFIED WARRANTS FOR OUR COMMON STOCK, AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

SECTION 20. ACCOUNTING TREATMENT

If the Series W Warrants are exercised pursuant to the Offer to Exercise, the Company’s cash will increase by the net aggregate proceeds from exercise of approximately $21,135,690 million and there will be a corresponding increase to shareholders’ equity for the same amount.

In addition, the Series W Warrants temporary exercise price is a short-term inducement offer, which under the analogous authoritative guidance of Financial Accounting Standards Board Accounting Standard Certification 718, Stock Compensation, is accounted for as a modification to the contractual terms of the Series W Warrant Agreement, wherein, the incremental fair value of the Series W Warrant resulting from the temporary exercise price modification, if such incremental fair value is an increase, would be recognized as an expense on the Company’s statement of operations, for each Series W Warrant exercised at the temporary exercise price, if any.

SECTION 21. FEES AND EXPENSES

The Company has retained Continental Stock Transfer & Trust Company to act as Depositary Agent. The Company also may retain an information agent and/or one or more warrant solicitation agents for the Offer to Exercise. If retained, the Company expects that the information agent will receive reasonable and customary compensation for its services, plus reimbursement for expenses, and will be indemnified by the Company against certain claims and expenses that arise out of the performance of their services. If retained, the Company expects that any warrant solicitation agent will use reasonable commercial efforts to contact holders of the Series W Warrants by mail, telephone, facsimile, or other electronic means and solicit their participation in the Offer to Exercise. Any warrant solicitation agent will receive a fee equal to a percentage of the cash exercise prices paid by holders of the Series W Warrants who participate in the Offer to Exercise. In addition, the Company expects to reimburse any warrant solicitation agent for its reasonable out-of-pocket expenses and attorney’s fees, up to a set maximum amount. The Company may also agree to indemnify any warrant solicitation agent against certain liabilities in connection with the Offer to Exercise, including certain liabilities under the federal securities laws.

The Company may also use the services of its officers and employees to solicit holders of the Series W Warrants to participate in the Offer to Exercise without additional compensation.

SECTION 22. TRANSFERS

The Series W Warrants are listed for trading on the Nasdaq Capital Market. For holders of record of the Series W Warrants, the Series W Warrant Agreement provides that a holder may transfer the Series W Warrants to a third party upon surrender of such warrant to the warrant agent together with appropriate signatures and instructions for transfer. Any holder of record of a Series W Warrant who desires to effect a transfer should present the Series W Warrant to the warrant agent in the manner set forth in the respective Series W Warrant Agreement. If you hold your Series W Warrants electronically in “street name” through a broker or other nominee, please contact your nominee about the procedures for transferring your warrants.

48

SECTION 23. ADDITIONAL INFORMATION

The Company has filed with the SEC a Tender Offer Statement on Schedule TO of which this Offer to Exercise is a part. This Offer to Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that holders of the Series W Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC, including the prospectuses including in the Registration Statements, as supplemented by the Supplements, before making a decision on whether to participate in the Offer to Exercise.

The Board of Directors of the Company recognizes that the decision to participate in the Offer to Exercise is an individual one that should be based on a variety of factors. The holders of the Series W Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Exercise, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

SECTION 24. INFORMATION REQUESTS

Please direct questions or requests for assistance regarding this Offer to Exercise, Election to Participate and Exercise Series W Warrants, and Notice of Withdrawal or other materials, in writing, to the Depositary Agent at the following address.

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, NY 10004

Attention: Reorganization Department

Telephone: (917) 262-2378

Facsimile: (212) 616-7610

You may request additional copies of this document and any of the Offering Materials from the Company. The Company may be reached at:

PAVmed Inc.

One Grand Central Place, Suite 4600

New York, New York 10165

Attention: Dennis McGrath, Chief Financial Officer

Telephone: (212) 949-4319

Email: dmm@pavmed.com

Facsimile: 212-697-9877

*    *    *    *    *

49

Sincerely,

/s/ Lishan Aklog, M.D.
Lishan Aklog, M.D.
Chairman and Chief Executive Officer
PAVmed Inc.

50

Annex A

PAVMED INC. AND SUBSIDIARY

A-1

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

PAVmed Inc.

We have audited the accompanying consolidated balance sheets of PAVmed Inc. and Subsidiary (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform audits of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PAVmed Inc. and Subsidiary as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses from operations, recurring cash used in operating activities and accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ CITRIN COOPERMAN & COMPANY, LLP

New York, New York

February 16, 2017

A-2

PAVMED INC.

and SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash	$585,680	$767,268
Prepaid expenses and other current assets	155,490	8,761
Total Current Assets	741,170	776,029
Equipment, net	18,000	—
Deferred offering costs	111,249	438,061
TOTAL ASSETS	$870,419	$1,214,090

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES
Accounts payable	$949,413	$165,321
Accrued expenses and other current liabilities	240,073	414,851
Total Current Liabilities	1,189,486	580,172
COMMITMENTS AND CONTINGENCIES (NOTE 8)
STOCKHOLDERS' (DEFICIT) EQUITY
Preferred stock, par value $0.001, 20,000,000 shares authorized; no shares issued and outstanding at December 31, 2016 and 2015	—	—
Common stock, par value $0.001; 50,000,000 shares authorized, 13,330,811 and 12,250,000 shares issued and outstanding at December 31, 2016 and 2015, respectively	13,331	12,250
Additional paid-in capital	7,369,437	2,672,652
Accumulated deficit	(7,701,835)	(2,050,984)
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY	(319,067)	633,918
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$870,419	$1,214,090

See accompanying notes to the consolidated financial statements.

A-3

PAVMED INC.

and SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2016	2015
Revenue	$—	$—
General and administrative expenses	3,931,264	1,287,273
Research and development expenses	1,719,587	489,327
Total operating expenses	5,650,851	1,776,600
Net loss	$(5,650,851)	$(1,776,600)
Net loss per share, basic and diluted	(0.44)	(0.16)
Weighted average common shares outstanding - basic and diluted	12,972,153	11,278,755

See accompanying notes to the consolidated financial statements.

A-4

PAVMED INC.

and SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

					Total
			Additional		stockholders'
	Common Stock		paid-in	Accumulated	Equity
	Shares	Par Value	capital	deficit	(deficit)

Balance at December 31, 2014	10,856,371	$10,856	$1,058,356	$(274,384)	$794,828
Warrants issued for legal services			272,357		272,357
Common stock issued upon exercise of warrants	1,393,629	1,394	1,248,606		1,250,000
Value of contributed services of Chief
Executive Officer and former Chief
Financial Officer			333,333		333,333
Chief Executive Officer contributed services deemed payable			(240,000)		(240,000)
Net loss				(1,776,600)	(1,776,600)
Balance at December 31, 2015	12,250,000	12,250	2,672,652	(2,050,984)	633,918
Units issued in connection with initial public offering, net of offering costs	1,060,000	1,060	3,949,441		3,950,501
Common stock issued upon cashless exercise of warrants	20,811	21	(21)		—
Stock-based compensation expense			747,365		747,365
Net loss				(5,650,851)	(5,650,851)
Balance at December 31, 2016	13,330,811	$13,331	$7,369,437	$(7,701,835)	$(319,067)

See accompanying notes to the consolidated financial statements.

A-5

PAVMED INC.

and SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2016	2015
Cash flows from operating activities
Net loss	$(5,650,851)	$(1,776,600)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	3,793	—
Stock-based compensation	747,365	—
Expense attributable to contributed services	—	133,333
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(146,729)	(5,761)
Accounts payable	877,592	100,572
Accrued expenses and other current liabilities	(286,027)	298,851
Net cash used in operating activities	(4,454,857)	(1,249,605)

Cash flows from investing activities
Purchase of equipment	(21,793)	—
Net cash used in investing activities	(21,793)	—

Cash flows from financing activities
Proceeds from issuance of units in connection with initial public offering	5,300,000	—
Payment of offering costs in connection with initial public offering	(1,004,938)	(72,204)
Proceeds from common stock issued upon exercise of warrants	—	1,250,000
Net cash provided by financing activities	4,295,062	1,177,796

Net decrease in cash	(181,588)	(71,809)
Cash, beginning of period	767,268	839,077
Cash, end of period	$585,680	$767,268

Supplemental non-cash financing activities
Deferred offering costs in connection with initial public offering	$—	$365,857
Deferred offering costs in connection with an in-process financing transaction	$111,249	$—
Issuance of common stock upon cashless exercise of warrants	$21	$—

See accompanying notes to the consolidated financial statements.

A-6

PAVMED INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — The Company, Description of the Business, and Going Concern

PAVmed Inc. (“PAVmed” or the “Company”) was organized under the laws of the State of Delaware on June 26, 2014, originally under the name of PAXmed Inc. On April 19, 2015, the Company changed its name to PAVmed Inc. The Company operates in one segment as a medical device company organized to advance a broad pipeline of innovative medical technologies from concept to commercialization using a business model focused on capital and time efficiency.

Initial Public Offering

On April 28, 2016, under a registration statement on Form S-1 (File No. 333-203569) declared effective January 29, 2016, the Company's initial public offering (IPO) was consummated with the issuance of 1,060,000 common stock units at an offering price of $5.00 per unit, with each common stock unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $5.00 per share. The IPO resulted in gross cash proceeds of $5.3 million and net cash proceeds of $4.2 million, after deducting cash selling agent discounts and commissions and offering expenses. The warrants issued in the IPO became exercisable on October 28, 2016 and expire on January 29, 2022 or earlier upon redemption by the Company under certain conditions (see Note 10, Stockholders’ Equity (Deficit)). Upon consummation of the IPO, the Company’s 9,560,295 previously outstanding warrants converted into identical warrants issued in the IPO.

In connection with the consummation of the IPO, the common stock units were approved for listing on the Nasdaq Capital Market ("Nasdaq") under the symbol “PAVMU”. Subsequently, the common stock and warrants comprising the common stock units began separate trading on Nasdaq on July 27, 2016 under the symbols “PAVM” and “PAVMW”, respectively, and the common stock unit and symbol PAVMU ceased to be quoted and traded on Nasdaq.

Preferred Stock Units Private Placement

In January 2017, the Company's Board of Directors authorized the sale of up to 500,000 Preferred Stock Units in a private placement transaction, with each Preferred Stock Unit consisting of one share of Series A Convertible Preferred Stock and one Series A Warrant, to purchase one share of common stock at an initial exercise price of $8.00 per share. Subsequently, in January 2017, the Company completed initial closings of a private placement of 251,334 Preferred Stock Units at a price of $6.00 per unit, resulting in gross proceeds of approximately $1.5 million and approximately $1.2 million of net proceeds, after deducting placement agent fees and offering costs. The Preferred Stock Units private placement transaction will remain open through June 30, 2017 for subsequent closings, if any, in which the remaining 248,666 authorized Preferred Stock Units may be issued. See Note 14, Subsequent Events, for a discussion of the Preferred Stock Units private placement transaction.

A-7

Note 1 — The Company, Description of the Business, and Going Concern (continued)

Going Concern

The Company has adopted the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 205-40, Presentation of Financial Statements - Going Concern (ASC 205-40). ASC 205-40 requires management to assess an entity's ability to continue as a going concern within one year of the date of the financial statements are issued. In each reporting period (including interim periods), an entity is required to assess conditions known and reasonably knowable as of the financial statement issuance date to determine whether it is probable an entity will not meet its financial obligations within one year from the financial statement issuance date. Substantial doubt about an entity's ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate it is probable the entity will be unable to meet its financial obligations as they become due within one year after the date the financial statements are issued.

The Company is an early stage and emerging growth company and has not generated any revenues to date. As such, the Company is subject to all of the risks associated with early stage and emerging growth companies. Since inception, the Company has incurred losses and negative cash flows from operating activities. The Company does not expect to generate positive cash flows from operating activities in the near future.

The Company incurred net losses of $5,650,851, and had net cash flows used in operating activities of $4,454,857 for the year ended December 31, 2016. At December 31, 2016, the Company had an accumulated deficit of $7,701,835, negative working capital of $448,316 and cash of $585,680. The Company does not expect to experience positive cash flows from operating activities in the near future, if at all. The Company anticipates incurring operating losses for the next several years as it completes the development of its products and seeks requested regulatory clearances to market such products. These factors raise substantial doubt about the Company's ability to continue as a going concern within one year after the date the consolidated financial statements are issued.

The Company estimates its current cash resources, including the approximately $1.2 million of net proceeds received in the January 2017 initial closings of the Preferred Stock Units private placement transaction (see Note 14, Subsequent Events for a discussion of the Preferred Stock Units private placement transaction), absent any additional sources of cash, is sufficient to fund its operations through March 2017. Accordingly, the Company does not have sufficient cash resources to fund its anticipated operating losses for the next twelve months and the Company must raise additional funds to support its operating and capital needs beyond March 2017.

The Company’s ability to fund its operations is dependent upon management's plans, which include raising additional capital, obtaining regulatory clearance for its products currently under development, commercializing and generating revenues from products currently under development, and continuing to control expenses. The Company has engaged financial advisory firms to assist with its financing efforts, including selling additional securities under the Preferred Stock Unit private placement transaction (which will remain open through June 30, 2017). However, there is no assurance the Company will be successful in these efforts, including the sale of the remaining authorized Preferred Stock Units.

A failure to raise sufficient capital, generate sufficient product revenues, or control expenditures, among other factors, will adversely impact the Company’s ability to meet its financial obligations as they become due and payable and to achieve its intended business objectives and therefore raises substantial doubt of the Company's ability to continue as a going concern within one year after the date the consolidated financial statements are issued.

The Company's consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Company be unable to continue as a going concern.

A-8

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and include the accounts of the Company and its wholly-owned subsidiary as of December 31, 2016 and 2015. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant estimates in these consolidated financial statements include those related to stock-based compensation, the fair value of warrants, research and development expenses, contingent liabilities, the provision or benefit for income taxes and the valuation allowance on deferred tax assets. In addition, management’s assessment of the Company’s ability to continue as a going concern involves the estimation of the amount and timing of future cash inflows and outflows. On an ongoing basis, the Company evaluates its estimates, judgements, and methodologies. The Company bases its estimates on historical experience and on various other assumptions believed to be reasonable. Due to the inherent uncertainty involved in making estimates, actual results could differ materially from those estimates.

Cash

The Company maintains its cash at a major financial institution with high credit quality. At times, the balance of its cash deposits may exceed federally insured limits. The Company has not experienced and does not anticipate any losses on deposits with commercial banks and financial institutions which exceed federally insured limits.

Research and Development Expenses

Research and development expenses are recognized as incurred and include the salary and stock-based compensation of the Company's Chief Medical Officer and the costs related to the Company's various contract research service providers, suppliers, engineering studies, supplies, and outsourced testing and consulting, as well as rental costs for equipment and access to certain facilities at one of the Company's contract research service providers.

Deferred Offering Costs

The Company capitalizes certain legal, accounting, and other third-party fees directly associated with in-process capital financing as deferred offering costs. The deferred offering costs are recognized as an offset against the financing proceeds upon consummation of the offering. The deferred offering costs at December 31, 2016 relate to legal fees incurred with respect to an in-process financing transaction involving a Preferred Stock Units private placement (see Note 14, Subsequent Events for further details regarding the Preferred Stock Units private placement transaction). The deferred offering costs at December 31, 2015 relate to the Company's IPO, and were subsequently recognized as an offset against the gross proceeds of the IPO.

Patent Costs

Patent related costs in connection with filing and prosecuting patent applications and patents filed by the Company are expensed as incurred, and are classified as general and administrative expenses.

Purchased Patent License Rights

The purchase of patent license rights for use in research and development activities are expensed as incurred and are classified as research and development expense.

A-9

Note 2 — Summary of Significant Accounting Policies (continued)

Equipment

Equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of assets, the cost and related accumulated depreciation are removed from the balance sheet and resulting gain or loss, if any, is included in the consolidated statement of operations.

The useful lives of equipment are as follows:

Research and development equipment	5 years
Computer equipment	3 years

Long-Lived Assets

The Company evaluates its long-lived assets, including equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amount of each asset to the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the asset is considered impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired assets. The Company has not recorded impairment of any long-lived assets in the periods presented.

Fair Value Measurements

Fair value is defined as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy which prioritizes the inputs used in the valuation methodologies, as follows:

Level 1	Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2	Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets which are not active, or other inputs observable or can be corroborated by observable market data.

Level 3	Valuations based on unobservable inputs reflecting the Company's own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

At December 31, 2016 and 2015, the carrying amounts of the Company's financial instruments, including cash, accounts payable, and accrued expenses, approximate their respective fair value due to the short-term nature of these instruments.

At December 31, 2016 and 2015, the Company does not have any assets or liabilities required to be measured at fair value in accordance with FASB ASC Topic 820, Fair Value Measurement.

A-10

Note 2 — Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company issues stock-based awards to employees, members of its board of directors, and non-employees. Stock-based awards to employees and members of its board of directors are accounted for in accordance with FASB ASC Topic 718, Stock Compensation, and stock based awards to non-employees are accounted for in accordance with FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees.

The Company measures the compensation expense of stock-based awards granted to employees and members of its board of directors using the grant-date fair value of the award and recognizes compensation expense for stock-based awards on a straight-line basis over the requisite service period, which is generally the vesting period of the respective stock option award.

The Company measures the expense of stock-based awards granted to non-employees on a vesting date basis, fixing the fair value of vested non-employee stock options as of the their respective vesting date. The fair value of vested non-employee stock options is not subject-to-change at subsequent reporting dates. The estimated fair value of the unvested non-employee stock options is remeasured to then current fair value at each subsequent reporting date. The expense of non-employee stock options is recognized on a straight-line basis over the service period, which is generally the vesting period of the respective non-employee stock option award.

In March 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, (“ASU 2016-09”) which simplified several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The guidance is effective for the Company beginning January 1, 2017, although early adoption is permitted. The Company elected to early adopt ASU 2016-09 effective as of April 1, 2016. As the Company did not have any stock options issued or outstanding prior to the closing of its IPO, the early adoption did not have an impact on the Company’s consolidated financial position, results of operations and cash flows.

A-11

Note 2 — Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes using the asset and liability method, as required by FASB ASC Topic 740, Income Taxes (“ASC Topic 740”). Current tax liabilities or receivables are recognized for the amount of taxes estimated to be payable or refundable for the current year. Deferred tax assets and liabilities are recognized for estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, along with net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes.

The Company assesses the likelihood its deferred tax assets will be recovered from future taxable income, and to the extent it deems reasonable, based on available evidence, it is more-likely-than-not all or a portion of the deferred tax assets will not be realized, a valuation allowance reserve is established through a charge to income tax expense.

The Company recognizes the benefit of an uncertain tax position it has taken or expects to take on its income tax return if such a position is more-likely-than-not to be sustained upon examination by the taxing authorities, with the tax benefit recognized being the largest amount having a greater than 50% likelihood of being realized upon ultimate settlement.

The Company's policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of December 31, 2016 and 2015, or during the years ended December 31, 2016 and 2015. As of December 31, 2016, the Company does not have any unrecognized tax benefits resulting from uncertain tax positions. The Company is not aware of any issues under review to potentially result in significant payments, accruals, or material deviations from its position.

Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss by the weighted-average number of shares of common stock outstanding for the period. Diluted net loss per share is computed by dividing the net loss by the sum of the weighted-average number of common shares outstanding during the reporting period, and, if dilutive, the potential dilutive effects of stock options and warrants outstanding in accordance with the treasury stock method. As the Company's financial results resulted in a net loss for all periods presented, basic net loss per share is the same as diluted net loss per share, due to the exclusion of incremental shares resulting from stock options and warrants as their inclusion would have been anti-dilutive.

Segment Data

The Company manages its operations as a single operating segment for the purposes of assessing performance and making operating decisions. No revenue has been generated since inception, and all tangible assets are held in the United States.

A-12

Note 2 — Summary of Significant Accounting Policies (continued)

Stock Split Effected in the Form of a Stock Dividend

On September 21, 2015, the Company’s board of directors declared a 2.7872582-for-1 stock split to be effected in the form of a stock dividend. All basic and diluted earnings per share, average shares outstanding information and all applicable footnotes have been adjusted for the stock split. The number of authorized shares of common stock and preferred stock were not affected by the stock split and remain at 50,000,000 shares and 20,000,000 shares, respectively.

JOBS Act Accounting Election

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which amends the guidance of FASB ASC Topic 805, Business Combinations (ASC 805) adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (disposals) of assets or businesses. The objective of ASU 2017-01 is to narrow the definition of what qualifies as a business under Topic 805 and to provide guidance for streamlining the analysis required to assess whether a transaction involves the acquisition (disposal) of a business. ASU 2017-01 provides a screen to assess when a set of assets and processes do not qualify as a business under Topic 805, reducing the number of transactions that need to be considered as possible business acquisitions. ASU 2017-01 also narrows the definition of output under Topic 805 to make it consistent with the description of outputs under Topic 606. The guidance of ASU 2017-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years and early adoption is permitted under certain circumstances. The Company is evaluating the impact of this guidance on its consolidated financial statements.

A-13

Note 2 — Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In August 2016, the FASB issued ASU 2016-15, which amended the guidance of FASB ASC Topic 230, Statement of Cash Flows (ASC 230) on the classification of certain cash receipts and payments. The primary purpose of ASU 2016-15 is to reduce the diversity in practice which has resulted from a lack of consistent principles on this topic. The amendments of ASU 2016-15 add or clarify guidance on eight specific cash flow issues, including debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, distributions received from equity method investees, beneficial interests in securitization transactions, and separately identifiable cash flows and application of the predominance principle. The guidance of ASU 2016-15 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is evaluating the impact of this guidance on its consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”). The amendments in ASU 2016-10 clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. The guidance is effective for the Company beginning January 1, 2018, although early adoption is permitted beginning January 1, 2017. The Company is currently evaluating the impact of this guidance on its consolidated financial position, results of operations and cash flows.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The guidance is effective for the Company beginning January 1, 2018, although early adoption is permitted beginning January 1, 2017. The Company is currently evaluating the impact of this guidance on its consolidated financial position, results of operations and cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) ("ASU 2016-02"), which establishes a right-of-use (ROU) model requiring a lessee to recognize a ROU asset and a lease liability for all leases with terms greater-than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods with those fiscal years. A modified retrospective transition approach is required for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of this guidance on its consolidated financial position, results of operations, and cash flows.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and subsequently issued additional updates amending the guidance contained in Topic 606 thereby affecting the guidance contained in ASU 2014-09. ASU 2014-09 and the subsequent Topic 606 updates will supersede and replace nearly all existing U.S. GAAP revenue recognition guidance. The core principle of ASU 2014-09 is to recognize revenue when promised goods or services are transferred to customers in an amount equal to the consideration to which the entity expects to be entitled for those goods and services. ASU 2014-09 defines a five step process to achieve this core principle, and in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2017, including interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting the standard recognized at the date of adoption (which includes additional footnote disclosures). The Company is evaluating the guidance in ASU 2014-09 and the subsequent Topic 606 updates and has not yet determined what, if any, effect this guidance will have on its consolidated results of operations or financial condition.

A-14

Note 3 — Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following as of:

	December 31,	December 31,
	2016	2015
Security deposits	$48,350	$—
Prepaid insurance	35,947	—
Advanced payments to suppliers	71,193	8,761
Total prepaid expenses and other current assets	$155,490	$8,761

Note 4 — Equipment, Net

Equipment, net consisted of the following as of:

	December 31,	December 31,
	2016	2015
Research and development equipment	$10,156	$—
Computer equipment	11,637	—
	21,793	—
Less: accumulated depreciation	(3,793)	—
Total Equipment, net	$18,000	$—

Depreciation expense for the year ended December 31, 2016 was $3,793. No depreciation expense was incurred during the year ended December 31, 2015.

Note 5 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following for the periods indicated:

	December 31,	December 31,
	2016	2015
Chief Executive Officer contributed services deemed payable	$—	$240,000
Accrued bonus payable	—	124,583
Accrued board of director fees	72,500	—
Accrued vacation	28,324	5,879
Accrued professional fees	111,249	36,000
Other	28,000	8,389
Total accrued expenses and other current liabilities	$240,073	$414,851

In December 2016, the Company reversed the accrued bonus payable previously recognized throughout 2016 as the Company’s board of directors determined no discretionary bonuses would be paid for 2016. In addition, the Company’s Chief Executive Officer (“CEO”) waived his right to receive a guaranteed bonus payment due under the CEO Employment Agreement. See Note 8, Commitments and Contingencies, for further details regarding compensation paid to the CEO.

The accrued board of director fees at December 31, 2016 represent amounts payable to all non-executive members of the board of directors, including $10,000 payable to a board member deemed to be a related party.

The accrued professional fees at December 31, 2016 relate to deferred offering costs incurred with respect to an in-process financing transaction of a private placement of Preferred Stock Units. See Note 14, Subsequent Events, for a discussion of the Preferred Stock Units private placement transaction.

Included in "Other" is $10,000 of accrued expense due to a related party under the HCFP /Strategy Advisory Agreement. See Note 7, Related Party Transactions, for further details regarding the HCFP /Strategy Advisory Agreement.

In May 2016, the Company paid $364,583 of aggregate accrued compensation due to its CEO upon the successful completion of the Company’s IPO. The salary and bonus compensation was accrued as of December 31, 2015 as the Company’s IPO closing was deemed probable. See Note 8, Commitments and Contingencies, for further details regarding compensation paid to the CEO.

A-15

Note 6 — Income Taxes

Income tax (benefit) expense consisted of the following for the year ended December 31, 2016 and 2015:

	December 31,	December 31,
	2016	2015
Current:
Federal, state, and local	$—	$—
Deferred:
Federal	(1,945,638)	(593,739)
State and local	(424,840)	(169,758)
	(2,370,478)	(763,497)
Less: Valuation allowance	2,370,478	763,497
	$—	$—

At December 31, 2016 and 2015, the reconciliation of the federal statutory income tax rate to the effective income tax rate is as follows:

	December 31,	December 31,
	2016	2015
U.S. statutory rate	(35.0)%	(35.0)%
State income taxes (net of federal benefit)	(7.5)%	(10.4)%
Permanent differences	1.8%	3.6%
Tax credits	(1.3)%	(1.2)%
Valuation allowance	42.0%	43%
Effective tax rate	0.0%	0.0%

At December 31, 2016 and 2015, the approximate tax effects of temporary differences which give rise to the net deferred tax assets are as follows:

Noncurrent deferred tax assets:
Net operating loss	$2,795,050	$568,721
Stock-based compensation	199,921	—
Deferred compensation	—	165,404
Accrued expenses	12,307	—
Section 195 deferred start-up costs	39,746	38,749
Patent licenses	25,466	—
Research and development tax credit carryforwards	91,535	20,674
Deferred tax assets	3,164,025	793.548
Less: valuation allowance	(3,164,025)	(793,548)
Deferred tax assets, net of valuation allowance	$—	$—

The Company has federal and state net operating loss ("NOL") carryforwards of $6,432,797 and $1,243,538 at December 31, 2016 and 2015, respectively. The NOL carryforward amount is available to reduce future taxable income and expires from 2034 to 2036. Additionally, the Company generated $70,861 and $20,674 of estimated research and development tax credit carryforwards during the years ended December 31, 2016 and 2015, respectively. The research and development tax credit carryforwards are available to reduce future tax expense and expires from 2035 to 2036.

As required by ASC Topic 740, a "more-likely-than-not" criterion is applied when evaluating the realization of a deferred tax asset. The Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Based on the Company’s history of operating losses, the Company has concluded it is more-likely-than-not the benefit of its deferred tax assets will not be realized. Accordingly, the Company has provided a full valuation allowance for deferred tax assets as of December 31, 2016 and 2015.

The Company files income tax returns in the United States in federal and applicable state jurisdictions. The Company's tax filings for the year 2015 and for its initial period of operations from June 26, 2014 (inception) through December 31, 2014 remain subject to examination by taxing authorities. The Company's policy is to record interest and penalties related to income taxes as part of its income tax provision. The Company has not recognized any penalties or interest related to its income tax provision.

A-16

Note 7 — Related Party Transactions

Effective October 2015, the Company entered into a three-year management services agreement with HCP/Advisors LLC, an affiliate of a director of the Company, which replaced a prior contemplated management services agreement with HCFP LLC, another affiliate of the director and certain other officers and directors of the Company. Pursuant to the HCP/Advisors LLC agreement, such entity has agreed to provide the Company with certain management services, including without limitation identifying potential corporate opportunities, general business development, corporate development, corporate governance, marketing strategy, strategic development and planning, coordination with service providers, and other advisory services as may be mutually agreed upon. The Company has agreed to pay HCP/Advisors LLC an initial monthly fee of $35,000 commencing as of November 1, 2015, and thereafter, a monthly fee of $25,000. Under this agreement, the Company incurred fees of $300,000 and $60,000 during the years ended December 31, 2016 and 2015, respectively, which are included in "General and administrative expenses" in the accompanying consolidated statements of operations.

Effective September 2016, the Company entered into a consulting agreement with HCFP /Strategy Advisors LLC, an affiliate of certain directors and officers of the Company (the "HCFP Strategic Advisory Agreement"). Under the HCFP Strategic Advisory Agreement, HCFP /Strategy Advisors has been engaged for an initial term of five months to provide various strategic advisory services, including: to provide strategic business planning, to identify and assist with potential sources of financing arrangements, to promote the Company to various potential investors, and to provide strategic advisory services as reasonably requested by the Company. The HCFP Strategic Advisory Agreement provided for an initial total fee of $110,000, with $30,000 paid upon execution of the agreement and four payments of $20,000 per month from October 2016 to January 2017. The Company incurred expense of $100,000 in the year ended December 31, 2016 under the HCFP Strategic Advisory Agreement, which is included in "General and administrative expenses" in the accompanying consolidated statements of operations.

Effective September 2016, the Company also entered into a consulting agreement with Swartwood Hesse, Inc., an affiliate of HCFP /Strategy Advisors (which, as noted above, is an affiliate of certain directors and officers of the Company) (the "Swartwood Hesse Financial Advisory Agreement"). Under the Swartwood Hesse Financial Advisory Agreement, Swartwood Hesse Inc. has been engaged for an initial term of five months to provide advisory services regarding potential financing arrangements, to assist the Company with its investors relations, and to provide other financial advisory services as reasonably requested by the Company. The Swartwood Hesse Financial Advisory Agreement provides for total fee payments to Swartwood Hesse of $15,000, which was paid upon execution of the agreement. The Company may incur additional fees for investment banking services under a separate written agreement to be executed between the Company and Swartwood Hesse, Inc. The Company incurred expense of $15,000 in the year ended December 31, 2016 under the Swartwood Hesse Financial Advisory Agreement, which is included in "General and administrative expenses" in the accompanying consolidated statements of operations.

In January 2017, the Company entered into an agreement with Xzerta Trading LLC d/b/a HCFP /Capital Markets ("HCFP /Capital Markets"), an affiliate of certain directors and officers of the Company, wherein HCFP /Capital Markets was engaged to be the Company's exclusive placement agent in an offering of securities ("the HCFP /Capital Markets Placement Agent Agreement"), including the Preferred Stock Units private placement transaction. (See Note 14, Subsequent Events for a discussion of the Preferred Stock Units private placement transaction.) Under the HCFP /Capital Markets Placement Agent Agreement, HCFP /Capital Markets is to be paid a fee of 7.0% of the gross proceeds realized in the securities offering, plus reimbursement of certain out-of-pocket costs. The term of the HCFP /Capital Markets Placement Agent Agreement is from the January 2017 execution date to the later of June 30, 2017, or the completion or termination of any other potential transactions in conjunction with the Preferred Stock Units private placement transaction.

A-17

Note 7 — Related Party Transactions (continued)

Effective October 1, 2016, the Company and Michael J. Glennon, Vice Chairman and a member of the Company's board of directors, entered into a consulting agreement (the "Glennon Consulting Agreement"), under which Mr. Glennon provides the Company with services and advice relating to the successful development and commercialization of medical device products, including interfacing with outsourced contract manufacturers, assisting with development of the supply chain and establishing commercialization channels with independent distributors and strategic corporate partners, and providing such other services as requested by the Company’s Chairman and CEO. As compensation for his services, Mr. Glennon was due an initial payment of $37,500 upon execution of the consulting agreement and a monthly retainer of $12,500 for each month thereafter. Effective as of December 31, 2016, Mr. Glennon and the Company entered into an agreement whereby Mr. Glennon waived his right to compensation under the Glennon Consulting Agreement for the year ended December 31, 2016. The Glennon Consulting Agreement may be terminated by either party upon 30 days’ prior written notice, except either party may terminate the Glennon Consulting Agreement immediately for cause (which includes an uncured material breach of the agreement). The Glennon Consulting Agreement also will terminate immediately if the parties agree to the employment of Mr. Glennon on a full-time basis.

Effective November 2016, the Company entered into a consulting agreement with Patrick Glennon, a related-party who is the brother of Michael J. Glennon, Vice Chairman and a member of the Company's board of directors (the "P. Glennon Consulting Agreement"). Under the terms of the P. Glennon Consulting Agreement, Mr. P. Glennon will provide consulting support and advice with respect to the development and commercialization of resorbable ear tubes. The sole compensation for such services is the issuance of 20,000 stock options on November 28, 2016, with an exercise price of $9.50 per share, and vesting ratably on a quarterly basis commencing December 31, 2016 through September 30, 2019.

In September 2015, the Company exercised an option to purchase for $10,000 a patent from Pavilion Holdings Group LLC (PHG), a medical device holding company founded by the Company's CEO and Chairman, Vice Chairman, and Chief Medical Officer. The payment was recognized as an expense at the time of payment and is included in general and administrative expenses in the accompanying consolidated statement of operations for the year ended December 31, 2015.

A-18

Note 8 — Commitments and Contingencies

Employment Agreements & Compensation

Chief Executive Officer Employment Agreement

Effective November 1, 2014, the Company entered into an employment agreement with its CEO (the “CEO Employment Agreement”) for a five-year term with an initial base salary of $240,000 per year, from November 1, 2014 to October 31, 2015. The base salary of $240,000 from November 1, 2014 to October 31, 2015, along with a $124,583 bonus payment, was payable to the CEO only upon and subject to the consummation of the Company's IPO. As of December 31, 2015, the Company determined the likelihood of the IPO was probable and, therefore, a liability of $364,583 was recognized at December 31, 2015. In May 2016, as a result of the closing of the Company’s IPO on April 28, 2016, the accrued salary and bonus compensation payable at December 31, 2015 was paid to the CEO. Effective November 1, 2015, the base salary was increased to $295,000 per year. On April 28, 2016, upon consummation of the IPO, the CEO was granted a stock option to purchase 278,726 shares of the Company’s common stock with an exercise price equal to $5.00 per share. The CEO Employment Agreement provides for a guaranteed bonus equal to 50% of base salary, beginning on January 1 of each year effective January 1, 2016. Additionally, the CEO will also be eligible to earn discretionary annual performance bonuses upon meeting certain objectives as determined by the Board of Directors. Effective as of December 31, 2016, the CEO agreed to waive his right to the guaranteed bonus for the year ended December 31, 2016. The CEO Employment Agreement contains provisions for the protection of the Company’s intellectual property and contains non-compete restrictions in the event of his termination other than without “cause” or by the board of directors with “good reason.”

Chief Financial Officer Employment Agreement

Effective October 8, 2015, the Company entered into a two-year employment agreement with its Chief Financial Officer (the “CFO Employment Agreement”) with a base salary of $275,000 per year. The Chief Financial Officer will be eligible to earn discretionary annual performance bonuses upon meeting certain objectives as determined by the board of directors. The Company also agreed to reimburse up to $2,200 per month to cover temporary housing and travel expenses for up to 12 months and to reimburse additional relocation expenses in the future. On April 28, 2016, upon the consummation of the IPO, the Chief Financial Officer also was granted a stock option to purchase 125,000 shares of the Company’s common stock with an exercise price equal to $5.00 per share. The CFO Employment Agreement contains provisions for the protection of the Company’s intellectual property and contains non-compete restrictions in the event of his termination other than without “cause” or by the CEO with “good reason”.

Chief Medical Officer Employment Agreement

Effective July 1, 2016, the Company entered into a five-year employment agreement with its Chief Medical Officer (the “CMO Employment Agreement”) with a base salary of $285,000 per year, plus an initial bonus of $50,000 for services provided before the agreement's effective date. The Chief Medical Officer will be eligible to earn discretionary annual performance bonuses upon meeting certain objectives as determined by the board of directors. On April 28, 2016, upon the consummation of the IPO, the Chief Medical Officer also was granted a stock option to purchase 278,726 shares of the Company’s common stock with an exercise price equal to $5.00 per share. The CMO Employment Agreement contains provisions for the protection of the Company’s intellectual property and contains non-compete restrictions in the event of his termination other than without “cause” or by the CEO with “good reason”.

Contributed Services

The Company's CEO and former CFO were not paid a salary during the period June 26, 2014 (inception) through October 2015. The Company has recognized the value of their services as contributed services by recognizing $333,333 of compensation expenses in general and administration expenses in the consolidated statement of operations for the year ended December 31, 2015, and additional paid-in capital in the consolidated balance sheet at December 31, 2015.

A-19

Note 8 — Commitments and Contingencies (continued)

Leases

The Company leases space for its corporate office, which initially provided for two consecutive six month terms beginning on February 1, 2016, rent payments of $9,500 per month and the option to cancel the lease agreement at the end of the initial six-month term at the election of the Company. Subsequently, the lease agreement was amended to add approximately 200 sq. ft. of rentable office space at an additional rate of $4,400 per month, and extended the lease term through May 31, 2017. Total rent expense under this office space lease arrangement for the year ended December 31, 2016 was $134,356. At December 31, 2016, the Company’s aggregate future minimum lease payments were $71,400 through the May 31, 2017 lease termination date.

Beginning on May 1, 2015, the Company rents access to a research and development facility for monthly rent of $1,000 on a month-to-month basis. Either the landlord or the Company may cancel this rental arrangement at any time. Total rental expense under this facility lease arrangement amounted to $12,000 and $8,000 for the years ended December 31, 2016 and 2015, respectively.

Legal Proceedings

In the normal course of business, from time-to-time, the Company may be subject to claims in legal proceedings. However, the Company does not believe it is currently a party to any pending legal actions. Notwithstanding, legal proceedings are subject-to inherent uncertainties, and an unfavorable outcome could include monetary damages, and in such event, could result in a material adverse impact on the Company's business, financial position, results of operations, or cash flows.

A-20

Note 9 — Agreement Related to Intellectual Property Right

Tufts Patent License Agreement - Antibiotic-Eluting Resorbable Ear Tubes

On November 2, 2016, the Company executed a Patent License Agreement (the “Tufts Patent License Agreement”) with Tufts University and its co-owners, the Massachusetts Eye and Ear Infirmary and Massachusetts General Hospital (the “Licensors”). Pursuant to the Tufts Patent License Agreement, the Licensors granted the Company the exclusive right and license to certain patents in connection with the development and commercialization of antibiotic-eluting resorbable ear tubes based on a proprietary aqueous silk technology conceived and developed by the Licensors. Upon execution of the Tufts Patent License Agreement, the Company paid the Licensors an upfront non-refundable fee of $50,000. The Tufts Patent License Agreement also provides for payments from the Company to the Licensors upon the achievement of certain product development and regulatory clearance milestones as well as royalty payments on net sales upon the commercialization of products developed utilizing the licensed patents.

The Company accounted for the Tufts Patent License Agreement as an asset acquisition as the license agreement did not meet the definition of a business pursuant to the guidance prescribed in FASB ASC Topic 805, Business Combinations, as the transaction principally resulted in the acquisition of intellectual property rights only. In this regard, the Company did not acquire any employees or tangible assets, or any processes, protocols, or operating systems. Additionally, at the time of the transaction, there were no activities being conducted related to the licensed patents. The Company recognized as expense the acquired intellectual property rights as of the transaction date on the basis of the costs of an intangible asset purchased from others for use in a research and development activity, and for which there are no alternative future uses, are research and development expense at the time the costs are incurred. Accordingly, the Company recognized the $50,000 payment as research and development expenses in the year ended December 31, 2016. The Company will record as expense any contingent milestone payments or royalties in the period in which such liabilities are incurred.

A-21

Note 10 — Stockholders’ Equity (Deficit)

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock with a par value of $0.001 per share with such designation, rights, and preferences as may be determined from time-to-time by the Company's board of directors. As of December 31, 2016 and 2015, there were no shares of preferred stock issued or outstanding.

In January 2017, the Company's board of directors authorized the sale of up to 500,000 Preferred Stock Units in a private placement transaction, with each Preferred Stock Unit consisting of one share of Series A Convertible Preferred Stock and one Series A Warrant, to purchase one share of common stock at an initial exercise price of $8.00 per share. Subsequently, in January 2017, the Company completed initial closings of a private placement of 251,334 Preferred Stock Units at a price of $6.00 per unit, resulting in gross proceeds of approximately $1.5 million and approximately $1.2 million of net proceeds, after deducting placement agent fees and offering costs. The Preferred Stock Units private placement will remain open through June 30, 2017 for subsequent closings, if any, in which the remaining 248,666 authorized Preferred Stock Units may be issued. See Note 14, Subsequent Events for a discussion of the Preferred Stock Units private placement transaction.

Common Stock

The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.001 per share. There were 13,330,811 and 12,250,000 shares of common stock outstanding as of December 31, 2016 and 2015, respectively.

In connection with the organization of the Company in June 2014, a total of 8,083,049 shares of the Company's common stock and 8,710,182 warrants (of which 627,133 warrants were subsequently returned to the Company in October 2014) ("Founders' Warrants") were sold to the Company's founders (the "Founders") for an aggregate purchase price of $3,212. The terms and conditions of the Founders' Warrants converted into the same terms and conditions of the warrants issued in the Company's IPO.

In June 2014 and July 2014, in a private placement (Private Placement 1), a total of 418,089 units, consisting of one share of common stock and one warrant, were sold to the initial investor investors ("Initial Investors") for an aggregate purchase price of $75,000 less offering costs of $7,500. In November 2014, the Company completed another private placement (Private Placement 2) of 2,355,233 units, consisting of one share of common stock and one warrant, raising $845,000 in gross offering proceeds less offering costs of $46,500. The warrants issued in the 2014 private placements ("Private Placement Warrants") converted into the same terms and conditions of the warrants issued in the Company's IPO.

In September 2015, the Company issued 1,393,629 shares of common stock in connection with the exercise of 1,393,629 Private Placement Warrants.

On April 28, 2016, the Company's IPO was consummated with the issuance of 1,060,000 units at an offering price of $5.00 per unit, with each unit consisting of one share of common stock and one warrant. The IPO resulted in gross cash proceeds of $5.3 million and $4.2 million of net cash proceeds, after deducting cash selling agent discounts and commissions and offering expenses. The Company estimated the fair value of its common stock issued in the IPO using the guideline transaction method of the market approach and arrived at an estimated fair value of common stock of $3.50.

A-22

Note 10 — Stockholders’ Equity (Deficit) (continued)

In November 2016, the Company issued 20,732 shares of common stock resulting from the exercise of 40,000 warrants on a cashless basis.

In December 2016, the Company issued 79 shares of common stock resulting from the exercise of 200 warrants on a cashless basis.

Warrants

The table below summarizes warrants outstanding and warrant activity during the years ended December 31, 2016 and 2015:

Balance at December 31, 2014	10,856,370
Issued	97,554
Exercised	(1,393,629)
Balance at December 31, 2015	9,560,295
Issued in connection with IPO	1,060,000
Exercised	(40,200)
Balance at December 31, 2016	10,580,095

The 9,560,295 warrants outstanding as of December 31, 2015 automatically converted into warrants having the same terms and conditions as the 1,060,000 warrants issued in the Company’s IPO on April 28, 2016, including a $5.00 per share warrant exercise price and a warrant term of six years.

The warrants issued in the IPO have an exercise price of $5.00 per share and became exercisable on October 28, 2016 and expire on January 29, 2022 or earlier upon redemption by the Company under certain conditions, as discussed below.

Commencing April 28, 2017, the Company may redeem the outstanding warrants (other than those outstanding prior to the IPO held by the Company's management, founders, and members thereof, but including the warrants held by the initial investors), at the Company's option, in whole or in part, at a price of $0.01 per warrant:

*	at any time while the warrants are exercisable;

*	upon a minimum of 30 days' prior written notice of redemption;

*	if, and only if, the volume weighted average price of the Company's common stock equals or exceeds $10.00 (subject-to adjustment) for any 20 consecutive trading days ending three business days before the Company issues its notice of redemption, and provided the average daily trading volume in the stock is at least 20,000 shares per day; and,

*	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder's warrant upon surrender of such warrant.

In August 2015, the Company issued 97,554 warrants with an exercise price of $5.00 to an outside advisor in exchange for services. The estimated fair value of the warrants was $272,357 using the Black-Scholes option pricing model with the following assumptions: fair value of underlying common stock of $5.00, dividend yield of 0%, expected volatility of 58%, risk-free interest rate of 2.3%, and an expected term of six years.

In September 2015, certain holders of the Private Placement Warrants exercised 1,393,629 warrants for aggregate proceeds to the Company of $1,250,000.

A-23

Note 10 — Stockholders’ Equity (Deficit) (continued)

In November 2016, 40,000 warrants were exercised on a cashless basis, resulting in the issuance of 20,732 shares of common stock.

In December 2016, 200 warrants were exercised on a cashless basis, resulting in the issuance of 79 shares of common stock.

The Company filed a Registration Statement on Form S-1 (File No. 333-214288), declared effective February 3, 2017, to register the issuance of 1,020,000 shares of the Company’s common stock upon the exercise of 1,020,000 remaining unexercised warrants issued in the Company’s IPO. The Registration Statement also registers (i) the issuance of 1,062,031 shares of the Company's common stock upon the exercise of 1,062,031 of the unexercised warrants issued prior to the IPO (but only in the event such warrants are publicly transferred pursuant to Rule 144 prior to exercise) or (ii) the resale of such shares (but only in the event such warrants are exercised prior to being publicly transferred pursuant to Rule 144). In January 2017, the Company's CEO executed a transaction with a shareholder who had previously purchased shares of common stock and warrants in the Company's private financings prior to its IPO, under which the CEO purchased 25,000 warrants from the shareholder. Accordingly, the shares of common stock underlying the 25,000 warrants were not registered within the Registration Statement on Form S-1 (File No. 333-214288) as discussed above.

Unit Purchase Options

On April 28, 2016, the Company issued unit purchase options to the selling agents in the Company’s IPO. The unit purchase options provide for the purchase of 53,000 units at an exercise price of $5.50 per unit. Each unit covered by the unit purchase options is identical to the units sold in the Company’s IPO and consists of one share of common stock and one warrant to purchase a share of common stock at $5.00 per share. The Company estimated the fair value of the unit purchase options issued to the selling agents was $105,100, which was accounted for as offering costs of the Company's IPO. The fair value of the unit purchase options was determined using a Black-Scholes option pricing model with the following assumptions: fair value of the underlying unit of $5.00, dividend yield of 0.00%, expected volatility of 50%, risk free rate of 1.28% and remaining contractual term of 4.6 years.

A-24

Note 11 — Stock Based Compensation

In November 2014, the Company’s board of directors and stockholders adopted the 2014 Long-Term Incentive Equity Plan (the “2014 Stock Plan”). The 2014 Stock Plan is designed to enable the Company to offer employees, officers, directors and consultants, as defined, an opportunity to acquire a proprietary interest in the Company. The types of awards that may be granted under the 2014 Stock Plan include stock options, stock appreciation rights, restricted stock, and other stock-based awards subject to limitations under applicable law. All awards are subject to approval by the compensation committee of the Company’s board of directors. The 2014 Stock Plan reserves 1,951,081 shares of common stock for issuance in accordance with the 2014 Stock Plan’s terms. At December 31, 2016, there were 317,768 shares of common stock available for grant under the 2014 Stock Plan.

The following table summarizes information about stock options for the periods presented below:

		Weighted
	Number	Average	Aggregate
	Stock	Exercise	Intrinsic
	Options	Price	Value
Outstanding at December 31, 2015	—	$—
Granted	1,633,313	$5.14
Exercised	—	$—
Forfeited	—	$—
Outstanding at December 31, 2016	1,633,313	$5.14	$3,017,795
Vested and exercisable at December 31, 2016	356,719	$5.05	$670,621
Vested or expected to vest at December 31, 2016	1,633,313	$5.14

On April 28, 2016, upon the closing of the Company’s IPO, a total of 1,588,313 stock options were granted, including 961,178 to management, 487,770 to members of the board of directors, and 139,365 to members of the Company’s medical advisory board. The stock options have a ten year contractual term from date of grant, an exercise price of $5.00 per share, and vest 3/36 on the third month after the grant date and 1/36 on each successive month thereafter for the following 33 months.

In November 2016, the Company granted 25,000 stock options to a new member of the Company's medical advisory board, with a ten year contractual term from date of grant, an exercise price of $10.50 per share, and vesting ratably on a quarterly basis commencing December 31, 2016 and ending September 30, 2019.

In November 2016, the Company granted 20,000 stock options to a (related party) consultant, with a ten year contractual term from date of grant, an exercise price of $9.50 per share, and vesting ratably on a quarterly basis commencing December 31, 2016 and ending September 30, 2019.

The aggregate intrinsic value is computed as the difference between the exercise price of the underlying stock options and the quoted price of the common stock on December 31, 2016, to the extent the exercise price is less than the quoted price.

The weighted average remaining contractual term of stock options outstanding was 9.3 years at December 31, 2016. The weighted average remaining contractual term of stock options vested and exercisable was 9.3 years at December 31, 2016.

A-25

Note 11 — Stock Based Compensation (continued)

The cost of stock-based compensation awards granted to employees and directors is determined based on the grant-date fair value for stock options granted to employees and members of the board of directors and the vesting date fair value for stock options granted to non-employees, with the cost recognized on a straight-line basis over the award’s requisite service period. Stock-based compensation expense for the years ended December 31, 2016 and 2015 was recognized as follows:

	Year Ended
	December 31,
	2016	2015
General and administrative expenses	$664,068	$—
Research and development expenses	83,297	—
	$747,365	$—

At December 31, 2016, there was $2,196,566 of total unrecognized compensation cost related to stock options, which is expected to be recognized over the next 2.3 years (which represents the weighted average remaining requisite service periods for such awards).

The Company uses the Black-Scholes valuation model to estimate the fair value of stock options. The Black-Scholes valuation model requires the Company to make certain estimates and assumptions, including assumptions related to the expected price volatility of the Company’s stock, the period during which the options will be outstanding, the rate of return on risk- free investments, and the expected dividend yield for the Company’s stock.

Stock options issued to employees:

The grant date fair value of stock options granted to employees and members of the board of directors was $1.32 per share, calculated using the following Black-Scholes valuation model assumptions:

	Year Ended December 31,
	2016	2015
Risk-free interest rate	1.40%	—%
Expected term of options (in years)	5.8	—
Expected stock price volatility	50%	—%
Expected dividend yield	0%	—%

Stock options issued to non-employees:

The weighted average fair value of stock options granted to non-employees was $5.60 per share as of December 31, 2016, with such fair value calculated using the following weighted-average Black-Scholes valuation model assumptions:

	Year Ended
	December 31,
	2016	2015
Risk-free interest rate	1.85%	—%
Expected term of options (in years)	9.6	—%
Expected stock price volatility	60%	—%
Expected dividend yield	0%	—%

A-26

Note 11 — Stock Based Compensation (continued)

The weighted-average valuation assumptions for all stock-based awards were determined as follows:

Weighted-average risk-free interest rate: The Company bases the risk-free interest rate on the interest rate payable on U.S. Treasury securities in effect at the time of grant for a period commensurate with the assumed expected option term.

Expected term of options: The expected term of stock options represents the period of time options are expected to be outstanding, which for employees is the expected term derived using the simplified method and for non-employees is the contractual term.

Expected stock price volatility: The expected volatility is based on historical stock price volatilities of similar entities within the Company’s industry over the period commensurate with the expected term of the stock option.

Expected dividend yield: The estimate for annual dividends is $0.00 as the Company has not historically paid, and does not expect for the foreseeable future to pay, a dividend.

A-27

Note 12 —Loss Per Share

Basic loss per share is calculated by dividing the loss by the weighted-average number of shares of common stock outstanding for the period, without consideration for potential dilutive common shares. Since the Company was in a loss position for all periods presented, basic net loss per share is the same as diluted net loss per share as the inclusion of all potential dilutive common shares would have been anti-dilutive.

The following table sets forth the comparison of basic and fully diluted net loss per share for the periods indicated:

	Year Ended
	December 31,
	2016	2015
Net loss attributable to common stockholders	$5,650,851	$1,776,600
Weighted-average common shares outstanding	12,972,153	11,278,755
Net loss per common share - basic and diluted	$(0.44)	$(0.16)

The following securities at December 31, 2016 and 2015 have been excluded from the computation of diluted weighted shares outstanding, as their inclusion would be anti-dilutive:

	December 31,
	2016	2015
Warrants	10,580,095	9,560,295
Stock options	1,633,313	—
Unit purchase options as to shares of common stock	53,000	—
Unit purchase options as to shares underlying warrants	53,000	—
Total	12,319,408	9,560,295

In January 2017, the Company's board of directors authorized the sale of up to 500,000 Preferred Stock Units in a private placement transaction, with each Preferred Stock Unit consisting of one share of Series A Convertible Preferred Stock and one Series A Warrant, to purchase one share of common stock at an initial exercise price of $8.00 per share. Subsequently, in January 2017, the Company completed initial closings of a private placement of 251,334 Preferred Stock Units. (See Note 14, Subsequent Events for a discussion of the Preferred Stock Units private placement transaction.) While the Series A Convertible Preferred Stock and Series A Warrants are convertible into common shares, if they had been outstanding at December 31, 2016, they would have been excluded from the computation of diluted weighted average shares outstanding, as their inclusion would be anti-dilutive.

A-28

Note 13 — Selected Quarterly Financial Data (unaudited)

The following tables contain (unaudited) quarterly financial statement information for the years ended December 31, 2016 and 2015. The Company believes the following information includes all normal recurring adjustments necessary for a fair presentation of the information for the periods presented. The operating results for any quarter are not necessarily indicative of financial results for any future period.

	2016 Quarters Ended:
	March 31	June 30	September 30	December 31
Revenues	$—	$—	$—	$—
General and administrative expenses	517,739	959,734	1,350,248	1,103,543
Research and development expenses	179,141	355,001	578,474	606,971
Total operating expenses	696,880	1,314,735	1,928,722	1,710,514
Net loss	(696,880)	(1,314,735)	(1,928,722)	(1,710,514)
Net loss per share, basic and diluted(1)	$(0.06)	$(0.10)	$(0.14)	$(0.13)
Weighted average common shares outstanding - basic and diluted	12,250,000	12,299,495	13,310,000	13,317,672

	2015 Quarters Ended:
	March 31	June 30	September 30	December 31
Revenues	$—	$—	$—	$—
General and administrative expenses	130,337	293,158	274,371	589,407
Research and development expenses	16,000	67,450	264,532	141,345
Total operating expenses	146,337	360,608	538,903	730,752
Net loss	(146,337)	(360,608)	(538,903)	(730,752)
Net loss per share, basic and diluted(1)	$(0.01)	$(0.03)	$(0.05)	$(0.06)
Weighted average common shares outstanding - basic and diluted	10,856,371	10,856,371	11,138,505	12,250,000

(1)	Net loss per share, basic and diluted is computed independently for each quarter and year presented, and as such, the sum of the quarters may not equal the full year amounts.

A-29

Note 14 — Subsequent Events

Preferred Stock Units Private Placement Transaction

In January 2017, the Company's board of directors authorized the sale of up to 500,000 preferred stock units (the "Preferred Stock Units") in a private placement transaction, with each Preferred Stock Unit consisting of one share of Series A Convertible Preferred Stock ("Series A Convertible Preferred Share") and one Series A Warrant ("Series A Warrant"), as discussed below. Subsequently, in January 2017, the Company completed initial closings of a private placement of 251,334 Preferred Stock Units at a price of $6.00 per unit, resulting in gross proceeds of approximately $1.5 million and approximately $1.2 million of net proceeds, after deducting placement agent fees and offering costs. The Preferred Stock Units private placement transaction will remain open through June 30, 2017 for subsequent closings, if any, in which the remaining 248,666 authorized Preferred Stock Units may be issued.

Registration Rights Agreement

In connection with the Preferred Stock Units private placement, the Company has entered into a registration rights agreement (the "Registration Rights Agreement") with participating private placement investors, requiring the Company to file a registration statement with the Securities and Exchange Commission registering for resale the maximum number of common shares that could be issued upon conversion of the issued Series A Convertible Preferred Shares and the exercise of the Series A Warrants or, if converted as described below, the Series X Common Warrants. The Registration Rights Agreement requires the Company to file a registration statement registering the underlying common shares no later than sixty (60) days from the closing of the Preferred Stock Units private placement and to use commercially reasonable best efforts to have such registration statement declared effective no later than one hundred and fifty (150) days from the private placement closing. Delays in the filing of the registration statement or maintaining its effectiveness would result in the Company having to pay damages of 2% of each investor's subscription amount on the date of a Filing Failure, Effectiveness Failure, and Maintenance Failure, as well as every 30th day thereafter (pro-rated for periods totaling less than 30 days) until the failure is cured.

Series A Convertible Preferred Shares

The Series A Convertible Preferred Shares have a par value of $0.001 per share and a stated value of $6.00 per share and are convertible into common shares at the holders’ election initially at a stated conversion price of $6.00 per share. The holders of the Series A Convertible Preferred Shares may elect conversion at any time after the Company has obtained shareholder approval of the private placement transaction in accordance with Nasdaq Stock Market Rule 5635(d). The conversion price of the Series A Convertible Preferred shares will be reduced by a prescribed formula should any subsequent issuances of convertible securities by the Company be sold at a price lower than the conversion price of the Series A Convertible Preferred Shares immediately prior to such issuance. The Series A Convertible Preferred Shares have a liquidation preference, provide for dividends at an 8% annual rate which is compounded quarterly. The dividends may be settled, after April 1, 2017, at the option of the Company, through any combination of the issuance of additional Series A Convertible Preferred Shares, common shares and /or cash payment. The Series A Convertible Preferred Shares have no voting rights. In the case of a Deemed Liquidation Event, the Series A Convertible Preferred Shares can become redeemable at the election of at least two-thirds of holders of the then outstanding Series A Convertible Preferred Shares if the Company fails to effect a dissolution of the Company under the Delaware General Corporation Law within ninety (90) days after such Deemed Liquidation Event.

A-30

Note 14 — Subsequent Events (continued)

Series A Warrants

Each of the Series A Warrants may be exercised after the Company obtains shareholder approval of the private placement transaction, for one share of common stock at an initial exercise price of $8.00 per share. The exercise price of the Series A Warrants will be reduced by a prescribed formula in the event the Company issues common stock, options, or convertible securities at a price lower than the exercise price of Series A Warrants immediately prior to such securities issuance. The Series A Warrants may be exercised any time after the Company has obtained shareholder approval of the private placement in accordance with Nasdaq Stock Market Rule 5635(d) (“Initial Exercise Date”) and expire after the close of business on April 30, 2024. If at any time after the six (6) month anniversary of the date of the Closing, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares underlying the Series A Warrants, then the Series A Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise”.

During the time the Series A Warrants are outstanding, the holders will be entitled to participate in dividends or other distributions on a pro rata basis based upon the equivalent number of common shares that would have been outstanding had the warrants been fully exercised.

The Series A Warrants are not subject to redemption.

Series A Warrants Exchange Option

Each Series A Warrant constituting a component of each Unit can be exchanged through April 30, 2024 for four (4) Series X Warrants. Each Series X Warrant is exercisable for one share of Common Stock at an initial exercise price of $6.00 per share (the “Series X Exercise Price”). The Series X Warrants are exercisable at any time after the later of (i) the date the final stockholder approval has been obtained under Nasdaq Stock Market Rule 5635(d) and (ii) October 31, 2018, and until April 30, 2024. The Series X Exercise Price and number of shares of Common Stock issuable upon exercise of a Series X Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits or similar events affecting the common stock. Holders may exercise Series X Warrants by paying the exercise price in cash or, at any time after the six-month anniversary of the Closing Date, if there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Series X Warrant Shares by the holder, then the Series X Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. At any time after April 30, 2019, the Company, may at its option, redeem all, but not less than all, of the outstanding Series X Warrants at a price of $0.01 per Series X Warrant if the volume weighted average price per share of the Common Stock has been at least $18.00 (as adjusted for stock splits, stock dividends, or similar events occurring after the Closing Date) for twenty Trading Days out of the thirty Trading Day period ending three Business Days prior to the notice of redemption in addition to certain other conditions.

On February 10, 2017, there were 251,334 Series A Warrants issued and outstanding which if fully exchanged for Series X Warrants would result in an aggregate issuance of 1,005,336 Series X Warrants.

Other Matters

Except as otherwise noted herein, the Company has evaluated subsequent events through the date of filing of this Annual Report on Form 10-K, and determined there to be no events requiring adjustments to the consolidated financial statements or disclosures therein.

A-31

Annex B

PAVMED INC. AND SUBSIDIARY

INDEX TO SEPTEMBER 30, 2017 UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

B-1

PAVMED INC.

and SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash	$3,111,456	$585,680
Prepaid expenses and other current assets	103,272	155,490
Total current assets	3,214,728	741,170
Equipment, net	17,994	18,000
Deferred offering costs	—	111,249
Total assets	$3,232,722	$870,419

Liabilities, Preferred Stock, and Stockholders’ Deficit
Current liabilities
Accounts payable	$991,693	$949,413
Accrued expenses and other current liabilities	354,289	240,073
Accrued interest expense	187,500	—
Series A Warrants	4,731,557	—
Derivative liability	1,298,113	—
Total current liabilities	7,563,152	1,189,486

Senior Secured Note, net of $3,417,233 unamortized debt discount	1,582,767	—

Total liabilities	$9,145,919	$1,189,486

COMMITMENTS AND CONTINGENCIES (NOTE 10)

Preferred Stock
par value $0.001, 20,000,000 shares authorized;
Series A Convertible Preferred Stock, par value $0.001, 422,838 and 0 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	—

Stockholders’ Deficit
Series A-1 Convertible Preferred Stock, par value $0.001, 125,000 and 0 shares issued and outstanding at September 30, 2017 and December 31, 2016 respectively	189,550	—
Common stock, par value $0.001; 50,000,000 shares authorized, 13,343,061 and 13,330,811 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	13,343	13,331
Additional paid-in capital	12,157,358	7,369,437
Accumulated deficit	(18,273,448)	(7,701,835)
Total Stockholders’ Deficit	(5,913,197)	(319,067)
Total Liabilities, Series A Convertible Preferred Stock, and Stockholders’ Deficit	$3,232,722	$870,419

See accompanying notes to the unaudited condensed consolidated financial statements.

B-2

PAVMED INC.

and SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue	$—	$—	$—	$—

General and administrative expenses	1,263,122	1,350,248	4,082,366	2,827,721
Research and development expenses	704,866	578,474	2,063,319	1,112,616
Total operating expenses	1,967,988	1,928,722	6,145,685	3,940,337

Loss from operations	(1,967,988)	(1,928,722)	(6,145,685)	(3,940,337)

Other income (expense)
Interest expense	(362,142)	—	(362,142)	—
Loss on the issuance of Series A Preferred Stock Units	—	—	(3,124,285)	—
Change in fair value of Series A Warrants liability	(2,215,671)	—	(680,851)	—
Change in fair value of derivative liability	(583,517)	—	(76,150)	—
Other income (expense), net	(3,161,330)	—	(4,243,428)	—

Loss before income tax	(5,129,318)	(1,928,722)	(10,389,113)	(3,940,337)

Income tax	—	—	—	—

Net loss	(5,129,318)	(1,928,722)	(10,389,113)	(3,940,337)

Series A Convertible Preferred Stock dividends	(52,299)	—	(130,010)	—
Series A-1 Convertible Preferred Stock dividends	(6,196)	—	(6,196)	—
Deemed dividend Series A-1 Convertible Preferred Stock	(182,500)	—	(182,500)	—

Net loss attributable to common stockholders	$(5,370,313)	$(1,928,722)	$(10,707,819)	$(3,940,337)

Net loss attributable to common stockholders per share, basic and diluted	$(0.40)	$(0.14)	$(0.80)	$(0.31)

Weighted average common shares outstanding - basic and diluted	13,332,629	13,310,000	13,331,585	12,855,714

See accompanying notes to the unaudited condensed consolidated financial statements.

B-3

PAVMED INC.

and SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF

SERIES A CONVERTIBLE PREFERRED STOCK

and STOCKHOLDERS’ DEFICIT

(unaudited)

			Stockholders’ Deficit
	Series A		Series A-1
	Convertible		Convertible				Additional		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance at December 31, 2016	—	$—	—	—	13,330,811	$13,331	$7,369,437	$(7,701,835)	$(319,067)

Issuance of Series A Convertible Preferred Stock	422,838	—

Issuance of Series A-1 Convertible Preferred Stock and Series A-1 Warrants			125,000	7,050			492,950		500,000

Series A-1 Convertible Preferred Stock deemed dividend				182,500				(182,500)	—

Issuance of Series S Warrants in connection with Senior Secured Note							3.434,452		3,434,452

Common stock issued upon exercise of warrants					12,250	12	61,238		61,250

Stock-based compensation							799,281		799,281

Net loss								(10,389,113)	(10,389,113)
Balance at September 30, 2017	422,838	$—	125,000	$189,550	13,343,061	$13,343	$12,157,358	$(18,273,448)	$(5,913,197)

See accompanying notes to the unaudited condensed consolidated financial statements.

B-4

PAVMED INC.

and SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(10,389,113)	$(3,940,337)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	5,307	2,315
Stock-based compensation	799,281	499,628
Loss on the issuance of Preferred Stock Units	3,124,285	—
Change in fair value of Series A Warrants	680,851	—
Change in fair value of derivative liability	76,150	—
Amortization of discount on Senior Secured Note	174,642	—
Accrued interest expense - Senior Secured Note	187,500	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	52,218	(169,057)
Accounts payable	42,280	538,063
Accrued expenses and other current liabilities	225,465	(182,499)
Net cash flows used in operating activities	(5,021,134)	(3,251,887)

Cash flows from investing activities
Purchase of equipment	(5,301)	(21,793)
Net cash flows used in investing activities	(5,301)	(21,793)

Cash flows from financing activities
Proceeds from issuance of Series A Preferred Stock Units	2,537,012	—
Payment of offering costs in connection with Series A Preferred Stock Units	(388,628)	—
Proceeds from issuance of Series A-1 Preferred Stock Units	500,000	—
Proceeds from issuance of senior secured note payable	4,842,577	—
Proceeds from issuance of units in connection with initial public offering	—	5,300,000
Payment of offering costs in connection with initial public offering	—	(1,004,938)
Proceeds from common stock issued upon exercise of warrants	61,250	—
Net cash flows provided by financing activities	7,552,211	4,295,062

Net increase in cash	2,525,776	1,021,382
Cash, beginning of period	585,680	767,268
Cash, end of period	$3,111,456	$1,788,650

Supplemental non-cash financing activities
Fair value of Series A Warrants - issue dates (aggregate)	$4,050,706	$—
Fair value of derivative liability - issue dates (aggregate)	$1,221,963	$—
Fair value of Series A-1 Warrant - issue date	$310,450	$—
Fair value of Series A-1 Convertible Preferred Stock - issue date	$7,050	$—
Fair value of senior secured note - issue date	$1,408,125	$—
Fair value of Series-S Warrants - issue date	$3,434,452	$—

Deferred offering costs in connection with initial public offering	$—	$272,356

See accompanying notes to the unaudited condensed consolidated financial statements.

B-5

PAVMED INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — The Company, Description of the Business, and Going Concern

PAVmed Inc. (“PAVmed” or the “Company”) is a highly-differentiated multi-product medical device company organized to advance a broad pipeline of innovative medical technologies from concept to commercialization, employing a business model focused on capital efficiency and speed to market. The Company is focused on advancing its lead products towards regulatory approval and commercialization, protecting its intellectual property, and building its corporate infrastructure and management team. The Company was organized under the laws of the State of Delaware on June 26, 2014 (inception), originally under the name of PAXmed Inc., and on April 19, 2015, changed its name to PAVmed Inc. The Company operates in one segment as a medical device company.

The Company has financed its operations principally through the issuances of its common stock, preferred stock, warrants, and debt. Prior to the Company’s 2016 initial public offering (IPO), the Company raised approximately $2.1 million of net cash proceeds from private offerings of its common stock and warrants. See Note 13, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants, for a discussion of the Company’s common stock and warrants issued before the Company’s IPO. The Company realized approximately $4.2 million of net cash proceeds resulting from the Company’s IPO on April 28, 2016. In the nine months ended September 30, 2017, the Company has raised approximately $7.5 million of net cash proceeds resulting from three transactions, including: the Note and Security Purchase Agreement with Scopia Holdings LLC, including the issuance of a Senior Secured Note and Series S Warrants; the Series A-1 Preferred Stock Units private placement; and the Series A Preferred Stock Units private placement.

Initial Public Offering

Under a registration statement on Form S-1 (File No. 333-203569) declared effective January 29, 2016, the Company’s IPO was consummated on April 28, 2016, resulting in $4.2 million of net cash proceeds, after deducting cash selling agent discounts and commissions and offering expenses, from the issuance of 1,060,000 units at an offering price of $5.00 per unit, with each such unit comprised of one share of common stock of the Company and one warrant to purchase a share of common stock of the Company, with such warrant referred to as a “Series W Warrant”. The units issued in the IPO were initially listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PAVMU”, until July 27, 2016, when the PAVMU units ceased to be quoted and traded on Nasdaq, and the underlying shares of common stock and the Series W Warrants began separate trading on Nasdaq, under their respective individual symbols of “PAVM” for the shares of common stock and “PAVMW” for the Series W Warrants.

See Note 13, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants, for a further discussion of the Company’s common stock and Series W Warrants.

Note and Security Purchase Agreement with Scopia Holdings LLC

The Company and Scopia Holdings LLC (“Scopia or the Lender”) entered into a Note and Security Purchase Agreement, under which, upon Scopia delivering to the Company $4.8 million in net cash proceeds by wire transfer on July 3, 2017, the Company issued to Scopia and its designees, a Senior Secured Note with an initial principal amount of $5.0 million (“Scopia Note”), and 2,660,000 Series S Warrants to purchase shares of common stock of the Company.

The Scopia Note bears interest at a fixed annual rate of 15.0%, with interest payable semi-annually in arrears on June 30 and December 30 of each calendar year, commencing on December 30, 2017. The Company may elect, at its sole discretion, to defer payment of up to 50% of the semi-annual interest, with the remaining unpaid interest added to and increasing the outstanding interest-bearing principal balance of the Scopia Note by such amount. The aggregate remaining unpaid principal balance of the Scopia Note is due on June 30, 2019.

The Series S Warrants were immediately exercisable upon issuance, have an exercise price of $0.01 per share, with such exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock, may be exercised for cash or on a cashless basis, and expire June 30, 2032, with any Series S Warrants outstanding on the expiration date automatically exercised on a cashless basis.

See Note 12, Note and Securities Purchase Agreement, Senior Secured Note, and Series S Warrants, for a further discussion of the Note and Security Purchase Agreement with Scopia Holdings LLC; and, Note 13, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants, for further information with respect to the Series S Warrants.

B-6

Note 1 — The Company, Description of the Business, and Going Concern (continued)

Series A-1 Preferred Stock Units Private Placement

On August 3, 2017, the Company’s Board of Directors authorized the issuance of up to 150,000 Series A-1 Preferred Stock Units, and on August 4, 2017, the Company entered into a Securities Purchase Agreement, which was subsequently amended on October 18, 2017, pursuant to which the Company may issue up to an aggregate of $600,000 (subject to increase) of Series A-1 Preferred Stock Units at a price of $4.00 per unit, in a private placement transaction (Series A-1 Preferred Stock Units private placement).

At the August 4, 2017 closing of the Series A-1 Preferred Stock Units private placement, a total of 125,000 Series A-1 Preferred Stock Units were issued for aggregate proceeds of $500,000. The Company did not incur placement agent fees in connection with the Series A-1 Preferred Stock Units private placement.

A Series A-1 Preferred Stock Unit was comprised of one share of Series A-1 Convertible Preferred Stock convertible into a share of common stock of the Company, and one Series A-1 Warrant exercisable for a share of common stock of the Company, or the Series A-1 Warrant may be exchanged for five Series W Warrants or four Series X-1 Warrants each of which is exercisable for a share of common stock of the Company.

See Note 13, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants, for a further discussion of the Series A-1 Preferred Stock Units private placement, the Series A-1 Convertible Preferred Stock, the Series A-1 Warrants, and the Series W Warrants or Series X-1 Warrants which may be issued upon the exchange of Series A-1 Warrants.

Series A Preferred Stock Units Private Placement

The Company’s Board of Directors authorized the issuance of up to a total of 1.25 million Series A Preferred Stock Units, including authorizing 500,000 units on January 21, 2017 and 750,000 units on May 10, 2017. On January 26, 2017, the Company entered into a Securities Purchase Agreement pursuant to which the Company may issue up to an aggregate of $3,000,000 (subject to increase) of Series A Preferred Stock Units at a price of $6.00 per unit, in a private placement transaction (Series A Preferred Stock Units private placement).

At the Series A Preferred Stock Units private placement initial closing on January 26, 2017, and at subsequent closings on January 31, 2017 and March 8, 2017, a total of 422,838 Series A Preferred Stock Units were issued for aggregate gross proceeds of approximately $2.5 million and net proceeds of approximately $2.2 million, after payment of placement agent fees and closing costs.

A Series A Preferred Stock Unit was comprised of one share of Series A Convertible Preferred Stock convertible into a share of common stock of the Company, and one Series A Warrant exercisable for a share of common stock of the Company, or one Series A Warrant may be exchanged for four Series X Warrants, each of which is exercisable for a share of common stock of the Company.

See Note 13, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants, for a further discussion of the Series A Preferred Stock Units private placement, Series A Convertible Preferred Stock, Series A Warrant, and the Series X Warrants which may be issued upon the exchange of Series A Warrants.

B-7

Note 1 — The Company, Description of the Business, and Going Concern (continued)

Going Concern

The provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Presentation of Financial Statements - Going Concern (ASC 205-40) requires management to assess an entity’s ability to continue as a going concern within one year of the date of the financial statements are issued. In each reporting period, including interim periods, an entity is required to assess conditions known and reasonably knowable as of the financial statement issuance date to determine whether it is probable an entity will not meet its financial obligations within one year from the financial statement issuance date. Substantial doubt about an entity’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate it is probable the entity will be unable to meet its financial obligations as they become due within one year after the date the financial statements are issued.

The Company is an early stage and emerging growth company and has not generated any revenues to date. As such, the Company is subject to all of the risks associated with early stage and emerging growth companies. Since inception, the Company has incurred losses and negative cash flows from operating activities. The Company does not expect to generate positive cash flows from operating activities in the near future until such time, if at all, the Company completes the development process of its products, including regulatory approvals, and thereafter, begins to commercialize and achieve substantial acceptance in the marketplace for the first of a series of products in its medical device portfolio.

The Company incurred a net loss attributable to common stockholders of $10,707,819 and had net cash flows used in operating activities of $5,021,134 for the nine months ended September 30, 2017. At September 30, 2017, the Company had an accumulated deficit of $18,273,448 and working capital of $1,681,246, adjusted to exclude the Series A Warrants liability of $4,731,557 and the Series A Convertible Preferred Stock embedded conversion option derivative liability of $1,298,113. In the near future, the Company anticipates incurring operating losses and does not expect to experience positive cash flows from operating activities and may continue to incur operating losses for the next several years as it completes the development of its products, seeks regulatory approvals, and begin to market such products. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the unaudited condensed consolidated financial statements are issued.

The Company estimates its current cash resources absent any additional sources of cash, is sufficient to fund its operations into the quarter ended June 30, 2018. Accordingly, the Company does not have sufficient cash resources to fund its anticipated operating losses beyond the twelve months after the date these unaudited condensed consolidated financial statements are issued. Therefore, the Company must raise additional cash to support its operating and capital needs beyond the quarter ended June 30, 2018.

The Company’s ability to fund its operations is dependent upon management’s plans, which include raising additional capital, obtaining regulatory approvals for its products currently under development, commercializing and generating revenues from products currently under development, and continuing to control expenses. However, there is no assurance the Company will be successful in these efforts.

A failure to raise sufficient capital, obtain regulatory approvals for the Company’s products, generate sufficient product revenues, or control expenditures, among other factors, will adversely impact the Company’s ability to meet its financial obligations as they become due and payable and to achieve its intended business objectives, and therefore, raises substantial doubt of the Company’s ability to continue as a going concern within one year after the date the unaudited condensed consolidated financial statements are issued.

The Company’s unaudited condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Company be unable to continue as a going concern.

B-8

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany transactions and balances have been eliminated in consolidation. The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. As permitted under SEC rules, certain footnotes or other financial information normally required by U.S. GAAP have been condensed or omitted, and accordingly the balance sheet as of December 31, 2016 has been derived from audited consolidated financial statements at that date but does not include all of the information required by U.S. GAAP for complete financial statements. These condensed consolidated financial statements have been prepared on the same basis as the Company’s annual financial statements and in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s financial information. The accompanying unaudited condensed consolidated financial statements and related financial information should be read in conjunction with the audited financial statements and related notes thereto as of and for the year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K filed with the SEC.

The results of operations for the nine months ended September 30, 2017 are not necessarily indicative of the results to be expected for the year ending December 31, 2017 or for any other interim period or for any other future periods.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant estimates in these unaudited condensed consolidated financial statements include those related to the fair value of warrants, the fair value of derivative liability, stock-based compensation, research and development expenses, the provision or benefit for income taxes and the valuation allowance on deferred tax assets. In addition, management’s assessment of the Company’s ability to continue as a going concern involves the estimation of the amount and timing of future cash inflows and outflows. On an ongoing basis, the Company evaluates its estimates, judgements, and methodologies. The Company bases its estimates on historical experience and on various other assumptions believed to be reasonable. Due to the inherent uncertainty involved in making estimates, actual results could differ materially from those estimates.

Cash

The Company maintains its cash at a major financial institution with high credit quality. At times, the balance of its cash deposits may exceed federally insured limits. The Company has not experienced and does not anticipate any losses on deposits with commercial banks and financial institutions which exceed federally insured limits.

Research and Development Expenses

Research and development expenses are recognized as incurred and include the salary and stock-based compensation of the Company’s Chief Medical Officer (“CMO”) and the costs related to the Company’s various contract research service providers, suppliers, engineering studies, supplies, and outsourced testing and consulting, as well as rental costs for equipment and access to certain facilities at one of the Company’s contract research service providers.

Offering Costs

Offering costs consist of certain legal, accounting, and other advisory fees incurred related to the Company’s efforts to raise debt and equity capital. Offering costs in connection with equity financing are recognized as either an offset against the financing proceeds to extent the underlying security is equity classified or a current period expense to extent the underlying security is liability classified. Offering costs, lender fees, and warrants issued in connection with debt financing are recognized as debt discount, which reduces the reported carrying value of the debt, and which is amortized as interest expense, generally over the contractual term of the debt agreement, to result in a constant rate of interest. Offering costs associated with in-process capital financing are accounted for as deferred offering costs. The deferred offering costs at December 31, 2016 relate to legal fees incurred with respect to an in-process financing transaction involving the Series A Preferred Stock Units private placement transaction, with such transaction discussed in Note 13, Series A Convertible Preferred Stock, Shareholders’ Deficit, and Warrants.

Patent Costs and Purchased Patent License Rights

Patent related costs in connection with filing and prosecuting patent applications and patents filed by the Company are expensed as incurred, and are classified as general and administrative expenses. The purchase of patent license rights for use in research and development activities are expensed as incurred and are classified as research and development expense.

B-9

Note 2 — Summary of Significant Accounting Policies (continued)

Equipment

Equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of assets, the cost and related accumulated depreciation are removed from the balance sheet and resulting gain or loss, if any, is included in the consolidated statement of operations. The useful lives of equipment are as follows:

Research and development equipment	5 years
Computer equipment	3 years

Long-Lived Assets

The Company evaluates its long-lived assets, including equipment, for impairment whenever events or changes in circumstances indicate the carrying value of these assets may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amount of each asset to the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the asset is considered impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired assets. The Company has not recorded impairment of any long-lived assets in the periods presented.

Fair Value Measurements

FASB ASC Topic 820, Fair Value Measurement, (ASC 820) defines fair value as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a transaction measurement date. The ASC 820 three-tier fair value hierarchy prioritizes the inputs used in the valuation methodologies, as follows:

Level 1	Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2	Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets which are not active, or other inputs observable or can be corroborated by observable market data.

Level 3	Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The carrying values of cash, accounts payable, and accrued expenses, approximate their respective fair value due to the short-term nature of these financial instruments at September 30, 2017 and December 31, 2016.

At September 30, 2017, the Series A Convertible Preferred Stock conversion option embedded derivative liability and the Series A Warrants liability were initially and are subsequently measured at fair value in accordance with FASB ASC 820, using a Monte Carlo simulation valuation model, using the Company’s common stock price and certain Level 3 inputs to take into account the probabilities of certain events occurring over the life of the respective financial instrument. At December 31, 2016 the Company did not have any assets or liabilities required to be measured at fair value on a recurring basis in accordance with ASC 820. See Note 3, Financial Instruments Fair Value Measurements, for further information regarding the estimated fair value of these financial instruments.

The non-recurring issue-date fair values of the Senior Secured Note and Series S Warrants issued in connection with the Note and Security Purchase Agreement between the Company and Scopia Holdings LLC and the Series A-1 Convertible Preferred Stock and Series A-1 Warrants issued in the Series A-1 Preferred Stock Units private placement, utilized the Company’s common stock price and certain Level 3 inputs in the development of discounted cash flow analyses and Black-Scholes valuation models. Further information regarding such non-recurring issue-date fair values is discussed in Note 12, Note and Securities Purchase Agreement, Senior Secured Note, and Series S Warrants; and, Note 13, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants.

Financial Instruments

The Company evaluates its financial instruments to determine if those instruments or any potential embedded components of those instruments qualify as derivatives that need to be separately accounted for in accordance with FASB ASC Topic 815, Derivatives and Hedging (ASC 815). Warrants are classified as either equity or a derivative liability depending on the specific terms of the respective warrant agreement. Generally, warrants with cash settlement or certain exercise price adjustment provisions, are accounted for as a derivative liability. A warrant classified as a liability, or a bifurcated embedded derivative classified as a liability, is initially measured at its issue-date fair value, with such fair value subsequently adjusted at each reporting period, with the resulting adjustment recognized as other income or expense. If upon the occurrence of an event resulting in the warrant liability or the embedded derivative liability being subsequently classified as equity, the fair value will be adjusted on such date-of-occurrence, with such date-of-occurrence fair value adjustment recognized as other income or expense, and then it will be classified as equity at such date-of-occurrence adjusted fair value.

B-10

Note 2 — Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company issues stock-based awards to employees, members of its board of directors, and non-employees. Stock-based awards to employees and members of its board of directors are accounted for in accordance with FASB ASC Topic 718, Stock Compensation, and stock-based awards to non-employees are accounted for in accordance with FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees.

The Company measures the compensation expense of stock-based awards granted to employees and members of its board of directors using the grant-date fair value of the award and recognizes compensation expense for stock-based awards on a straight-line basis over the requisite service period, which is generally the vesting period of the respective stock option award.

The Company measures the expense of stock-based awards granted to non-employees on a vesting date basis, fixing the fair value of vested non-employee stock options as of the their respective vesting date. The fair value of vested non-employee stock options is not subject-to-change at subsequent reporting dates. The estimated fair value of the unvested non-employee stock options is remeasured to then current fair value at each subsequent reporting date. The expense of non-employee stock options is recognized on a straight-line basis over the service period, which is generally the vesting period of the respective non-employee stock option award.

In March 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, (“ASU 2016-09”) which simplified several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The guidance is effective for the Company beginning January 1, 2017, although early adoption is permitted. The Company elected to early adopt ASU 2016-09 effective as of April 1, 2016. As the Company did not have any stock options issued or outstanding prior to the closing of its IPO, the early adoption did not have an impact on the Company’s consolidated financial position, results of operations and cash flows.

Income Taxes

The Company accounts for income taxes using the asset and liability method, as required by FASB ASC Topic 740, Income Taxes, (ASC 740). Current tax liabilities or receivables are recognized for the amount of taxes estimated to be payable or refundable for the current year. Deferred tax assets and liabilities are recognized for estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, along with net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes.

The Company assesses the likelihood its deferred tax assets will be recovered from future taxable income, and to the extent it deems reasonable, based on available evidence, it is more-likely-than-not all or a portion of the deferred tax assets will not be realized, a valuation allowance reserve is established through a charge to income tax expense.

The Company recognizes the benefit of an uncertain tax position it has taken or expects to take on its income tax return if such a position is more-likely-than-not to be sustained upon examination by the taxing authorities, with the tax benefit recognized being the largest amount having a greater than 50% likelihood of being realized upon ultimate settlement.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of September 30, 2017 and December 31, 2016, or recognized during the three and nine months ended September 30, 2017 and 2016. As of September 30, 2017, the Company does not have any unrecognized tax benefits resulting from uncertain tax positions. The Company is not aware of any issues under review to potentially result in significant payments, accruals, or material deviations from its position.

Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing the net loss by the sum of the weighted-average number of common shares outstanding during the reporting period, and, if dilutive, the incremental shares resulting from common stock equivalents, computed using the treasury stock method. The Company’s common stock equivalents include: stock options, unit purchase options, convertible preferred stock, and warrants. Notwithstanding, as the Company’s consolidated financial results resulted in a net loss for all periods presented, diluted net loss per share is the same as basic net loss per share, due to the exclusion of incremental shares resulting from common stock equivalents as their inclusion would have been anti-dilutive.

B-11

Note 2 — Summary of Significant Accounting Policies (continued)

Segment Data

The Company manages its operations as a single operating segment for the purposes of assessing performance and making operating decisions. No revenue has been generated since inception, and all tangible assets are held in the United States.

JOBS Act Accounting Election

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.

Recent Accounting Pronouncements

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815) - Part I - Accounting for Certain Financial Instruments with Down-Round Features, and Part II - Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Principally, ASU 2017-11 amendments simplify the accounting for certain financial instruments with down-round features. The amendments require companies to disregard the down-round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. Companies that provide earnings per share (EPS) data will adjust their basic EPS calculation for the effect of the down-round feature when triggered (i.e., when the exercise price of the related equity-linked financial instrument is adjusted downward because of the down-round feature) and will also recognize the effect of the trigger within equity. Additionally, ASU 2017-11 also addresses “navigational concerns” within the FASB ASC related to an indefinite deferral available to private companies with mandatorily redeemable financial instruments and certain noncontrolling interests, which has resulted in the existence of significant “pending content” in the ASC. The FASB decided to reclassify the indefinite deferral as a scope exception, which does not have an accounting effect. The guidance of ASU 2017-11 is effective for public business entities, as defined in the ASC Master Glossary, for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and for all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Earlier adoption is permitted for all entities as of the beginning of an interim period for which financial statements (interim or annual) have not been issued or have not been made available for issuance. The Company is evaluating the impact of this guidance on its consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718) - Scope of Modification Accounting. In ASU 2017-09, the FASB provides guidance on determining which changes to the terms and conditions of stock-based compensation arrangements require the application of “modification accounting” under ASC 718. Generally, ASC 718 modification accounting is not applicable if the stock-based arrangement immediately before and after the modification has the same fair value, vesting conditions, and balance sheet classification. The guidance of ASU 2017-09 is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for public business entities, as defined in the ASC Master Glossary, for periods for which financial statements have not yet been issued, and for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The Company adopted this guidance as of April 1, 2017, and it did not have an effect on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which amends the guidance of FASB ASC Topic 805, Business Combinations (ASC 805) adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (disposals) of assets or businesses. The objective of ASU 2017-01 is to narrow the definition of what qualifies as a business under Topic 805 and to provide guidance for streamlining the analysis required to assess whether a transaction involves the acquisition (disposal) of a business. ASU 2017-01 provides a screen to assess when a set of assets and processes do not qualify as a business under Topic 805, reducing the number of transactions that need to be considered as possible business acquisitions. ASU 2017-01 also narrows the definition of output under Topic 805 to make it consistent with the description of outputs under Topic 606. The guidance of ASU 2017-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years and early adoption is permitted under certain circumstances. The Company is evaluating the impact of this guidance on its consolidated financial statements.

B-12

Note 2 — Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In August 2016, the FASB issued ASU 2016-15, which amended the guidance of FASB ASC Topic 230, Statement of Cash Flows (ASC 230) on the classification of certain cash receipts and payments. The primary purpose of ASU 2016-15 is to reduce the diversity in practice which has resulted from a lack of consistent principles on this topic. The amendments of ASU 2016-15 add or clarify guidance on eight specific cash flow issues, including debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, distributions received from equity method investees, beneficial interests in securitization transactions, and separately identifiable cash flows and application of the predominance principle. The guidance of ASU 2016-15 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is evaluating the impact of this guidance on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and subsequently issued additional updates amending the guidance contained in Topic 606 (ASC 606), thereby affecting the guidance contained in ASU 2014-09. ASU 2014-09 and the subsequent ASC 606 updates will supersede and replace nearly all existing U.S. GAAP revenue recognition guidance. The core principle of ASU 2014-09 is to recognize revenue when promised goods or services are transferred to customers in an amount equal to the consideration to which the entity expects to be entitled for those goods and services. ASU 2014-09 defines a five step process to achieve this core principle, and in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2017, including interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting the standard recognized at the date of adoption (which includes additional footnote disclosures). To date, since its inception, the Company has not generated any revenue, as such, the provisions of ASC 606 have not impacted the Company’s consolidated results of operations or financial condition.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (“ASU 2016-08”). The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. The guidance is effective for the Company beginning January 1, 2018, although early adoption is permitted beginning January 1, 2017. To date, since its inception, the Company has not generated any revenue, as such, the provisions of ASC 606 have not impacted the Company’s consolidated results of operations or financial condition.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”). The amendments in ASU 2016-10 clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. The guidance is effective for the Company beginning January 1, 2018, although early adoption is permitted beginning January 1, 2017. To date, since its inception, the Company has not generated any revenue, as such, the provisions of ASC 606 have not impacted the Company’s consolidated results of operations or financial condition.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which establishes a right-of-use (“ROU”) model requiring a lessee to recognize a ROU asset and a lease liability for all leases with terms greater-than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods with those fiscal years. A modified retrospective transition approach is required for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of this guidance on its consolidated financial position, results of operations, and cash flows.

B-13

Note 3 — Financial Instruments Fair Value Measurements

Recurring Fair Value Measurements

The following fair value hierarchy table presents information about each major category of the Company’s financial instruments measured at fair value on a recurring basis as of September 30, 2017. There were no such financial instruments as of December 31, 2016.

	Fair Value Measurement on a Recurring Basis at Reporting Date Using:
	Quoted
	Prices in
	Active
	Markets	Significant
	for	Other	Significant
	Identical	Observable	Unobservable
	Items	Inputs	Inputs
	Level-1	Level-2	Level-3	Total
September 30, 2017
Liabilities
Series A Warrants	$—	$—	$4,731,557	$4,731,557
Series A Convertible Preferred Stock conversion
option embedded derivative liability	—	—	1,298,113	1,298,113
Total liabilities	$—	$—	$6,029,670	$6,029,670

The Series A Preferred Stock Units were issued in three closings in the three months ended March 31, 2017, with each such unit comprised of one share of Series A Convertible Preferred Stock and one Series A Warrant - with each, at the option of the holder, convertible into and exercisable for, respectively, a share of the Company’s common stock. See Note 13, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants for further discussion of the Series A Preferred Stock Units private placement, the Series A Convertible Preferred Stock, and the Series A Warrant.

The Series A Warrant and the Series A Convertible Preferred Stock conversion option, which is accounted for as an embedded derivative and bifurcated from its host financial instrument, were determined to be derivatives under FASB ASC 815, as, along with other provisions, their conversion price and exercise price, respectively, are subject to potential adjustment resulting from future financing transactions, under certain conditions.

The Series A Warrants and the Series A Convertible Preferred Stock conversion option embedded derivative are each classified as a current liability on the unaudited condensed consolidated balance sheet, and were initially measured at fair value at the time of issuance and are subsequently remeasured at fair value at each reporting period, with changes in fair value recognized as other income or expense in the unaudited condensed consolidated statement of operations.

A reconciliation of the Series A Warrants liability and the Series A Convertible Preferred Stock conversion option embedded derivative liability for the nine months ended September 30, 2017 is a follows:

		Series A
		Convertible
		Preferred Stock
		Conversion Option
	Series A	Embedded
	Warrants	Derivative
	Liability	Liability
Balance at December 31, 2016	$—	$—
Initial fair value on dates of issuance	4,050,706	1,221,963
Change in fair value	680,851	76,150
Balance at September 30, 2017	$4,731,557	$1,298,113

In the nine months ended September 30, 2017, the change in fair values resulted in the recognition of: an expense of $680,851 with respect to the Series A Warrants liability; and, an expense of $76,150 with respect to the Series A Convertible Preferred Stock conversion option embedded derivative liability. As the Series A Preferred Stock Units were issued in the three months ended March 31, 2017, there was no comparable amount in the prior year period.

B-14

Note 3 — Financial Instruments Fair Value Measurements (continued)

The fair value of the Series A Warrants liability and the Series A Convertible Preferred Stock conversion option embedded derivative liability was determined using a Monte Carlo simulation valuation model - using the Company’s common stock price and certain other Level-3 inputs to take into account the probabilities of certain events occurring over the life of the respective financial instrument. The resulting estimated fair value is subjective and is affected by changes in inputs to the valuation model including the Company’s common stock price, and the assumptions regarding the estimated volatility in the value of the Company’s common stock price; the Company’s dividend yield; the likelihood and timing of dilutive transactions; and, the risk-free rates based on U.S. Treasury security yields. Changes in these assumptions can materially affect the estimated fair value of each financial instrument. The Series A Warrants liability and the Series A Convertible Preferred Stock conversion option embedded derivative liability estimated fair value and the underlying assumptions as of the dates indicated, are as follows:

		Issue
		Dates’
		Aggregated
	September 30,	Weighted
Series A Warrants Liability	2017	Average
Fair value per Series A Warrant	$11.19	$9.58
Series A Warrants outstanding	422,838	422,838
Calculated aggregate fair value	$4,731,557	$4,050,706
Value of common stock	$5.43	$5.73
Exercise price per share	$6.65	$8.00
Expected term (years)	6.59	7.21
Volatility	53%	47%
Risk free rate	2.1%	2.3%
Dividend yield	0%	0%

		Issue
		Dates’
		Aggregated
Series A Convertible Preferred Stock	September 30,	Weighted
Conversion Option Embedded Derivative Liability	2017	Average
Fair value per conversion option	$3.07	$2.89
Series A Convertible Preferred Stock shares outstanding	422,838	422,838
Calculated aggregate fair value	$1,298,113	$1,221,963
Value of common stock	$5.43	$5.73
Conversion price per share	$4.99	$6.00
Expected term (years)	6.59	7.21
Volatility	53%	47%
Risk-free interest rate	2.1%	2.3%
Dividend yield	0%	0%

Non-recurring Fair Value Measurements

The non-recurring issue-date fair values of the Senior Secured Note and Series S Warrants issued in connection with the Note and Security Purchase Agreement between the Company and Scopia Holdings LLC, are presented in Note 12, Note and Securities Purchase Agreement, Senior Secured Note, and Series S Warrants.

The non-recurring issue-date fair values of the Series A-1 Convertible Preferred Stock and Series A-1 Warrants issued in the Series A-1 Preferred Stock Units private placement are presented in Note 13, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants.

B-15

Note 4 — Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following as of:

	September 30,	December 31,
	2017	2016
Security deposits	$14,250	$48,350
Prepaid insurance	30,230	35,947
Advanced payments to suppliers	58,792	71,193
Total prepaid expenses and other current assets	$103,272	$155,490

Note 5 — Equipment, Net

Equipment, net consisted of the following as of:

	September 30,	December 31,
	2017	2016
Research and development equipment	$13,656	$10,156
Computer equipment	13,438	11,637
	27,094	21,793
Less: accumulated depreciation	(9,100)	(3,793)
Equipment, net	$17,994	$18,000

Depreciation expense was $1,802 and $5,307 for the three and nine months ended September 30, 2017, respectively, and $1,478 and $2,315 for the three and nine months ended September 30, 2016, respectively.

Note 6 — Agreement Related to Intellectual Property Right

Tufts Patent License Agreement - Antibiotic-Eluting Resorbable Ear Tubes

On November 2, 2016, the Company executed a Patent License Agreement (the “Tufts Patent License Agreement”) with Tufts University and its co-owners, the Massachusetts Eye and Ear Infirmary and Massachusetts General Hospital (the “Licensors”). Pursuant to the Tufts Patent License Agreement, the Licensors granted the Company the exclusive right and license to certain patents in connection with the development and commercialization of antibiotic-eluting resorbable ear tubes based on a proprietary aqueous silk technology conceived and developed by the Licensors. Upon execution of the Tufts Patent License Agreement, the Company paid the Licensors an upfront non-refundable fee of $50,000. The Tufts Patent License Agreement also provides for payments from the Company to the Licensors upon the achievement of certain product development and regulatory clearance milestones as well as royalty payments on net sales upon the commercialization of products developed utilizing the licensed patents. The Company incurred expenses related to patent fee reimbursement under the Tufts Patent License Agreement of $21,945 and $42,496 in the three and nine months ended September 30, 2017, respectively.

The Company accounted for the Tufts Patent License Agreement as an asset acquisition as the license agreement did not meet the definition of a business pursuant to the guidance prescribed in FASB ASC Topic 805, Business Combinations, as the transaction principally resulted in the acquisition of intellectual property rights only. In this regard, the Company did not acquire any employees or tangible assets, or any processes, protocols, or operating systems. Additionally, at the time of the transaction, there were no activities being conducted related to the licensed patents. As of the transaction date, the Company recognized as expense the cost of the acquired intellectual property rights, as required, since this intangible asset purchased from others for use in a research and development activity, and for which there are no alternative future uses. Accordingly, the Company recognized the $50,000 payment as research and development expense in the year ended December 31, 2016. The Company will record as expense any contingent milestone payments or royalties in the period in which such liabilities are incurred.

B-16

Note 7 — Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following for the periods indicated:

	September 30,	December 31,
	2017	2016
Accrued bonus	$116,650	$—
Accrued payroll	62,544	—
Accrued vacation	44,178	28,324
Accrued board of director fees	79,167	72,500
Accrued professional fees	—	111,249
Accrued operating expenses	51,750	28,000
Total accrued expenses and other current liabilities	$354,289	$240,073

At September 30, 2017, the accrued bonus represents the estimated amount recognized on a pro rata basis during 2017 of the guaranteed bonus payment to the Company’s Chief Executive Officer (“CEO”) under the CEO Employment Agreement. At December 31, 2016, the CEO waived his right to receive a guaranteed bonus payment for 2016. See Note 9, Commitments and Contingencies, for further details regarding the CEO compensation. In addition to the CEO guaranteed bonus payment, in December 2016, the Company also reversed the accrued discretionary bonus payments previously recognized throughout 2016, as the Company’s board of directors determined no discretionary bonuses would be paid for 2016.

At September 30, 2017, the accrued payroll represents earned but unpaid salary for the period July 1, 2017 through September 30, 2017, payable to the Company’s CEO. In this regard, under the terms of the Note and Security Purchase Agreement, including the Senior Secured Note, between the Company and Scopia Holdings LLC, effective with the first bi-monthly payroll in July 2017, the CEO agreed to the payment of a reduced salary of $4,200 per month, with the payment of the earned but not paid amount to be deferred until the earlier to occur of: (i) the date FDA 510(k) clearance is obtained for the for the Company’s implantable intraosseous vascular access device (the “PortIO Product”); or, (ii) the date the borrowings due Scopia Holdings LLC are repaid-in-full - see Note 12, Note and Securities Purchase Agreement, Senior Secured Note, and Series S Warrants, for a discussion of the Note and Security Purchase Agreement with Scopia Holdings LLC.

The accrued board of director fees at September 30, 2017 and December 31, 2016 represent amounts payable to all non-executive members of the board of directors, including $10,000 payable to a board member deemed to be a related party, at each of September 30, 2017 and December 31, 2016.

The accrued professional fees at December 31, 2016 related to deferred offering costs incurred with respect to the Series A Preferred Stock Units private placement. See Note 13, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants, for a discussion of the Series A Preferred Stock Units private placement transaction.

Included in accrued operating expenses at December 31, 2016, is $10,000 due to HCFP/Strategy Advisors LLC, a related party. See Note 9, Related Party Transactions, for further details regarding HCFP/Strategy Advisors LLC.

Note 8 — Income Taxes

In the nine months ended September 30, 2017 and 2016, the Company recognized a deferred tax benefit which was fully offset by a corresponding valuation allowance. As required by ASC Topic 740, a “more-likely-than-not” criterion is applied when evaluating the realization of a deferred tax asset. The Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Based on the Company’s history of operating losses, the Company has concluded it is more-likely-than-not the benefit of its deferred tax assets will not be realized. Accordingly, the Company has provided a full valuation allowance for deferred tax assets as of September 30, 2017 and December 31, 2016.

B-17

Note 9 — Related Party Transactions

Effective October 2015, the Company entered into a three-year management services agreement through October 2018 with HCP/Advisors LLC, an affiliate of a director of the Company. Pursuant to the HCP/Advisors LLC agreement, such entity has agreed to provide the Company with certain management services, including without limitation identifying potential corporate opportunities, general business development, corporate development, corporate governance, marketing strategy, strategic development and planning, coordination with service providers, and other advisory services as may be mutually agreed upon. The Company has agreed to pay HCP/Advisors LLC an initial monthly fee of $35,000 commencing as of November 1, 2015, and thereafter, a monthly fee of $25,000 through October 31, 2018. Under this agreement, the Company incurred fees of $75,000 and $225,000 in each of the three and nine months ended September 30, 2017 and 2016, respectively, which are included in “General and administrative expenses” in the accompanying unaudited condensed consolidated statements of operations.

Effective September 2016, the Company and HCFP/Strategy Advisors LLC, an affiliate of certain directors and officers of the Company, entered into a management consulting agreement referred to as the “HCFP Strategic Advisory Agreement”, which, as discussed below, expired on May 14, 2017. Under the HCFP Strategic Advisory Agreement, HCFP/Strategy Advisors LLC had been engaged for an initial term of five months from September 14, 2016 to February 14, 2017, to provide various management consulting advisory services, including: to provide strategic business planning, to identify and assist with potential sources of financing arrangements, to promote the Company to various potential investors, and to provide strategic advisory services as reasonably requested by the Company. The HCFP Strategic Advisory Agreement provided for an initial total fee of $110,000, with $30,000 paid upon execution of the agreement and four payments of $20,000 per month from October 2016 to January 2017. Subsequently, on February 17, 2017, the Company and HCFP/Strategy Advisors LLC executed an extension of the HCFP Strategic Advisory Agreement, effective as of February 15, 2017, extending the services from February 15 to May 14, 2017, and obligating the Company to make three payments of $20,000 per month in February, March, and April 2017. The Company did not further renew the HCFP Strategic Advisory Agreement after the May 14, 2017 expiration date. Previously, at December 31, 2016, the Company recognized a $10,000 estimated accrued expense liability for HCFP/Strategy Advisors LLC asserted out-of-pocket expenses under the HCFP Strategic Advisory Agreement in effect as of December 31, 2016. Subsequently, at June 30, 2017, the Company reversed such $10,000 estimated accrued expense liability, as supporting documentation had not been provided by HCFP/Strategy Advisors LLC. At June 30, 2017, the Company had made all contractually obligated payments to, and disclaimed any further payment obligations, under the HCFP Strategic Advisory Agreement.

Separately, at June 30, 2017, the Company recognized a $10,000 accrued expense liability for a HCFP/Strategy Advisors LLC vendor invoice dated June 30, 2017, with payment of such invoice in July 2017, for professional services fees related to separate discrete discussions between the Company’s management and HCFP /Strategy Advisors LLC, conducted between the period of May 15, 2017 to May 31, 2017 regarding corporate matters separate and apart from the previously expired HCFP Strategic Advisory Agreement.

The Company incurred expense of $0 and $80,000 in the three and nine months ended September 30, 2017, respectively, and $30,000 in the three and nine months ended September 30, 2016, under the HCFP Strategic Advisory Agreement and the HCFP/Strategy Advisors LLC discrete invoice dated June 30, 2017, as noted above, which is included in “General and administrative expenses” in the accompanying unaudited condensed consolidated statements of operations.

Effective September 2016, the Company also entered into a consulting agreement with Swartwood Hesse, Inc., an affiliate of HCFP/Strategy Advisors (which, as noted above, is an affiliate of certain directors and officers of the Company) (the “Swartwood Hesse Financial Advisory Agreement”). Under the Swartwood Hesse Financial Advisory Agreement, Swartwood Hesse Inc. was engaged for an initial term of five months to provide advisory services regarding potential financing arrangements, to assist the Company with its investors relations, and to provide other financial advisory services as reasonably requested by the Company. The Swartwood Hesse Financial Advisory Agreement provided for total fee payments to Swartwood Hesse of $15,000, which was previously paid and recognized as expense upon execution of the agreement.

In January 2017, the Company entered into an agreement with Xzerta Trading LLC d/b/a HCFP/Capital Markets (“HCFP/Capital Markets”), an affiliate of certain directors and officers of the Company, wherein HCFP/Capital Markets was engaged to be the Company’s exclusive placement agent in an offering of securities (“the HCFP/Capital Markets Placement Agent Agreement”), including the Series A Preferred Stock Units private placement transaction. Under the HCFP /Capital Markets Placement Agent Agreement, HCFP/Capital Markets is paid a fee of 7.0% of the gross proceeds realized in the securities offering, plus reimbursement of certain out-of-pocket costs. The term of the HCFP/Capital Markets Placement Agent Agreement is from the January 2017 execution date to the completion or termination of any other potential transactions in conjunction with the Series A Preferred Stock Units private placement. The Company incurred $0 and $177,576 of fees paid to HCFP/Capital Markets in connection with the issuances of Series A Preferred Stock Units in the three and nine months ended September 30, 2017, respectively, which are included in “Loss on the issuance of preferred stock units” in the accompanying unaudited condensed consolidated statements of operations.

B-18

Note 9 — Related Party Transactions (continued)

Effective June 30, 2017, the Company and Michael J. Glennon, Vice Chairman and a member of the Company’s Board of Directors, mutually agreed to terminate the consulting agreement between the Company and Mr. Glennon (the “Glennon Consulting Agreement”). Previously, effective October 1, 2016, the Company and Mr. Glennon entered into the Glennon Consulting Agreement, under which Mr. Glennon provided the Company with services and advice relating to the successful development and commercialization of medical device products. Effective as of December 31, 2016, Mr. Glennon and the Company entered into an agreement whereby Mr. Glennon waived his right to compensation under the Glennon Consulting Agreement for the year ended December 31, 2016, and, effective as of March 31, 2017, Mr. Glennon and the Company entered into a second agreement whereby Mr. Glennon further waived his right to compensation under the Glennon Consulting Agreement for the period January 1, 2017 through June 30, 2017.

Effective November 2016, the Company entered into a consulting agreement with Patrick Glennon, a related-party who is the brother of Michael J. Glennon, Vice Chairman and a member of the Company’s board of directors (the “Patrick Glennon Consulting Agreement”). Under the terms of the Patrick Glennon Consulting Agreement, Mr. Patrick Glennon will provide consulting support and advice with respect to the development and commercialization of resorbable ear tubes. The sole compensation for such services is the issuance on November 28, 2016 of stock options to purchase 20,000 shares of the Company’s common stock, with an exercise price of $9.50 per share, and vesting ratably on a quarterly basis commencing December 31, 2016 through September 30, 2019.

Note 10 — Commitments and Contingencies

Employment Agreements & Compensation

Chief Executive Officer Employment Agreement

Effective November 1, 2014, the Company entered into an employment agreement with its CEO (the “CEO Employment Agreement”) for a five-year term, with a current base salary of $295,000 per year. On April 28, 2016, upon consummation of the IPO, the CEO was granted a stock option to purchase 278,726 shares of the Company’s common stock with an exercise price equal to $5.00 per share. Effective on January 1, 2016, the CEO Employment Agreement provides for a guaranteed bonus equal to 50% of base salary, beginning on January 1 of each year. Additionally, the CEO will also be eligible to earn discretionary annual performance bonuses upon meeting certain objectives as determined by the Board of Directors. Effective as of December 31, 2016, the CEO agreed to waive his right to the guaranteed bonus for the year ended December 31, 2016. Under the terms of the Note and Security Purchase Agreement, including the Senior Secured Note, between the Company and Scopia Holdings LLC, effective with the first bi-monthly payroll in July 2017, the CEO agreed to the payment of a reduced salary of $4,200 per month, with the payment of the earned but not paid amount to be deferred until the earlier to occur of: (i) the date FDA 510(k) clearance is obtained for the for the Company’s implantable intraosseous vascular access device (the “PortIO Product”); or, (ii) the date the borrowings due Scopia Holdings LLC are repaid-in-full - see Note 12 — Note and Securities Purchase Agreement, Senior Secured Note , and Series S Warrants, for a discussion of the Note and Security Purchase Agreement with Scopia Holdings LLC. The CEO Employment Agreement contains provisions for the protection of the Company’s intellectual property and contains non-compete restrictions in the event of his termination other than without “cause” or by the board of directors with “good reason.”

Executive Vice President and Chief Financial Officer Employment Agreement

On March 20, 2017, the Company entered into a two year employment agreement with Dennis M. McGrath, to serve as the Company’s Executive Vice President and Chief Financial Officer, with a base annual salary of $285,000, and a discretionary annual performance bonus with a target of 50% of his then current annual base salary, based upon his performance and the Company’s performance over the preceding year, as determined by the compensation committee of the Board of Directors. Additionally, the Company will reimburse Mr. McGrath up to $2,250 per month for housing and travel expenses for up to 12 months. Mr. McGrath was granted a stock option to purchase up to 250,000 shares of common stock, at an exercise price of $5.95 per share. The stock option vests in 12 equal quarterly installments on the last day of each fiscal quarter, commencing on June 30, 2017 through March 31, 2020. The employment agreement with Mr. McGrath contains provisions for the protection of the Company’s intellectual property and contains non-compete restrictions in the event of his termination other than without “cause” or by the board of directors with “good reason”.

Chief Medical Officer Employment Agreement

Effective July 1, 2016, the Company entered into a five-year employment agreement with Dr. Brian J. deGuzman, M.D. to serve as the Company’s CMO (the “CMO Employment Agreement”) with a base annual salary of $285,000, plus an initial bonus of $50,000 for services provided before the agreement’s effective date. Dr. deGuzman is eligible to earn discretionary annual performance bonuses upon meeting certain objectives as determined by the compensation committee of the Board of Directors. On April 28, 2016, upon the consummation of the IPO, Dr. deGuzman was granted a stock option to purchase 278,726 shares of the Company’s common stock with an exercise price equal to $5.00 per share. The employment agreement with Dr. deGuzman contains provisions for the protection of the Company’s intellectual property and contains non-compete restrictions in the event of his termination other than without “cause” or by the CEO with “good reason”.

B-19

Note 10 — Commitments and Contingencies (continued)

Leases

The Company leases office space for its corporate office, which initially provided for two consecutive six month terms beginning on February 1, 2016, rent payments of $9,500 per month and the option to cancel the lease agreement at the end of the initial six-month term at the election of the Company. Subsequently, the lease agreement was amended to add additional office space at an additional rate of $4,400 per month, and extended the lease term through May 31, 2017. The lease agreement includes a 5% increase in monthly rent effective on each twelve month anniversary date. Effective March 1, 2017, the rented office space was reduced, resulting in a $650 per month reduction of the monthly lease payment, and effective August 1, 2017, the rented office space was further reduced, resulting in a $3,938 per month reduction of the monthly lease payment. Upon the May 31, 2017 termination date, the lease agreement converted to a month-to-month lease, which may be cancelled by the Company with three months written notice. Total rent expense incurred under the corporate office space lease arrangement was $33,863 and $117,351 for the three and nine months ended September 30, 2017, respectively, and $41,406 and $92,656 for the three and nine months ended September 30, 2016, respectively. At September 30, 2017, the Company’s future minimum lease payments totaled $123,690 for the period October 1, 2017 to September 30, 2018, with respect to the lease arrangement on a month-to-month basis.

Additionally, beginning on May 1, 2015, the Company had previously rented access to a research and development facility, for monthly rent of $1,000, on a month-to-month basis under which either the landlord or the Company could cancel the rental arrangement at any time. Effective February 28, 2017, the Company ceased use of the research and development facility and canceled the rental arrangement. Total rental expense under this research and development facility rental arrangement amounted to $0 and $2,000 for the three and nine months ended September 30, 2017, respectively, and $3,000 and $9,000 for the three and nine months ended September 30, 2016, respectively.

Legal Proceedings

In the normal course of business, from time-to-time, the Company may be subject to claims in legal proceedings. However, the Company does not believe it is currently a party to any pending legal actions. Notwithstanding, legal proceedings are subject-to inherent uncertainties, and an unfavorable outcome could include monetary damages, and in such event, could result in a material adverse impact on the Company’s business, financial position, results of operations, or cash flows.

B-20

Note 11 — Stock Based Compensation

The 2014 Long-Term Incentive Equity Plan (the “2014 Stock Plan”), adopted by the Company’s board of directors and stockholders in November 2014, is designed to enable the Company to offer employees, officers, directors, and consultants, as defined, an opportunity to acquire a proprietary interest in the Company. The types of awards that may be granted under the 2014 Stock Plan include stock options, stock appreciation rights, restricted stock, and other stock-based awards subject to limitations under applicable law. All awards are subject to approval by the compensation committee of the Company’s board of directors.

The 2014 Stock Plan reserves a total of 2,951,081 shares of common stock, which includes a share reservation increase of 1,000,000 shares of common stock approved by the stockholders on October 4, 2017, for issuance in accordance with the 2014 Stock Plan’s terms. Stock options granted outside the 2014 Stock Plan amounted to 250,000 in the nine months ended September 30, 2017 and 250,854 on April 28, 2016. Common stock of the Company available for grant under the 2014 Stock Plan was 530,011 shares as of September 30, 2017 and, upon the stockholders approval of the share reservation increase, 1,530,011 shares as of October 4, 2017.

The following table summarizes information about stock options for the periods presented below:

		Weighted
	Number	Average	Aggregate
	Stock	Exercise	Intrinsic
	Options	Price	Value
Outstanding at December 31, 2016	1,633,313	$5.14
Granted	365,000	$5.36
Exercised	—	$—
Forfeited	(76,389)	$5.00
Outstanding at September 30, 2017	1,921,924	$5.19	$805,127
Vested and exercisable at September 30, 2017	807,972	$5.13	$331,839
Unvested at September 30, 2017	1,113,952	$5.23	$473,288

In March 2017, the Company granted 250,000 stock options to the Company’s new Chief Financial Officer, with such stock options granted outside the 2014 Stock Plan, having a ten year contractual term from date of grant, an exercise price of $5.95 per share, and vesting ratably on a quarterly basis commencing June 30, 2017 and ending March 31, 2020. In March 2017, the Company granted 25,000 stock options to a new member of the Company’s medical advisory board, with a ten year contractual term from date of grant, an exercise price of $5.01 per share, and vesting ratably on a quarterly basis commencing June 30, 2017 and ending March 31, 2020. In July 2017, the Company granted 50,000 stock options to the Company’s Corporate Controller, with a ten year contractual term from date of grant, an exercise price of $4.50 per share, and vesting ratably on a quarterly basis commencing September 30, 2017 and ending June 30, 2020. In August 2017, the Company granted 40,000 stock options to a new member of the Board of Directors, with a ten year contractual term from date of grant, an exercise price of $2.98 per share, and vesting ratably on a quarterly basis commencing September 30, 2017 and ending June 30, 2020. Subsequently, in October 2017, the Company granted 15,000 stock options to a consultant, with a ten year contractual term from date of grant, and exercise price of $5.11 per share, and vesting ratably on an annual basis over a three year period commencing October 2018.

In March 2017, in connection with his separation from the Company, 76,389 stock options were forfeited which were previously granted to the Company’s former Chief Financial Officer, as discussed below.

On April 28, 2016, upon the closing of the Company’s IPO, a total of 1,588,313 stock options were granted, including 961,178 to management, 487,770 to members of the board of directors, and 139,365 to members of the Company’s medical advisory board. The stock options granted on April 28, 2016, have a ten year contractual term from date of grant, an exercise price of $5.00 per share, and vest 3/36 on July 28, 2016, and 1/36 on each successive month thereafter from Aug 28, 2016 to April 28, 2019. In November 2016, the Company granted 25,000 stock options to a new member of the Company’s medical advisory board, with a ten year contractual term from date of grant, an exercise price of $10.50 per share, and vesting ratably on a quarterly basis commencing December 31, 2016 and ending September 30, 2019. In November 2016, the Company granted 20,000 stock options to a (related party) consultant, with a ten year contractual term from date of grant, an exercise price of $9.50 per share, and vesting ratably on a quarterly basis commencing December 31, 2016 and ending September 30, 2019.

The aggregate intrinsic value is computed as the difference between the exercise price of the underlying stock options and the quoted price of the common stock on September 30, 2017, to the extent the exercise price is less than the quoted price.

The weighted average remaining contractual term of stock options outstanding was 8.6 years at September 30, 2017. The weighted average remaining contractual term of stock options vested and exercisable was 8.3 years at September 30, 2017.

B-21

Note 11 — Stock Based Compensation (continued)

The stock-based compensation expense related to stock options granted to employees and directors is based on the grant-date fair value, and for stock options granted to non-employees is based on the vesting date fair value, with the cost recognized on a straight-line basis over the award’s requisite service period. Stock-based compensation expense for the three and nine months ended September 30, 2017 and 2016 was recognized as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
General and administrative expenses	$241,401	$292,085	$707,588	$447,232
Research and development expenses	30,900	30,900	91,693	52,396
	$272,301	$322,985	$799,281	$499,628

Included in general and administrative expenses, is $51,389 of stock-based compensation expense resulting from the March 31, 2017 modifications to the stock option grant previously awarded to the Company’s former CFO. Previously, on April 28, 2016, upon the closing of the Company’s IPO, the former CFO was granted a stock option to purchase 125,000 shares of common stock with an exercise price equal to $5.00 per share. On March 31, 2017, the April 28, 2016 stock option agreement was amended wherein the stock option grant continued to vest monthly in April, May, and June 2017, and the 48,611 vested stock options are exercisable until April 28, 2019, with the remaining 76,389 stock options forfeited effective March 31, 2017.

At September 30, 2017, there was $2,098,291 of total unrecognized compensation cost related to stock options, which is expected to be recognized over the next 1.7 years, which represents the weighted average remaining requisite service periods for such awards.

The weighted average fair value of stock options granted to employees and members of the board of directors was $1.57 per share during the nine months ended September 30, 2017 and $1.32 per share during the nine months ended September 30, 2016, calculated using the following Black-Scholes valuation model assumptions:

	Nine Months Ended September 30,
	2017	2016
Risk free interest rate	1.53%	1.40%
Expected term of stock options (in years)	5.8	5.8
Expected stock price volatility	50%	50%
Expected dividend yield	0%	0%

The weighted average fair value of stock options granted to non-employees was $4.32 per share at September 30, 2017 and $11.45 at September 30, 2016, with such fair values calculated using the following weighted-average Black-Scholes valuation model assumptions:

	Nine Months Ended September 30,
	2017	2016
Risk free interest rate	2.19%	1.54%
Expected term of stock options (in years)	9.0	9.6
Expected stock price volatility	60%	60%
Expected dividend yield	0%	0%

The Company uses the Black-Scholes valuation model to estimate the fair value of stock options. The Black-Scholes valuation model requires the Company to make certain estimates and assumptions, including assumptions related to the expected price volatility of the Company’s stock, the period during which the options will be outstanding, the rate of return on risk- free investments, and the expected dividend yield for the Company’s stock. The weighted-average valuation assumptions for all stock-based awards were determined as follows:

Weighted-average risk-free interest rate: The Company bases the risk-free interest rate on the interest rate payable on U.S. Treasury securities in effect at the time of grant for a period commensurate with the assumed expected option term.

Expected term of options: The expected term of stock options represents the period of time options are expected to be outstanding, which for employees is the expected term derived using the simplified method and for non-employees is the contractual term.

Expected stock price volatility: The expected volatility is based on historical stock price volatilities of similar entities within the Company’s industry over the period commensurate with the expected term of the stock option.

Expected dividend yield: The estimate for annual dividends is $0.00 as the Company has not historically paid, and does not expect for the foreseeable future to pay, a dividend.

B-22

Note 12 — Note and Securities Purchase Agreement, Senior Secured Note , and Series S Warrants

The Company and Scopia Holdings LLC (“Scopia or the Lender”) entered into a Note and Security Purchase Agreement, under which, upon Scopia delivering to the Company $4.8 million in net cash proceeds by wire transfer on July 3, 2017, the Company issued to Scopia and its designees, a Senior Secured Note with an initial principal amount of $5.0 million (“Scopia Note”), and 2,660,000 Series S Warrants to purchase shares of common stock of the Company.

The Scopia Note and the Series S Warrants are freestanding financial instruments, as the Series S Warrants were immediately legally detachable from the Scopia Note and were immediately exercisable. The Series-S Warrants are classified as equity in the condensed consolidated balance sheet. See Note 13, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants, for further information with respect to the Series S Warrants.

The $4,842,577 of cash proceeds, net of the Lender’s debt issuance costs, have been allocated to the Scopia Note and the Series S Warrants based on their respective relative fair value, resulting in an allocation of $1,408,125 to the Scopia Note and $3,434,452 to the Series S-Warrants, with the resulting difference of $3,591,875 between the Scopia Note initial principal amount and the allocated amount accounted for as debt discount, amortized as interest expense over the term of the Scopia Note. See below for issue-date fair value information.

The Scopia Note bears interest at a fixed annual rate of 15.0%, with interest payable semi-annually in arrears on June 30 and December 30 of each calendar year, commencing on December 30, 2017. The Company may elect, at its sole discretion, to defer payment of up to 50% of the semi-annual interest due, with the remaining unpaid portion added to and increasing the outstanding interest-bearing principal balance of the Scopia Note by such amount of the deferred interest payment. The aggregate remaining unpaid principal balance of the Scopia Note is due on June 30, 2019.

Interest expense recognized was $362,142, including $187,500 with respect to the semi-annual interest payment and $174,642 with respect to the amortization of debt discount, in the three and nine months ended September 30, 2017. The Scopia Note remaining unamortized debt discount is $3,417,233 at September 30, 2017.

At the discretion of the Company, the aggregate principal balance of the Scopia Note and any earned and unpaid interest may be repaid at any time without penalty or premium. Additionally, under the Scopia Note, if at the Company’s discretion, it sells its implantable intraosseous vascular access device (the “PortIO Product”), then the Scopia Note holders’ may require the Company to repay the then outstanding aggregate principal amount of the Scopia Note, in whole or in part, together with any accrued interest thereon, from the net cash proceeds of such PortIO Product sale, provided such principal and interest repayment is limited to the amount of the net cash proceeds from such PortIO Product sale.

The Note and Security Purchase Agreement with Scopia contains various customary negative covenants of the Company including restrictions on the Company incurring any additional indebtedness or liens or declaring or paying any dividends, subject to certain exceptions provided for in the Note and Security Purchase Agreement with Scopia, while any amount under the Scopia Note remains outstanding. The Note and Security Purchase Agreement with Scopia also contains certain affirmative covenants of the Company, including, among others:

●	If the PortIO Product obtains initial FDA 510(k) clearance, then, commencing four months after such FDA 510(k) clearance, the Company will use its reasonable best efforts to attempt to sell the PortIO Product on commercially reasonable terms for an amount not less than $10.0 million. If the net cash proceeds are $10.0 million or greater from such PortIO product sale, and there are no continuing obligations imposed on the Company, which would constitute an undue burden on the Company, resulting from such PortIO Product sale transaction, then the Scopia Note holders may request the Company to repay the then aggregate remaining unpaid principal balance of the Scopia Note. Notwithstanding, such Note and Securities Purchase Agreement provision has been rendered moot, as the FDA has indicated the PortIO Product will be reviewed for approval under a regulatory pathway other than a 510(k) clearance;

●	Effective with the first bi-monthly payroll in July 2017, the Company’s CEO agreed to the payment of a reduced salary of $4,200 per month, with the payment of the earned but unpaid salary amount deferred until the earlier to occur of (a) the date that FDA 510(k) clearance for the PortIO Product is obtained or (b) the date the aggregate remaining unpaid principal balance of the Scopia Note is repaid in full; and,

●	The Company agreed to use its commercially reasonable best efforts to file a registration statement with the U.S. Securities and Exchange Commission (SEC) registering for resale of all of the shares of common stock underlying the Series S Warrants with such registration statement having an effectiveness date on or before November 27, 2017.

B-23

Note 12 — Note and Securities Purchase Agreement, Senior Secured Note and Series S Warrants (continued)

Additionally, the Note and Security Purchase Agreement with Scopia provides, for so long as the Lender holds at least 50% of the aggregate remaining unpaid principal balance of the Scopia Note, the Lender shall have the ability to nominate one individual to the Company’s board of directors, provided the board of directors shall have the right to reject any such Lender nominee if it determines in good faith such Lender nominee is not reasonably acceptable. In this regard, on August 3, 2017, the Lender nominee was appointed to the Company’s board of directors.

Payment of all amounts due and payable under the Scopia Note are guaranteed by the Company, and the obligations under the Scopia Note are secured by all of the assets of the Company pursuant to the terms of a Note and Guaranty Security Agreement. The Lender may transfer or assign all or any part of the Scopia Note to any person with the prior written consent of the Company, provided no consent shall be required from the Company for any transfer to an affiliate of the Lender, or upon the occurrence and during the continuance of an Event of Default, as defined in the Scopia Note.

The Scopia Note issue-date fair value of $4.1 million was estimated using a discounted cash flow analysis with a required rate of return of 25.5%, with such rate of return determined through a synthetic credit rating analysis involving a comparison of market yields on publicly-traded secured corporate debentures with characteristics similar to those of the Scopia Note. The Series S Warrants issue-date fair value of $10.0 million was estimated using a Black-Scholes valuation model using the following assumptions:

Issue
Series S Warrants	Date
Exercise price per share	$0.01
Value of common stock	$4.50
Expected term (years)	15.0
Volatility	48%
Risk free rate	2.4%
Dividend yield	0%

B-24

Note 13 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants

Preferred Stock

The Company is authorized to issue 20,000,000 shares of its preferred stock, par value of $0.001 per share, with such designation, rights, and preferences as may be determined from time-to-time by the Company’s board of directors. At September 30, 2017, a total of 422,838 shares of Series A Convertible Preferred Stock (classified in temporary equity), and 125,000 shares of Series A-1 Convertible Preferred Stock (classified in permanent equity), were each issued and outstanding. At December 31, 2016 there were no shares of preferred stock issued or outstanding.

Series A Preferred Stock Units Private Placement

The Company’s Board of Directors authorized the issuance of up to a total of 1.25 million Series A Preferred Stock Units, including authorizing 500,000 units on January 21, 2017 and 750,000 units on May 10, 2017. On January 26, 2017, the Company entered into a Securities Purchase Agreement pursuant to which the Company may issue up to an aggregate of $3,000,000 (subject to increase) of Series A Preferred Stock Units at a price of $6.00 per unit, in a private placement transaction (“Series A Preferred Stock Units private placement”). At the Series A Preferred Stock Units private placement initial closing on January 26, 2017, and at subsequent closings on January 31, 2017 and March 8, 2017, a total of 422,838 Series A Preferred Stock Units were issued for aggregate gross proceeds of approximately $2.5 million and net proceeds of approximately $2.2 million, after payment of placement agent fees and closing costs.

Subsequently, on October 20, 2017, the Company initiated an exchange offer (Series A Exchange Offer), to the holders of the Series A Convertible Preferred Stock and Series A Warrants, to exchange one share Series A Convertible Preferred Stock for 1.5 shares of Series A-1 Convertible Preferred Stock; and, to exchange one Series A Warrant for one Series A-1 Warrant. The Series A Exchange Offer expires November 17, 2017. See below for a discussion of the Series A-1 Convertible Preferred Stock and Series A-1 Warrants.

The Series A Preferred Stock Unit was comprised of one share of Series A Convertible Preferred Stock and one Series A Warrant. The Series A Convertible Preferred Stock and Series A Warrants were immediately separable upon their issuance, and became convertible and exercisable, respectively, on May 21, 2017 upon stockholder approval of the Series A Preferred Stock Units private placement, with such approval obtained in accordance with Nasdaq Stock Market Rule 5635(d).

At the election of their respective holder, a share of Series A Convertible Preferred Stock is convertible into a number of shares of common stock of the Company at a prescribed exchange ratio; and, a Series A Warrant is exercisable for one share of common stock of the Company, or may be exchanged for four Series X Warrants, with each such Series X Warrant exercisable for one share of common stock of the Company - each as more fully described below.

The Series A Warrant and the Series A Convertible Preferred Stock conversion option, which is accounted for as an embedded derivative and bifurcated from its host financial instrument, were each determined to be a derivative liability under ASC 815, as discussed below.

The issuance of the Series A Preferred Stock Units resulted in the recognition of an aggregate loss of $3,124,285, resulting from the aggregate initial fair value of the Series A Warrant liability and the Series A Convertible Preferred Stock conversion option embedded derivative liability being in excess of the Series A Preferred Stock Units issuance gross proceeds, with such excess amounting to $2,735,657, recognized as a current period expense, along with offering costs of $388,628, which were also recognized as a current period expense, as follows:

Series A
Preferred
Stock Units
Issue Dates
(Aggregate)
Series A Preferred Stock Units issuance gross proceeds	$2,537,012
Less: Series A Warrants initial fair value(1)	(4,050,706)
Less: Series A Convertible Preferred Stock conversion option embedded derivative liability initial fair value(1)	(1,221,963)
Excess of initial fair value over gross proceeds	(2,735,657)
Offering costs of the issuance of the Series A Preferred Stock Units	(388,628)
Loss on issuance of Series A Preferred Stock Units	$(3,124,285)

(1)	See Note 3, Financial Instruments Fair Value Measurements, for information with respect to the fair value of the Series A Convertible Preferred Stock embedded derivative liability and the Series A Warrants liability.

B-25

Note 13 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Preferred Stock (continued)

Series A Preferred Stock Units Private Placement (continued)

The Company has filed an effective registration statement on Form S-1 (File No. 333-216963) registering for resale the maximum number of the Company’s shares of common stock issuable upon conversion of the Series A Convertible Preferred Shares and the exercise of the Series A Warrants, or if exchanged, the Series X Warrants. Such registration statement also registers the resale of the Series X Warrants, and the initial issuance of the shares of common stock of the Company underlying the Series X Warrants to the extent the Series X Warrants are publicly sold prior to the exercise of such Series X Warrants. The Company timely filed the initial registration statement with the SEC on March 27, 2017, and such registration statement became effective on June 23, 2017, with such dates consistent with the requirements of the registration rights agreement entered into in connection with the Series A Preferred Stock Units private placement. If such registration statement effectiveness is not maintained, then, the Company is required to make payments to the investors of 2% of their Series A Preferred Stock Units subscription amount on the date of such event, and every thirty days thereafter until the effectiveness is cured.

Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock has a par value of $0.001 per share, no voting rights, a stated value of $6.00 per share, and became convertible on May 21, 2017 upon stockholder approval of the Series A Preferred Stock Units private placement, with such approval obtained in accordance with Nasdaq Stock Market Rule 5635(d). At the holders’ election, a share of Series A Convertible Preferred Stock is convertible into a number of shares of common stock of the Company at a conversion ratio equal to its stated value divided by a conversion price of $4.99 per share, subject to further adjustment. The Series A Convertible Preferred Stock conversion price is subject to further reduction by a prescribed formula should any subsequent issuances of convertible securities by the Company be at a price lower than such conversion price immediately prior to such new issuance. In this regard, at issuance, the Series A Convertible Preferred Stock conversion price was initially $6.00 per share, and was subsequently adjusted to $5.00 per share upon the issuance of the Series S Warrants on July 3, 2017, and then to $4.99 per share upon the issuance of the Series A-1 Preferred Stock Units on August 4, 2017, with such conversion price subject to further adjustment as noted above.

As of September 30, 2017, there were 422,838 shares of Series A Convertible Preferred Stock issued and outstanding. Subsequently, in November 2017, at the election of the holder, 8,334 shares of Series A Convertible Preferred Stock were converted into 10,021 shares of common stock of the Company.

The Series A Convertible Preferred Stock conversion option is accounted for as an embedded derivative and bifurcated from Series A Convertible Preferred Stock host financial instrument, under ASC 815, as, along with other provisions, the conversion price is subject to potential adjustment resulting from future financing transactions, under certain conditions. The Series A Convertible Preferred Stock conversion option embedded derivative is classified as a current liability on the unaudited condensed consolidated balance sheet, initially measured at fair value at the time of issuance and subsequently remeasured at fair value at each reporting period, with changes in its fair value recognized as other income or expense in the unaudited condensed consolidated statement of operations. See Note 3, Financial Instruments Fair Value Measurements, for further detail regarding the fair value of the Series A Convertible Preferred Stock conversion option embedded derivative liability.

The Series A Convertible Preferred Stock has a carrying value of $0 resulting from the issuance date initial fair values of the Series A Warrant derivative liability and the Series A Convertible Preferred Stock conversion option embedded derivative liability being in excess of the Preferred Stock Units issuance gross proceeds, with such excess recognized as a current period loss in the unaudited condensed consolidated statement of operations, as discussed above.

The Series A Convertible Preferred Stock provides for dividends at an 8% annual rate, compounded quarterly, accumulate, and are payable in arrears upon being declared by the Company’s Board of Directors. The Series A Convertible Preferred Stock dividends from April 1, 2017 through April 1, 2021 are payable-in-kind (“PIK”) in additional shares of Series A Convertible Preferred Stock. The dividends may be settled after April 1, 2021, at the option of the Company, through any combination of the issuance of additional Series A Convertible Preferred Stock, shares of common stock, and /or cash payment. As of September 30, 2017, Series A Convertible Preferred Stock dividends totaling $130,010 or a payment-in-kind of 21,711 shares of Series A Convertible Preferred Stock, were earned, accumulated, and in arrears, as the Company’s Board of Directors had not declared such dividends payable, and, as such, the Company has not recognized a Series A Convertible Preferred Stock dividend payable liability as of September 30, 2017, and will not recognize such dividend payable liability until they are declared by the Company’s Board of Directors. Notwithstanding, the Company has presented such dividend value as a component of the loss attributable to common stockholders in the calculation of basic and diluted net loss per share.

B-26

Note 13 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Preferred Stock (continued)

Series A Convertible Preferred Stock (Continued)

In the event of a Deemed Liquidation Event, as defined in the Certificate of Designation of Preferences, Rights, and Limitations of the Series A Convertible Preferred Stock, the Series A Convertible Preferred Stock can become redeemable at the election of at least two-thirds of holders of the then number of issued and outstanding Series A Convertible Preferred Stock, if the Company fails to effect a dissolution of the Company under the Delaware General Corporation Law within ninety (90) days after such Deemed Liquidation Event. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company or a Deemed Liquidation Event, as defined, the holders of the Series A Convertible Preferred Stock then outstanding are entitled to be paid out the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of the common stock, an amount per share equal to the greater of (i) the stated value, plus any dividends accrued but unpaid, or (ii) such amount per share as would have been payable had all the shares of Series A Convertible Preferred Stock been converted into shares of common stock prior to such liquidation, dissolution, winding up, or Deemed Liquidation Event, as defined. As the Deemed Liquidation Event, as defined, is a contingent event, the Series A Convertible Preferred Stock is classified outside of stockholders’ equity in temporary (“mezzanine”) equity. Further, as the Series A Convertible Preferred Stock is not currently redeemable and redemption is not probable, as a Deemed Liquidation Event, as defined, has not occurred and is not probable, the Series A Convertible Preferred Stock will not be measured at fair value until such time as a redemption trigger occurs which causes redemption to be probable.

Series A-1 Preferred Stock Units Private Placement

On August 3, 2017, the Company’s Board of Directors authorized the issuance of up to 150,000 Series A-1 Preferred Stock Units, and on August 4, 2017, the Company entered into a Securities Purchase Agreement pursuant to which the Company may issue up to an aggregate of $600,000 (subject to increase) of Series A-1 Preferred Stock Units at a price of $4.00 per unit, in a private placement transaction (Series A-1 Preferred Stock Units private placement). On the August 4, 2017 closing of the Series A-1 Preferred Stock Units private placement, a total of 125,000 Series A-1 Preferred Stock Units were issued for cash proceeds of $500,000 - the Company did not incur placement agent fees in connection with the August 4, 2017 closing.

Subsequently, on October 18, 2017, upon approval by the unanimous vote of the Series A-1 Preferred Stock Units holders, the Series A-1 Preferred Stock Units private placement transaction documents were amended: to remove the requirement for the Company to file with the SEC an initial registration statement within sixty days of the August 4, 2017 closing date; to provide for the exchange of one Series A-1 Warrant for five Series W Warrants; to exchange one Series A-1 Warrant for four Series X-1 Warrants, with such Series X-1 Warrants replacing the Series X Warrants. The Series X-1 Warrants are substantively equivalent to the Series X Warrants with respect to material contractual terms and conditions, including the same $6.00 per share exercise price, and dates of exercisability and expiry. The Series X-1 Warrant also confirms such warrants are not subject to redemption, and under no circumstances will the Company be required to net cash settle the Series X-1 Warrants, for any reason, nor to pay any liquidated damages or other payments, resulting from a failure to satisfy any obligations under the Series X-1 Warrant, notwithstanding such provisions were applicable to the Series X Warrant through the operation of the Series A-1 Preferred Stock Units Securities Purchase Agreement. Additionally, as the Company’s Series A Warrants can be exchanged for four Series X Warrants, the Series X-1 Warrants were instituted for issuance upon the exchange of the corresponding Series A-1 Warrant. See below for a discussion of the Series W Warrants or Series X-1 Warrants issued upon the exchange of the Series A-1 Warrants, and the Series X Warrants issued upon the exchange of the Series A Warrants.

The Series A-1 Preferred Stock Unit was comprised of one share of Series A-1 Convertible Preferred Stock and one Series A-1 Warrant - as more fully described below. At their issuance, the Series A-1 Convertible Preferred Stock and the Series A-1 Warrant were immediately separable, and each was immediately convertible and exercisable, respectively.

B-27

Note 13 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Preferred Stock (continued)

Series A-1 Preferred Stock Units Private Placement (continued)

The Series A-1 Preferred Stock Units private placement cash proceeds of $500,000 were allocated as $189,550 to the Series A-1 Convertible Preferred Stock and $310,450 to the Series A-1 Warrants, based on their respective relative fair value. The issue-date fair value of the Series A-1 Convertible Preferred Stock was determined using a combination of the Series A-1 Convertible Preferred Stock’s present value of its cash flows and incorporating a required rate of return determined through a synthetic credit rating analysis and the Black-Scholes valuation model; and the fair value of the Series A-1 Warrants was determined using a Black-Scholes valuation model and assuming the exchange of one Series A-1 Warrant for four Series X Warrants, using the following assumptions:

	Issue
Series A-1 Convertible Preferred Stock	Date
Aggregate fair value	$189,550
Required rate of return	27.0%
Series A-1 Convertible Preferred Stock shares	125,000
Conversion ratio	1.0	x
Stated Value per share - conversion ratio numerator	$4.00
Conversion price per share - conversion ratio denominator	$4.00
Value of common stock	$2.98
Expected term (years)	6.74
Volatility	52%
Risk free rate	2.0%
Dividend yield	0%

Issue
Series A-1 Convertible Preferred Stock	Date
Aggregate fair value	$310,450
Series A-1 Warrants	125,000
Exercise price per share	$6.00
Value of common stock	$2.98
Expected term (years)	6.74
Volatility	52%
Risk free rate	2.0%
Dividend yield	0%

The registration rights agreement, as amended, entered into in connection with the Series A-1 Preferred Stock Units private placement, requires the Company to file with the SEC a registration statement registering for resale the maximum number of common shares issuable upon conversion of the Series A-1 Convertible Preferred Shares and the exercise of the Series A-1 Warrants or, the Series W or Series X-1 Warrants issued in exchange for the Series A-1 Warrants (as discussed below). The Company expects such registration statement to also register the resale of the Series W Warrants and the Series X-1 Warrants, and will register the initial issuance of shares of common stock of the Company underlying the Series W Warrants and the Series X-1 Warrants to the extent each such warrants are publicly sold prior to their respective exercise. Such registration rights agreement requires the Company to use commercially reasonable best efforts to have such registration statement declared effective no later than one hundred and fifty (150) days from the August 4, 2017 closing date. If such registration statement is not effective by the contractually agreed upon date or such registration statement effectiveness is not maintained, then, the Company is required to make payments to the investors of 2% of their Series A-1 Preferred Stock Units subscription amount on the date of such events, and every thirty days thereafter until the effectiveness is cured.

B-28

Note 13 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Preferred Stock (continued)

Series A-1 Convertible Preferred Stock

The Series A-1 Convertible Preferred Stock has a par value of $0.001 per share, no voting rights, a stated value of $4.00 per share, was immediately convertible upon its issuance, and, at the election of the holders, is convertible into a number of shares of common stock at a conversion ratio equal to its stated value divided by a conversion price of $4.00 per share, with such conversion price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the Company’s common stock. The Series A-1 Convertible Preferred Stock shall not be redeemed for cash and under no circumstances shall the Company be required to net cash settle the Series A-1 Convertible Preferred Stock. As of September 30, 2017, there were 125,000 shares of Series A-1 Convertible Preferred Stock issue and outstanding.

The Series A-1 Preferred Stock Units private placement cash proceeds allocated to the Series A-1 Convertible Preferred Stock, as discussed above, of $189,550 resulted in an effective conversion price below the issue-date fair value of the underlying shares of common stock, resulting in a $182,500 beneficial conversion feature, which was accounted for as an implied discount on the Series A-1 Convertible Preferred Stock. The Series A-1 Convertible Preferred Stock does not have a stated redemption date and was immediately convertible upon issuance, resulting in the full accretion of the beneficial conversion feature as a deemed dividend paid to the Series A-1 Convertible Preferred Stock on the August 4, 2017 issue date.

The Series A-1 Convertible Preferred Stock provides for dividends at an 8% annual rate, compounded quarterly, accumulate, and are payable in arrears upon being declared by the Company’s Board of Directors. The Series A-1 Convertible Preferred Stock dividends from October 1, 2017 through October 1, 2021 are payable-in-kind (“PIK”) in additional shares of Series A-1 Convertible Preferred Stock. The dividends may be settled after October 1, 2021, at the option of the Company, through any combination of the issuance of additional Series A-1 Convertible Preferred Stock, shares of common stock, and /or cash payment. As of September 30, 2017, Series A-1 Convertible Preferred Stock dividends totaling $6,196 or a payment-in-kind of 1,551 shares of Series A-1 Convertible Preferred Stock, were earned, accumulated, and in arrears, as the Company’s Board of Directors had not declared such dividends payable, and, as such, the Company has not recognized a Series A-1 Convertible Preferred Stock dividend payable liability as of September 30, 2017, and will not recognize such dividend payable liability until they are declared by the Company’s Board of Directors. Notwithstanding, the Company has presented such dividend value as a component of the loss attributable to common stockholders in the calculation of basic and diluted net loss per share.

B-29

Note 13 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Common Stock

The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.001 per share. There were 13,343,061 and 13,330,811 shares of common stock outstanding as of September 30, 2017 and December 31, 2016, respectively.

Pre-Initial Public Offering

In connection with the organization of the Company in June 2014, a total of 8,083,049 shares of the Company’s common stock and 8,710,181 warrants (of which 627,133 warrants were subsequently returned to the Company in October 2014) (“Founders’ Warrants”) were sold to the Company’s founders (the “Founders”) for an aggregate purchase price of $3,212.

In June 2014 and July 2014, in a private placement (Private Placement 1), a total of 418,089 units, consisting of one share of common stock and one warrant, were sold to the initial investor investors (“Initial Investors”) for an aggregate purchase price of $75,000 less offering costs of $7,500. In November 2014, the Company completed another private placement (Private Placement 2) of 2,355,233 units, consisting of one share of common stock and one warrant, raising $845,000 in gross offering proceeds less offering costs of $46,500. Taken together, the Private Placement 1 warrants and Private Placement 2 warrants are referred to collectively as the “Private Placement Warrants”. Subsequently, in September 2015, 1,393,629 shares of common stock were issued as a result of the exercise of 1,393,629 Private Placement Warrants for cash proceeds of $1.25 million.

In August 2015, the Company issued 97,554 warrants to an outside advisor in exchange for services.

The 9,560,295 remaining unexercised warrants discussed above, were subsequently converted into identical Series W Warrants issued in the Company’s April 28, 2016 initial public offering (“IPO”), and are therefore aggregated with the Series W Warrants issued in the IPO, and together are collectively referred to as “Series W Warrants” - see below for a further discussion of the Series W Warrants.

Initial Public Offering

Under a registration statement on Form S-1 (File No. 333-203569) declared effective January 29, 2016, the Company’s IPO was consummated on April 28, 2016, resulting in $4.2 million of net cash proceeds, after deducting cash selling agent discounts and commissions and offering expenses, from the issuance of 1,060,000 units at an offering price of $5.00 per unit, with each such unit comprised of one share of common stock of the Company and one warrant to purchase a share of common stock of the Company, with such warrant referred to as a “Series W Warrant” - see below for a discussion of the Series W Warrant. The Company estimated the fair value of its common stock issued in the IPO using the guideline transaction method of the market approach and arrived at an estimated fair value of common stock of $3.50.

The units issued in the IPO were initially listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PAVMU”, until July 27, 2016, when the PAVMU units ceased to be quoted and traded on Nasdaq, and the underlying shares of common stock and the Series W Warrants began separate trading on Nasdaq, under their respective individual symbols of “PAVM” for the shares of common stock and “PAVMW” for the Series W Warrants - see below for a discussion of the Series W Warrant.

Post-Initial Public Offering

In March 2017 and September 2017, 400 shares and 11,850 shares of common stock were issued, resulting from a corresponding number of Series W Warrants exercised for $2,000 and $59,250 of cash proceeds, respectively.

In November 2016 and December 2016, 20,732 and 79 shares of common stock were issued, resulting from the cashless exercise of 40,000 and 200 Series W Warrants, respectively.

Subsequently, in October 2017, 532,000 shares of common stock were issued, resulting from a corresponding number of Series S Warrants exercised for $5,320 of cash proceeds; and, in November 2017 122,080 shares of common stock were issued, resulting from the cashless exercise of 122,360 Series S Warrants.

Subsequently, in November 2017, 10,021 shares of common stock were issued, resulting from, at the election of the holder, the conversion of 8,334 shares of Series A Convertible Preferred Stock.

B-30

Note 13 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Warrants

The accounting for warrants issued to purchase shares of common stock of the Company is based on the specific terms of the respective warrant agreement. Generally, warrants are classified as equity, but may be classified as a derivative liability if the warrant agreement provides for cash settlement or has certain exercise price adjustment provisions.

The following table summarizes outstanding warrants to purchase common stock at the dates indicated:

	Warrants Exercisable at
		Weighted		Weighted
		Average		Average
	September 30, 2017	Exercise Price /Share	December 31, 2016	Exercise Price	Expiration Date
Equity classified warrants
Series W Warrants	10,567,845	$5.00	10,580,095	$5.00	January 2022
Unit Purchase Options
Series W Warrants	53,000	$5.00	53,000	$5.00	January 2022
Series S Warrants	2,660,000	$0.01	—	$—	June 2032
Series A-1 Warrants	125,000	$6.67	—	$—	April 2024

Liability classified warrants
Series A Warrants	422,838	$6.65	—	$—	April 2024

Total	13,828,683	$4.11	10,580,095	$5.00

Equity-Classified Warrants

Series W Warrants

The Series W Warrants have an exercise price of $5.00 per share, with such exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock, and became exercisable on October 28, 2016 and expire on January 29, 2022 or earlier upon redemption by the Company, as discussed below.

As discussed above, a total of 1,060,000 Series W Warrants were issued in the Company’s IPO, and the remaining previously issued (pre-IPO) 9,560,295 unexercised warrants outstanding on the April 28, 2016 date of the Company’s IPO were automatically converted into identical Series W Warrants issued in the Company’s IPO, and are therefore aggregated with the 1,060,000 Series W Warrants issued in the IPO, and together are collectively referred to as Series W Warrants.

As discussed below, a Series A-1 Warrant, at the election of the holder, may be exchanged for five Series W Warrants or four Series X-1 Warrants. As of September 30, 2017, no Series A-1 Warrants had been exchanged for Series W Warrants nor Series X-1 Warrants.

In March 2017 and September 2017, 400 and 11,850 Series W Warrants were exercised for cash proceeds of $2,000 and $59,250, respectively, resulting in the issuances of a corresponding number of shares of common stock. In November and December 2016, 40,000 and 200 Series W Warrants were exercised on a cashless basis, resulting in the issuance of 20,732 and 79 shares of common stock, respectively.

Commencing April 28, 2017, the Company may redeem the outstanding Series W Warrants (other than those outstanding prior to the IPO held by the Company’s management, founders, and members thereof, but including the warrants held by the initial investors), at the Company’s option, in whole or in part, at a price of $0.01 per warrant: at any time while the warrants are exercisable; upon a minimum of 30 days’ prior written notice of redemption; if, and only if, the volume weighted average price of the Company’s common stock equals or exceeds $10.00 (subject-to adjustment) for any 20 consecutive trading days ending three business days before the Company issues its notice of redemption, and provided the average daily trading volume in the stock is at least 20,000 shares per day; and, if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants. The right to exercise will be forfeited unless the IPO Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of an IPO Warrant will have no further rights except to receive the redemption price for such holder’s IPO Warrant upon surrender of such warrant.

B-31

Note 13 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Warrants (continued)

Series W Warrants (continued)

The Company filed a Registration Statement on Form S-1 (File No. 333-214288), declared effective February 3, 2017, (the “February 2017 Form S-1”) to register the issuance of 1,020,000 shares of the Company’s common stock upon the exercise of 1,020,000 remaining unexercised Series W Warrants, along with the registration of (i) the issuance of 1,062,031 shares of the Company’s common stock upon the exercise of 1,062,031 of the unexercised IPO Warrants (issued prior to the IPO), but only in the event such warrants are publicly transferred pursuant to Rule 144 prior to exercise, or (ii) the resale of such shares of common stock, but only in the event such warrants are exercised prior to being publicly transferred pursuant to Rule 144. Separately, in January 2017, the Company’s CEO purchased 25,000 IPO Warrants (issued prior to the IPO) from a shareholder who had previously purchased shares of common stock and warrants in the Company’s private financings prior to its IPO, with shares of common stock underlying such IPO Warrants purchased by the CEO not included in the February 2017 Form S-1.

Series S Warrants

The Company and Scopia Holdings LLC (“Scopia or the Lender”) entered into a Note and Security Purchase Agreement under which, on July 3, 2017, the Company issued to Scopia and its designees, a Senior Secured Note (“Scopia Note”), and 2,660,000 Series S Warrants to purchase shares of common stock of the Company. The Series S Warrants were immediately exercisable upon issuance, have an exercise price of $0.01 per share, with such exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock, may be exercised for cash or on a cashless basis, and expire June 30, 2032, with any Series S Warrants outstanding on their expiration date will be automatically exercised on a cashless basis.

The Scopia Note and the Series S Warrants are freestanding financial instruments, as the Series S Warrants were immediately legally detachable from the Scopia Note and were immediately exercisable. The Series-S Warrants are classified as equity in the condensed consolidated balance sheet. The Scopia Note net cash proceeds were allocated to the Scopia Note and the Series S Warrants based on their respective relative fair value, resulting in an allocation of $1,408,125 to the Scopia Note and $3,434,452 to the Series S-Warrants. See Note 12, Note and Securities Purchase Agreement, Senior Secured Note, and Series S Warrants, for further information regarding the Note and Security Purchase Agreement with Scopia, including the non-recurring issue-date fair values of the Scopia Note and Series S Warrants.

As of September 30, 2017, there were 2,660,000 Series S Warrants issued and outstanding. Subsequently, in October 2017, 532,000 Series S Warrants were exercised for cash proceeds of $5,320, resulting in the issuance of a corresponding number of shares of common stock; and, in November 2017, 122,360 Series S Warrants were exercised on a cashless basis, resulting in the issuance of 122,080 shares of common stock.

Series A-1 Warrants

The Series A-1 Warrants were exercisable upon their issuance and expire after the close of business on April 30, 2024, and each may be exercised for one share of common stock at an exercise price of $6.67 per share, with such exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock. Additionally, as a result of the October 18, 2017 amendment discussed above, through April 30, 2024, each Series A-1 Warrant, at the option of the holder, may be exchanged into five Series W Warrants or four Series X-1 Warrants. The Series W Warrants or Series X-1 Warrants issued upon the exchange of a Series A-1 Warrant are discussed below. As of September 30, 2017, no Series A-1 Warrants had been exchanged for Series W Warrants nor Series X-1 Warrants.

The Series A-1 Warrants are not subject to redemption, and under no circumstances will the Company be required to net cash settle the Series A-1 Warrants. The Series A-1 Warrants have been accounted for as equity-classified warrants, with an issue-date allocated fair value of $310,450, as discussed above.

A Series A-1 Warrant may be exercised for one share of common stock at an exercise price of $6.67 per share, with such exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock. Additionally, as a result of the October 18, 2017 amendment discussed above, through April 30, 2024, each Series A-1 Warrant, at the option of the holder, may be exchanged into five Series W Warrants or four Series X-1 Warrants. The Series W Warrants or Series X-1 Warrants issued upon the exchange of a Series A-1 Warrant are discussed below. As of September 30, 2017, no Series A-1 Warrants had been exchanged for Series W Warrants nor Series X-1 Warrants.

If at any time after the six month anniversary of the Series A-1 Preferred Stock Units August 4, 2017 closing date, there is not an effective registration statement registering, or no current prospectus available for, the resale of the shares underlying the Series A-1 Warrants, then the Series A-1 Warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise”. During the time the Series A-1 Warrants are outstanding, the holders will be entitled to participate in dividends or other distributions on a pro rata basis based upon the equivalent number of common shares that would have been outstanding had the warrants been fully exercised.

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Note 13 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Warrants (continued)

Series W Warrants and Series X-1 Warrants Issued Upon Exchange of Series A-1 Warrants

As discussed above, a Series A-1 Warrant, at the election of the holder, may be exchange for five Series W Warrants or four Series X-1 Warrants. As of September 30, 2017, no Series A-1 Warrants had been exchanged for Series W Warrants nor Series X-1 Warrants. Notwithstanding, the 125,000 Series A-1 Warrants issued and outstanding at September 30, 2017, if exchanged, would result in the issuance of 625,000 such Series W Warrants or the issuance of 500,000 such Series X-1 Warrants.

As more fully discussed above, the Series W Warrants issued upon the exchange of a Series A-1 Warrant have an exercise price of $5.00 per share, with such exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock, and became exercisable on October 28, 2016 and expire on January 29, 2022 or earlier upon redemption by the Company, as discussed above.

The Series X-1 Warrants issued upon exchange of a Series A-1 Warrant, are exercisable for one share of common stock of the Company at $6.00 per share, with such Series X-1 Warrant exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock. The Series X-1 Warrants are exercisable commencing on the first trading day following October 31, 2018 - as it is the later of (i) the May 21, 2017 stockholder approval in accordance with Nasdaq Stock Market Rule 5635(d) of the Series A Preferred Stock Units private placement; or (ii) October 31, 2018. The Series X-1 Warrants may be exercised until their April 30, 2024 expiration date, or earlier upon redemption by the Company, as discussed below. At their expiration date, provided the closing price of the Company’s common stock is greater than $6.00 /per share, any such outstanding Series X-1 Warrants will be automatically exercised via a cashless exercise.

The Company may redeem all, but not less than all, of the issued and outstanding Series X-1 Warrants, at any time after April 30, 2019, at a price of $0.01 per Series X-1 Warrant, if the volume weighted average price per share of the common stock of the Company has been for twenty trading days out of the thirty trading day period ending three business days prior to the notice of redemption, at least $18.00, with such price adjusted for stock splits, stock dividends, or similar events occurring after the August 4, 2017 closing date of the Series A-1 Preferred Stock Units private placement.

Series X Warrants Issued Upon Exchange of Series A Warrants

A Series A Warrant, as discussed below, at the election of the holder, may be exchanged for four Series X Warrants. As of September 30, 2017, no Series A Warrants had been exchanged for Series X Warrants. Notwithstanding, the 422,838 Series A Warrants issued and outstanding at September 30, 2017, if exchanged, would result in the issuance of 1,691,352 such Series X Warrants.

The Series X Warrants issued upon exchange of a Series A Warrant are exercisable for one share of common stock at $6.00 per share, with such Series X Warrant exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock. The Series X Warrants are exercisable commencing on the first trading day following October 31, 2018 - as it is the later of (i) the May 21, 2017 stockholder approval in accordance with Nasdaq Stock Market Rule 5635(d) of the Series A Preferred Stock Units private placement; or (ii) October 31, 2018. The Series X Warrants may be exercised until their April 30, 2024 expiration date, or earlier upon redemption by the Company, as discussed below. At their expiration date, provided the closing price of the Company’s common stock is greater than $6.00 per share, any such outstanding Series X Warrants will be automatically exercised via a cashless exercise.

The Company may redeem all, but not less than all, of the issued and outstanding Series X Warrants, at any time after April 30, 2019, at a price of $0.01 per Series X Warrant, if the volume weighted average price per share of the common stock of the Company has been for twenty trading days out of the thirty trading day period ending three business days prior to the notice of redemption, at least $18.00, with such price adjusted for stock splits, stock dividends, or similar events occurring after the January 26, 2017 initial closing date of the Series A Preferred Stock Units private placement.

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Note 13 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Warrants (continued)

Liability-Classified Warrants

Common stock warrants are accounted for as derivative liabilities if the warrants allow for cash settlement or provide for modification of the warrant exercise price in the event subsequent sales of common stock are at a lower price per share than the then-current warrant exercise price, as is the case for the Series A Warrants. The Company classifies derivative warrant liabilities on the condensed consolidated balance sheet as a current liability, initially measured at its issue-date fair value, with such fair value subsequently remeasured at each reporting period, with the resulting fair value adjustment recognized as other income or expense on the condensed consolidated statement of operations. If upon the occurrence of an event resulting in the warrant liability or the embedded derivative liability to be subsequently classified as equity, the fair value will be adjusted on such date-of-occurrence, with such date-of-occurrence fair value adjustment recognized as other income or expense, and then it will be classified as equity at such date-of-occurrence adjusted fair value.

Series A Warrants

The Series A Warrants became exercisable on May 21, 2017 upon stockholder approval of the Series A Preferred Stock Units private placement, with such approval obtained in accordance with Nasdaq Stock Market Rule 5635(d), and expire after the close of business on April 30, 2024. The Series A Warrants are not subject to redemption.

The Series A Warrants may be exercised for one share of common stock at an exercise price of $6.65 per share, with such exercise price initially $8.00 per share at issuance, and subsequently adjusted to $6.67 per share upon the issuance of the Series S Warrants on July 3, 2017, and then to $6.65 per share upon the issuance of the Series A-1 Preferred Stock Units on August 4, 2017. Additionally, through April 30, 2024, each Series A Warrant, at the election of the holder, may be exchanged for four Series X Warrants, with such Series X Warrants discussed above.

The Series A Warrant exercise price is subject to further reduction by a prescribed formula on a weighted average basis in the event the Company issues common stock, options, or convertible securities at a price lower than the exercise price of Series A Warrants immediately prior to such securities issuance.

During the time the Series A Warrants are outstanding, the holders will be entitled to participate in dividends or other distributions on a pro rata basis based upon the equivalent number of common shares that would have been outstanding had the warrants been fully exercised.

As noted above, the Series A Warrants are accounted for as a derivative liability under FASB ASC 815, as, along with other provisions, the conversion price is subject to potential adjustment resulting from future financing transactions, under certain conditions. The Series A Warrant is classified as a current liability on the unaudited condensed consolidated balance sheet, initially measured at its issue-date fair value, with such fair value subsequently remeasured at each reporting period, with the resulting fair value adjustment recognized as other income or expense on the condensed consolidated statement of operations. See Note 3, Financial Instruments Fair Value Measurements, for further detail regarding the fair value of the Series A Warrants liability.

Unit Purchase Options

On April 28, 2016, the Company issued 53,000 unit purchase options to the selling agents in the Company’s IPO (“UPO”), with such unit purchase options enabling the holder to purchase at an exercise price of $5.50 per unit, with each such unit being identical to the unit issued in the Company’s IPO, and thus comprised of one share of common stock and one Series W Warrant to purchase a share of common stock of the Company at an exercise price of $5.00 per share, as discussed above. The estimated the fair value of such unit purchase options was $105,100, which was accounted for as offering costs of the Company’s IPO, and was determined using a Black-Scholes option pricing model with the following assumptions: fair value of the underlying unit of $5.00, expected volatility of 50%, risk free rate of 1.28%, remaining contractual term of 4.6 years, and a dividend yield of 0%.

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Note 14 —Loss Per Share

The following table sets forth basic and diluted net loss per share - as reported and net loss per share attributable to common stockholders for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Numerator
Net loss - as reported	$(5,129,318)	$(1,928,722)	$(10,389,113)	$(3,940,337)
Series A Convertible Preferred Stock undeclared and accumulated dividends(1)	(52,299)	—	(130,010)	—
Series A-1 Convertible Preferred Stock undeclared and accumulated dividends(2)	(6,196)	—	(6,196)	—
Deemed dividend Series A-1 Convertible Preferred Stock(3)	(182,500)		(182,500)	—
Net loss attributable to common stockholders(4)	$(5,370,313)	$(1,928,722)	$(10,707,819)	$(3,940,337)

Denominator
Weighted-average common shares outstanding	13,332,629	13,310,000	13,331,585	12,855,714

Loss per share
Basic and diluted(5)
- Net loss - as reported	$(0.38)	$(0.14)	$(0.78)	$(0.31)
- Net loss attributable to common stockholders	$(0.40)	$(0.14)	$(0.80)	$(0.31)

(1)	The Series A Convertible Preferred Stock provides for dividends at an 8% annual rate, compounded quarterly, accumulate, and are payable in arrears upon being declared by the Company’s Board of Directors. The Series A Convertible Preferred Stock dividends from April 1, 2017 through April 1, 2021 are payable-in-kind (“PIK”) in additional shares of Series A Convertible Preferred Stock. The dividends may be settled, after April 1, 2021, at the election of the Company, through any combination of the issuance of additional Series A Convertible Preferred Stock, common shares, and /or cash payment. As of September 30, 2017, Series A Convertible Preferred Stock dividends totaling $130,010 or a payment-in-kind of 21,711 shares of Series A Convertible Preferred Stock, were earned, accumulated, and in arrears, as the Company’s Board of Directors had not declared such dividends payable, and, as such, the Company has not recognized a Series A Convertible Preferred Stock dividend payable liability as of September 30, 2017, and will not recognize such dividend payable liability until they are declared by the Company’s Board of Directors.

(2)	The Series A-1 Convertible Preferred Stock provides for dividends at an 8% annual rate, compounded quarterly, accumulate, and are payable in arrears upon being declared by our Board of Directors. The Series A-1 Convertible Preferred Stock dividends from October 1, 2017 through October 1, 2021 are payable-in-kind (“PIK”) in additional shares of Series A-1 Convertible Preferred Stock. The dividends may be settled, after October 1, 2021, at the election of the Company, through any combination of the issuance of additional Series A-1 Convertible Preferred Stock, common shares, and /or cash payment. As of September 30, 2017, Series A-1 Convertible Preferred Stock dividends totaling $6,196 or a payment-in-kind of 1,551 shares of Series A-1 Convertible Preferred Stock, were earned, accumulated, and in arrears, as the Company’s Board of Directors had not declared such dividends payable, and, as such, the Company has not recognized a Series A-1 Convertible Preferred Stock dividend payable liability as of September 30, 2017, and will not recognize such dividend payable liability until they are declared by the Company’s Board of Directors. .

(3)	The Series A-1 Preferred Stock Units cash proceeds allocated to the Series A-1 Convertible Preferred Stock resulted in an effective conversion price below the issue date fair value of the underlying shares of common stock, resulting in a $182,500 beneficial conversion feature, which was accounted for as an implied discount on the Series A-1 Convertible Preferred Stock. The Series A-1 Convertible Preferred Stock does not have a stated redemption date and was immediately convertible upon issuance, resulting in the full accretion of the beneficial conversion feature as a deemed dividend paid to the Series A-1 Convertible Preferred Stock on the Series A-1 Preferred Stock Units August 4, 2017 issue date.

(4)	The holders of the Series A Warrants and the Series A-1 Warrants have the same rights to receive dividends as the holders of common stock. As such, the Series A Warrants and Series A-1 Warrants are considered participating securities under the two-class method of calculating net loss per share. The Company has incurred net losses to-date, and as the holders of the Series A Warrants and the Series A-1 Warrants are not contractually obligated to share in the losses, there is no impact on the Company’s net loss per share calculation for the periods indicated.

(4)	Basic net loss per share is calculated by dividing the loss by the weighted-average number of shares of common stock outstanding for the period, without consideration for potential dilutive common shares. As the Company was in a loss position for all periods presented, diluted net loss per share is the same as basic net loss per share as the inclusion of incremental shares resulting from common stock equivalents would be anti-dilutive.

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Note 14 —Loss Per Share (continued)

The following common stock equivalents have been excluded from the computation of diluted weighted average shares outstanding as their inclusion would be anti-dilutive:

	September 30,
	2017	2016
Stock Options	1,921,924	1,588,313
Unit purchase options as to shares of common stock	53,000	53,000
Unit purchase options as to shares underlying Series W Warrants	53,000	53,000
Series W Warrants(8)	10,567,845	10,620,295
Series A Convertible Preferred Stock(5)	422,838	—
Series A Warrants(6)	422,838	—
Series X Warrants(6)	—	—
Series A-1 Convertible Preferred Stock(7)	125,000	—
Series A-1 Warrants(8)	125,000	—
Series X-1 Warrants(8)	—	—
Series S Warrants	2,660,000	—
Total	16,351,445	12,314,608

(5)	The 422,838 shares of Series A Convertible Preferred Stock, at the election of the holder, if-converted into a number of shares of common stock at a conversion ratio equal to its $6.00 per share stated value divided by a conversion price of $4.99 per share, with such conversion price subject to further reduction, would result in 508,422 incremental shares of newly-issued common stock at September 30, 2017.

(6)	The 422,838 Series A Warrants, at the election of the holder, may be exchanged for four Series X Warrants under the terms of the Series A Warrant agreement. The Series X Warrants issued in exchange for the Series A Warrants are exercisable commencing on the first trading day following October 31, 2018, and are therefore not exercisable for shares of common stock at September 30, 2017, and would not result in common stock equivalent incremental shares for purposes of diluted weighted average shares outstanding at such date. At September 30, 2017, no Series A Warrants had been exchanged for Series X Warrants.

(7)	The 125,000 shares of Series A-1 Convertible Preferred Stock, at the election of the holder, if-converted into a number of shares of common stock at a conversion ratio equal to its $4.00 per share stated value divided by a conversion price of $4.00 per share, with such conversion price not subject to further adjustment, would result in 125,000 incremental shares of newly-issued common stock at September 30, 2017.

(8)	The 125,000 Series A-1 Warrants, at the election of the holder, may be exchanged for five Series W Warrants or four Series X-1 Warrants under the terms of the Series A-1 Warrant agreement. The Series W Warrants issued in exchange for the Series A-1 Warrants would be exercisable upon their issuance. The Series X-1 Warrants issued upon the exchange of the Series A-1 Warrants are exercisable commencing on the first trading day following October 31, 2018, and are therefore not exercisable for shares of common stock at September 30, 2017, and would not result in common stock equivalent incremental shares for purposes of diluted weighted average shares outstanding at such date. At September 30, 2017, no Series A-1 Warrants had been exchanged for Series W Warrants or Series X1 Warrants.

Note 15 — Subsequent Events

Other Matters

Except as otherwise noted herein, the Company has evaluated subsequent events through the date of filing of this Quarterly Report on Form 10-Q, and determined there to be no events requiring adjustments to the unaudited condensed consolidated financial statements or disclosures therein.

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Annex C

PAVMED INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

PRO FORMA FINANCIAL INFORMATION

SEPTEMBER 30, 2017

(unaudited)

The following PAVmed Inc. (“PAVmed” or “the Company”) unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2017 and the corresponding unaudited pro forma financial information, each as presented in Annex C herein, result from giving effect to certain pro forma adjustments of the Series W Warrants Offer-to-Exercise, as if the transaction occurred on September 30, 2017 and to reflect participation at the temporary exercise price for the number of Series W Warrants presently issued and outstanding to non-affiliate holders. The pro forma adjustments are based upon available information and assumptions deemed to be reasonable.

The unaudited proforma financial information is presented for illustrative purposes only and does not purport to represent what the Company’s actual financial position would have been had the transaction actually completed on the date indicated, and is not indicative of its future financial condition.

Such pro forma adjustments were applied to the Company’s historical unaudited consolidated balance sheet and other financial statements and notes thereto as of and for the nine months ended September 30, 2017, included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 filed with the SEC on November 14, 2017;

The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2017 and the corresponding unaudited pro forma financial information has been prepared for inclusion in the Company’s Schedule TO Annex C herein, in conjunction with the Company’s Series W Warrants Offer to Exercise transaction, as such transaction is more fully described in the Schedule TO.

The unaudited Pro Forma Consolidated Balance Sheet and unaudited pro forma financial information presented in Annex C herein should be read in conjunction with the Company’s historical unaudited consolidated financial statements and notes thereto as of and for the nine months ended September 30, 2017, included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 filed with the SEC on November 14, 2017.

C-1

PAVMED INC.

and SUBSIDIARY

PRO FORMA CONSOLIDATED BALANCE SHEET

(unaudited)

	Actual			Pro Forma
	As Reported			Adjusted
	September 30,		Pro Forma	September 30,
	2017	Notes	Adjustments	2017
Assets
Current assets
Cash	$3,111,456	(a)	$5,036,582	$8,098,038
		(b)	(50,000)
Prepaid expenses and other current assets	103,272		—	103,272
Total current assets	3,214,728		4,986,582	8,201,310
Equipment, net	17,994		—	17,994
Deferred offering costs	—		—	—
Total assets	$3,232,722		$4,986,582	$8,219,304

Liabilities, Preferred Stock, and Stockholders’ Deficit
Current liabilities
Accounts payable	$991,693		$—	$991,693
Accrued expenses and other current liabilities	354,289		—	354,289
Accrued interest expense	187,500		—	187,500
Series A Warrants	4,731,557		—	4,731,557
Derivative liability	1,298,113		—	1,298,113
Total current liabilities	7,563,152		—	7,563,152

Senior Secured Note, net of $3,417,233 unamortized debt discount	1,582,767		—	1,582,767

Total liabilities	$9,145,919		$—	$9,145,919

COMMITMENTS AND CONTINGENCIES

Preferred Stock
par value $0.001, 20,000,000 shares authorized;
Series A Convertible Preferred Stock, par value $0.001, 422,838 shares issued and outstanding at September 30, 2017	—		—	—

Stockholders’ Deficit
Series A-1 Convertible Preferred Stock, par value $0.001, 125,000 shares issued and outstanding at September 30, 2017	189,550		—	189,550

Common stock, par value $0.001; 50,000,000 shares authorized, 13,343,061 shares issued and outstanding at September 30, 2017	13,343	(a)	2,518	15,861

Additional paid-in capital	12,157,358	(a)	5,034,064	18,022,824
		(b)	(50,000)
		(c)	881,402

Accumulated deficit	(18,273,448)	(c)	(881,402)	(19,154,850)
Total Stockholders’ Deficit	(5,913,197)		4,986,582	(926,615)

Total Liabilities, Series A Convertible Preferred Stock, and Stockholders’ Deficit	$3,232,722		$4,986,582	$8,219,304

See accompanying notes to the unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2017.

C-2

PAVMED INC. AND SUBSIDIARY

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2017

Note 1 — The Company, Description of the Business, and Going Concern

PAVmed Inc. (“PAVmed” or the “Company”) is a highly-differentiated multi-product medical device company organized to advance a broad pipeline of innovative medical technologies from concept to commercialization, employing a business model focused on capital efficiency and speed to market. The Company is focused on advancing its lead products towards regulatory approval and commercialization, protecting its intellectual property, and building its corporate infrastructure and management team. The Company was organized under the laws of the State of Delaware on June 26, 2014 (inception), originally under the name of PAXmed Inc., and on April 19, 2015, changed its name to PAVmed Inc. The Company operates in one segment as a medical device company.

The Company has financed its operations principally through the issuances of its common stock, preferred stock, warrants, and debt. Prior to the Company’s 2016 initial public offering (IPO), the Company raised approximately $2.1 million of net cash proceeds from private offerings of its common stock and warrants. The Company realized approximately $4.2 million of net cash proceeds resulting from the Company’s IPO on April 28, 2016. In the nine months ended September 30, 2017, the Company has raised approximately $7.5 million of net cash proceeds resulting from three transactions, including: the Note and Security Purchase Agreement with Scopia Holdings LLC, including the issuance of a Senior Secured Note and Series S Warrants; the Series A-1 Preferred Stock Units private placement; and the Series A Preferred Stock Units private placement. See Note 4, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants, for a discussion of the Company’s common stock and warrants issued before the Company’s IPO.

Initial Public Offering

Under a registration statement on Form S-1 (File No. 333-203569) declared effective January 29, 2016, the Company’s IPO was consummated on April 28, 2016, resulting in $4.2 million of net cash proceeds, after deducting cash selling agent discounts and commissions and offering expenses, from the issuance of 1,060,000 units at an offering price of $5.00 per unit, with each such unit comprised of one share of common stock of the Company and one warrant to purchase a share of common stock of the Company, with such warrant referred to as a “Series W Warrant”. The units issued in the IPO were initially listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PAVMU”, until July 27, 2016, when the PAVMU units ceased to be quoted and traded on Nasdaq, and the underlying shares of common stock and the Series W Warrants began separate trading on Nasdaq, under their respective individual symbols of “PAVM” for the shares of common stock and “PAVMW” for the Series W Warrants.

See Note 4, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants, for a further discussion of the Company’s common stock and Series W Warrants.

Note and Security Purchase Agreement with Scopia Holdings LLC

The Company and Scopia Holdings LLC (“Scopia or the Lender”) entered into a Note and Security Purchase Agreement, under which, upon Scopia delivering to the Company $4.8 million in net cash proceeds by wire transfer on July 3, 2017, the Company issued to Scopia and its designees, a Senior Secured Note with an initial principal amount of $5.0 million (“Scopia Note”), and 2,660,000 Series S Warrants to purchase shares of common stock of the Company.

The Scopia Note bears interest at a fixed annual rate of 15.0%, with interest payable semi-annually in arrears on June 30 and December 30 of each calendar year, commencing on December 30, 2017. The Company may elect, at its sole discretion, to defer payment of up to 50% of the semi-annual interest, with the remaining unpaid interest added to and increasing the outstanding interest-bearing principal balance of the Scopia Note by such amount. The aggregate remaining unpaid principal balance of the Scopia Note is due on June 30, 2019.

The Series S Warrants were immediately exercisable upon issuance, have an exercise price of $0.01 per share, with such exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock, may be exercised for cash or on a cashless basis, and expire June 30, 2032, with any Series S Warrants outstanding on the expiration date automatically exercised on a cashless basis.

See Note 4, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants, for further information with respect to the Series S Warrants.

C-3

Note 1 — The Company, Description of the Business, and Going Concern (continued)

Series A-1 Preferred Stock Units Private Placement

On August 3, 2017, the Company’s Board of Directors authorized the issuance of up to 150,000 Series A-1 Preferred Stock Units, and on August 4, 2017, the Company entered into a Securities Purchase Agreement, which was subsequently amended on October 18, 2017, pursuant to which the Company may issue up to an aggregate of $600,000 (subject to increase) of Series A-1 Preferred Stock Units at a price of $4.00 per unit, in a private placement transaction (Series A-1 Preferred Stock Units private placement).

At the August 4, 2017 closing of the Series A-1 Preferred Stock Units private placement, a total of 125,000 Series A-1 Preferred Stock Units were issued for aggregate proceeds of $500,000. The Company did not incur placement agent fees in connection with the Series A-1 Preferred Stock Units private placement.

A Series A-1 Preferred Stock Unit was comprised of one share of Series A-1 Convertible Preferred Stock convertible into a share of common stock of the Company, and one Series A-1 Warrant exercisable for a share of common stock of the Company, or the Series A-1 Warrant may be exchanged for five Series W Warrants or four Series X-1 Warrants each of which is exercisable for a share of common stock of the Company.

See Note 4, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants, for a further discussion of the Series A-1 Preferred Stock Units private placement, the Series A-1 Convertible Preferred Stock, the Series A-1 Warrants, and the Series W Warrants or Series X-1 Warrants which may be issued upon the exchange of Series A-1 Warrants.

Series A Preferred Stock Units Private Placement

The Company’s Board of Directors authorized the issuance of up to a total of 1.25 million Series A Preferred Stock Units, including authorizing 500,000 units on January 21, 2017 and 750,000 units on May 10, 2017. On January 26, 2017, the Company entered into a Securities Purchase Agreement pursuant to which the Company may issue up to an aggregate of $3,000,000 (subject to increase) of Series A Preferred Stock Units at a price of $6.00 per unit, in a private placement transaction (Series A Preferred Stock Units private placement).

At the Series A Preferred Stock Units private placement initial closing on January 26, 2017, and at subsequent closings on January 31, 2017 and March 8, 2017, a total of 422,838 Series A Preferred Stock Units were issued for aggregate gross proceeds of approximately $2.5 million and net proceeds of approximately $2.2 million, after payment of placement agent fees and closing costs.

A Series A Preferred Stock Unit was comprised of one share of Series A Convertible Preferred Stock convertible into a share of common stock of the Company, and one Series A Warrant exercisable for a share of common stock of the Company, or one Series A Warrant may be exchanged for four Series X Warrants, each of which is exercisable for a share of common stock of the Company.

See Note 4, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants, for a further discussion of the Series A Preferred Stock Units private placement, Series A Convertible Preferred Stock, Series A Warrant, and the Series X Warrants which may be issued upon the exchange of Series A Warrants.

C-4

Note 1 — The Company, Description of the Business, and Going Concern (continued)

Going Concern

The provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Presentation of Financial Statements - Going Concern (ASC 205-40) requires management to assess an entity’s ability to continue as a going concern within one year of the date of the financial statements are issued. In each reporting period, including interim periods, an entity is required to assess conditions known and reasonably knowable as of the financial statement issuance date to determine whether it is probable an entity will not meet its financial obligations within one year from the financial statement issuance date. Substantial doubt about an entity’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate it is probable the entity will be unable to meet its financial obligations as they become due within one year after the date the financial statements are issued.

The Company is an early stage and emerging growth company and has not generated any revenues to date. As such, the Company is subject to all of the risks associated with early stage and emerging growth companies. Since inception, the Company has incurred losses and negative cash flows from operating activities. The Company does not expect to generate positive cash flows from operating activities in the near future until such time, if at all, the Company completes the development process of its products, including regulatory approvals, and thereafter, begins to commercialize and achieve substantial acceptance in the marketplace for the first of a series of products in its medical device portfolio.

The Company incurred a historical net loss attributable to common stockholders of $10,707,819 and had historical net cash flows used in operating activities of $5,021,134 for the nine months ended September 30, 2017. At September 30, 2017, the Company had a historical accumulated deficit of $18,273,448 and historical working capital of $1,681,246, adjusted to exclude the historical Series A Warrants liability of $4,731,557 and the historical Series A Convertible Preferred Stock embedded conversion option derivative liability of $1,298,113. In the near future, the Company anticipates incurring operating losses and does not expect to experience positive cash flows from operating activities and may continue to incur operating losses for the next several years as it completes the development of its products, seeks regulatory approvals, and begin to market such products. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the unaudited condensed consolidated financial statements are issued.

The Company estimates its current (actual) cash resources absent any additional sources of cash, is sufficient to fund its operations into the quarter ended June 30, 2018. Accordingly, the Company does not have sufficient cash resources to fund its anticipated operating losses beyond the twelve months after the date these unaudited condensed consolidated financial statements are issued. Therefore, the Company must raise additional cash to support its operating and capital needs beyond the quarter ended June 30, 2018.

The Company’s ability to fund its operations is dependent upon management’s plans, which include raising additional capital, obtaining regulatory approvals for its products currently under development, commercializing and generating revenues from products currently under development, and continuing to control expenses. However, there is no assurance the Company will be successful in these efforts.

A failure to raise sufficient capital, obtain regulatory approvals for the Company’s products, generate sufficient product revenues, or control expenditures, among other factors, will adversely impact the Company’s ability to meet its financial obligations as they become due and payable and to achieve its intended business objectives, and therefore, raises substantial doubt of the Company’s ability to continue as a going concern within one year after the date the unaudited condensed consolidated financial statements are issued.

The Company’s historical unaudited condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The historical unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Company be unable to continue as a going concern.

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Note 2 — Summary Description of Series W Warrants Offer-to-Exercise Transaction, Basis of Presentation, Pro Forma Adjustments, and Significant Accounting Policies

Summary Description of Series W Warrants Offer-To-Exercise Transaction

The Series W Warrants have a contractual exercise price of $5.00 per share, with such exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock, and became exercisable on October 28, 2016 and expire on January 29, 2022 or earlier upon redemption. See Note 4, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants, for a further discussion of the Series W Warrants.

As provided for in the Series W Warrant agreement, the Company is offering to holders of Series W Warrants a temporary exercise price of $2.00 per share, as more fully described in the Schedule TO herein (“Series W Warrants Offer-to-Exercise”).

As of December 31, 2017, there were 10,567,845 Series W Warrants issued and outstanding and eligible to participate in the Series W Warrants Offer-to-Exercise, with such number of Series W Warrants inclusive of 8,049,554 Series W Warrants held, either directly and /or indirectly, by certain of the Company’s executive officers and directors (affiliates), who are entitled to participate in the Series W Warrants Offer-to-Exercise. Notwithstanding, the Pro Forma Consolidated Balance Sheet includes only the assumed exercise of Series W Warrants issued and outstanding to non-affiliates, as if the Series W Warrants held by affiliates do not intend to participate in the Series W Warrants Offer to Exercise, resulting in 2,518,291 Series W Warrants estimated to participate in the Series W Warrants Offer-to-Exercise transaction.

As of December 31, 2017, there were 279,837 Series A-1 Warrants issued and outstanding. The Series A-1 Warrants were exercisable upon their issuance and expire after the close of business on April 30, 2024, and each may be exercised for one share of common stock of the Company at an exercise price of $6.67 per share, with such exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock. Additionally, through April 30, 2024, each Series A-1 Warrant, at the election of the holder, may be exchanged into five Series W Warrants or four Series X-1 Warrants. See Note 4, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants, for a further discussion of the Series W Warrants or Series X-1 Warrants issued upon the exchange of a Series A-1 Warrant. As of December 31, 2017, no Series A-1 Warrants had been exchanged for Series W Warrants nor Series X-1 Warrants. As the issuance of Series W Warrants upon the exchange of Series A-1 Warrants is solely at the election of the Series A-1 Warrant holder, such unissued Series W Warrants have not been included in the pro forma adjustment of the number of Series W Warrants estimated to participate in the Series W Warrant Offer-to-Exchange. If all of the Series A-1 Warrants were exchanged for Series W Warrants according to their contractual terms and prior to the termination date of the Series W Warrant Offer-to-Exercise, an additional 1,399,185 Series W Warrants would be eligible to participate in the Offer-to-Exercise.

Basis of Presentation

The accompanying PAVmed Inc. (“PAVmed” or “the Company”) unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2017 and the corresponding unaudited pro forma financial information, each as presented in Annex C herein, result from the effect of certain pro forma adjustments to give effect to the Series W Warrants Offer-to-Exercise, as if the number of Series W Warrants estimated to participate in the Series W Warrants Offer-to-Exercise were exercised at the temporary exercise price on September 30, 2017, along with other related pro forma adjustments, with such pro forma adjustments based upon available information and assumptions deemed to be reasonable.

The pro forma adjustments, as further discussed below, were applied to the Company’s historical unaudited consolidated balance sheet and other financial statements and notes thereto as of and for the nine months ended September 30, 2017, included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 filed with the SEC on November 14, 2017. Such historical unaudited balance sheet and other financial statements and notes thereto, include the accounts of the Company and its wholly-owned subsidiary, with all intercompany transactions and balances eliminated in consolidation, and each were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”).

The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2017 and the corresponding unaudited pro forma financial information has been prepared for inclusion in the Company’s Schedule TO Annex C herein, in conjunction with the Company’s Series W Warrants Offer to Exercise transaction. The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2017 and the corresponding unaudited pro forma financial information presented in Annex C herein is solely for illustrative purposes only and does not purport to represent in accordance with GAAP nor applicable rules and regulations of the SEC, what the actual consolidated financial condition of the Company would have been had the Series W Warrants Offer to Exercise transaction actually been completed on the pro forma adjustment date indicated, and is not indicative of the Company’s future consolidated financial condition.

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Note 2 — Summary Description of Series W Warrants Offer-to-Exercise Transaction, Basis of Presentation, Pro Forma Adjustments, and Significant Accounting Policies, and (continued)

The unaudited Pro Forma Consolidated Balance Sheet and unaudited pro forma financial information presented in Annex C herein should be read in conjunction with the Company’s historical unaudited consolidated financial statements and notes thereto as of and for the nine months ended September 30, 2017, included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 filed with the SEC on November 14, 2017.

Pro Forma Adjustments

The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2017, and the corresponding unaudited pro forma financial information, each as presented in Annex C herein, result from the effect of certain pro forma adjustments to give effect to the Series W Warrants Offer-to-Exercise, as if the Series W Warrants estimated to participate in the Series W Warrants Offer-to-Exercise were exercised at the temporary exercise price of $2.00 per share on September 30, 2017, along with the other related pro forma adjustments, as follows:

(a)	The exercise at the temporary exercise price of $2.00 per share of the 2,518,291 Series W Warrants estimated to participate in the Series W Warrants Offer-to-Exercise, resulting in gross proceeds of $5,036,582. This does not include 8,049,554 warrants held by affiliates that are eligible to participate but for illustration purposes are reflected as if the affiliates do not intend to participate in the Series W Warrants Offer-to-Exercise. Also not included are the currently unissued 1,399,185 Series W Warrants which may be issued upon the exchange of all 279,837 Series A-1 Warrants issued and outstanding, as described above. While the Series W Warrants issued upon exchange of the Series A-1 Warrants are eligible to participate in the Series W Warrants Offer-to-Exercise, such Series W Warrants have not been included in the pro forma adjustment as they are currently unissued.

(b)	Estimated transaction expenses of $50,000 related to the Series W Warrants Offer-to-Exercise transaction.

(c)	Expense related to the modification of the Series W Warrants resulting from the temporary exercise price of $2.00 per share. In this regard, the Series W Warrants temporary exercise price of $2.00 per share is a short-term inducement offer, which under the analogous authoritative guidance of FASB ASC 718, Stock Compensation, is accounted for as a modification to the contractual terms of the Series W Warrant Agreement, wherein, the incremental fair value of the Series W Warrant resulting from the temporary exercise price modification, if such incremental fair value is an increase, would be recognized as an expense on the Company’s statement of operations, for each Series W Warrant exercised at the temporary exercise price, if any.

The temporary exercise price of $2.00 per share as compared to the contractual exercise price of $5.00 per share, resulted in a pro forma Series W Warrant modification expense of $881,402, assuming the exercise of all the 2,518,291 Series W Warrants estimated to participate in the Series W Warrants Offer-to-Exercise transaction.

The Series W Warrants estimated fair values was determined using a Black-Scholes option pricing model for each of the $2.00 temporary exercise price and the $5.00 contractual exercise price, with the following assumptions:

	Temporary	Contractual
	Exercise	Exercise
	Price	Price
Series W Warrants	$2.00	$5.00
Fair value /Series W-Warrant	$0.35	$—
Exercise price per share	$2.00	$5.00
Value of common stock	$2.33	$2.33
Expected term	20 Days	20 Days
Volatility	50%	50%
Risk free interest rate	1.8%	1.8%
Dividend yield	0%	0%

The value of the common stock and the risk free interest rate were as of December 27, 2017, which was the day before the Company issued a press release on December 28, 2017 announcing the Series W Warrant Offer-to-Exercise transaction.

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Note 2 — Summary Description of Series W Warrants Offer-to-Exercise Transaction, Basis of Presentation, Pro Forma Adjustments, and Significant Accounting Policies, and (continued)

Significant Accounting Policies

The significant accounting policies used in the preparation of the unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2017, and the corresponding unaudited pro forma financial information, each as presented in Annex C herein, are consistent with the significant accounting policies used in the preparation of the Company’s historical unaudited consolidated financial statements and notes thereto, as of and for the nine months ended September 30, 2017, included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 filed with the SEC on November 14, 2017.

JOBS Act Accounting Election

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.

Note 3 — Financial Instruments Fair Value Measurements

The Company evaluates its financial instruments to determine if those instruments or any potential embedded components of those instruments qualify as derivatives that need to be separately accounted for in accordance with FASB ASC Topic 815, Derivatives and Hedging (ASC 815). Warrants are classified as either equity or a derivative liability depending on the specific terms of the respective warrant agreement. Generally, warrants with cash settlement or certain exercise price adjustment provisions, are accounted for as a derivative liability. A warrant classified as a liability, or a bifurcated embedded derivative classified as a liability, is initially measured at its issue-date fair value, with such fair value subsequently adjusted at each reporting period, with the resulting adjustment recognized as other income or expense. If upon the occurrence of an event resulting in the warrant liability or the embedded derivative liability being to be subsequently classified as equity, the fair value will be adjusted on such date-of-occurrence, with such date-of-occurrence fair value adjustment recognized as other income or expense, and then it will be classified as equity at such date-of-occurrence adjusted fair value.

FASB ASC Topic 820, Fair Value Measurement, (ASC 820) defines fair value as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a transaction measurement date. The ASC 820 three-tier fair value hierarchy prioritizes the inputs used in the valuation methodologies, as follows:

Level 1	Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2	Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets which are not active, or other inputs observable or can be corroborated by observable market data.

Level 3	Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The carrying values of cash, accounts payable, and accrued expenses, approximate their respective fair value due to the short-term nature of these financial instruments at September 30, 2017 and December 31, 2016.

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Note 3 — Financial Instruments Fair Value Measurements (continued)

Recurring Fair Value Measurements

At September 30, 2017, the Series A Convertible Preferred Stock conversion option embedded derivative liability and the Series A Warrants liability were initially and are subsequently measured at fair value in accordance with FASB ASC 820, using a Monte Carlo simulation valuation model, using the Company’s common stock price and certain Level 3 inputs to take into account the probabilities of certain events occurring over the life of the respective financial instrument. At December 31, 2016 the Company did not have any assets or liabilities required to be measured at fair value on a recurring basis in accordance with ASC 820. The following fair value hierarchy table presents information about each major category of the Company’s financial instruments measured at fair value on a recurring basis as of September 30, 2017.

	Fair Value Measurement on a Recurring Basis at Reporting Date Using:
	Quoted
	Prices in
	Active
	Markets	Significant
	for	Other	Significant
	Identical	Observable	Unobservable
	Items	Inputs	Inputs
	Level-1	Level-2	Level-3	Total
September 30, 2017
Liabilities
Series A Warrants	$—	$—	$4,731,557	$4,731,557
Series A Convertible Preferred Stock conversion option embedded derivative liability	—	—	1,298,113	1,298,113
Total liabilities	$—	$—	$6,029,670	$6,029,670

The Series A Preferred Stock Units were issued in three closings in the three months ended March 31, 2017, with each such unit comprised of one share of Series A Convertible Preferred Stock and one Series A Warrant - with each, at the option of the holder, convertible into and exercisable for, respectively, a share of the Company’s common stock. See Note 4, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants for further discussion of the Series A Preferred Stock Units private placement, the Series A Convertible Preferred Stock, and the Series A Warrant.

The Series A Warrant and the Series A Convertible Preferred Stock conversion option, which is accounted for as an embedded derivative and bifurcated from its host financial instrument, were determined to be derivatives under FASB ASC 815, as, along with other provisions, their conversion price and exercise price, respectively, are subject to potential adjustment resulting from future financing transactions, under certain conditions.

The Series A Warrants and the Series A Convertible Preferred Stock conversion option embedded derivative are each classified as a current liability on the unaudited condensed consolidated balance sheet, and were initially measured at fair value at the time of issuance and are subsequently remeasured at fair value at each reporting period, with changes in fair value recognized as other income or expense in the unaudited condensed consolidated statement of operations.

A reconciliation of the Series A Warrants liability and the Series A Convertible Preferred Stock conversion option embedded derivative liability for the nine months ended September 30, 2017 is a follows:

		Series A
		Convertible
		Preferred Stock
		Conversion Option
	Series A	Embedded
	Warrants	Derivative
	Liability	Liability
Balance at December 31, 2016	$—	$—
Initial fair value on dates of issuance	4,050,706	1,221,963
Change in fair value	680,851	76,150
Balance at September 30, 2017	$4,731,557	$1,298,113

In the nine months ended September 30, 2017, the change in fair values resulted in the recognition of: an expense of $680,851 with respect to the Series A Warrants liability; and, an expense of $76,150 with respect to the Series A Convertible Preferred Stock conversion option embedded derivative liability. As the Series A Preferred Stock Units were issued in the three months ended March 31, 2017, there was no comparable amount in the prior year period.

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Note 3 — Financial Instruments Fair Value Measurements (continued)

The fair value of the Series A Warrants liability and the Series A Convertible Preferred Stock conversion option embedded derivative liability was determined using a Monte Carlo simulation valuation model - using the Company’s common stock price and certain other Level-3 inputs to take into account the probabilities of certain events occurring over the life of the respective financial instrument. The resulting estimated fair value is subjective and is affected by changes in inputs to the valuation model including the Company’s common stock price, and the assumptions regarding the estimated volatility in the value of the Company’s common stock price; the Company’s dividend yield; the likelihood and timing of dilutive transactions; and, the risk-free rates based on U.S. Treasury security yields. Changes in these assumptions can materially affect the estimated fair value of each financial instrument. The Series A Warrants liability and the Series A Convertible Preferred Stock conversion option embedded derivative liability estimated fair value and the underlying assumptions as of the dates indicated, are as follows:

		Issue
		Dates’
		Aggregated
	September 30,	Weighted
Series A Warrants Liability	2017	Average
Fair value per Series A Warrant	$11.19	$9.58
Series A Warrants outstanding	422,838	422,838
Calculated aggregate fair value	$4,731,557	$4,050,706
Value of common stock	$5.43	$5.73
Exercise price per share	$6.65	$8.00
Expected term (years)	6.59	7.21
Volatility	53%	47%
Risk free rate	2.1%	2.3%
Dividend yield	0%	0%

		Issue
		Dates’
		Aggregated
Series A Convertible Preferred Stock	September 30,	Weighted
Conversion Option Embedded Derivative Liability	2017	Average
Fair value per conversion option	$3.07	$2.89
Series A Convertible Preferred Stock shares outstanding	422,838	422,838
Calculated aggregate fair value	$1,298,113	$1,221,963
Value of common stock	$5.43	$5.73
Conversion price per share	$4.99	$6.00
Expected term (years)	6.59	7.21
Volatility	53%	47%
Risk-free interest rate	2.1%	2.3%
Dividend yield	0%	0%

Non-recurring Fair Value Measurements

The non-recurring issue-date fair values of the Series A-1 Warrants issued in the Series A-1 Preferred Stock Units private placement, utilized the Company’s common stock price and certain Level 3 inputs in the development of discounted cash flow analyses and Black-Scholes valuation models, and are presented in Note 4, Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants.

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Note 4 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants

Preferred Stock

The Company is authorized to issue 20,000,000 shares of its preferred stock, par value of $0.001 per share, with such designation, rights, and preferences as may be determined from time-to-time by the Company’s board of directors. At September 30, 2017, and December 31, 2017, a total of 422,838 and 249,667 shares, respectively, of Series A Convertible Preferred Stock (classified in temporary equity), and 125,000 and 357,259 shares, respectively, of Series A-1 Convertible Preferred Stock (classified in permanent equity), were each issued and outstanding. At December 31, 2016 there were no shares of preferred stock issued or outstanding.

Series A Preferred Stock Units Private Placement

The Company’s Board of Directors authorized the issuance of up to a total of 1.25 million Series A Preferred Stock Units, including authorizing 500,000 units on January 21, 2017 and 750,000 units on May 10, 2017. On January 26, 2017, the Company entered into a Securities Purchase Agreement pursuant to which the Company may issue up to an aggregate of $3,000,000 (subject to increase) of Series A Preferred Stock Units at a price of $6.00 per unit, in a private placement transaction (“Series A Preferred Stock Units private placement”). At the Series A Preferred Stock Units private placement initial closing on January 26, 2017, and at subsequent closings on January 31, 2017 and March 8, 2017, a total of 422,838 Series A Preferred Stock Units were issued for aggregate gross proceeds of approximately $2.5 million and net proceeds of approximately $2.2 million, after payment of placement agent fees and closing costs.

Subsequently, on October 20, 2017, the Company initiated an exchange offer (Series A Exchange Offer), to the holders of the Series A Convertible Preferred Stock and Series A Warrants, to exchange one share Series A Convertible Preferred Stock for 1.5 shares of Series A-1 Convertible Preferred Stock; and, to exchange one Series A Warrant for one Series A-1 Warrant. At the Series A Exchange Offer November 17, 2017 expiration date, a total of 154,837 shares of Series A Convertible Preferred Stock were exchanged for 232,259 shares of Series A-1 Convertible Preferred Stock and 154,837 Series A Warrants were exchanged for 154,837 Series A-1 Warrants. See below for a discussion of the Series A-1 Convertible Preferred Stock and Series A-1 Warrants.

The Series A Preferred Stock Unit was comprised of one share of Series A Convertible Preferred Stock and one Series A Warrant. The Series A Convertible Preferred Stock and Series A Warrants were immediately separable upon their issuance, and became convertible and exercisable, respectively, on May 21, 2017 upon stockholder approval of the Series A Preferred Stock Units private placement, with such approval obtained in accordance with Nasdaq Stock Market Rule 5635(d).

At the election of their respective holder, a share of Series A Convertible Preferred Stock is convertible into a number of shares of common stock of the Company at a prescribed exchange ratio; and, a Series A Warrant is exercisable for one share of common stock of the Company, or may be exchanged for four Series X Warrants, with each such Series X Warrant exercisable for one share of common stock of the Company - each as more fully described below.

The Series A Warrant and the Series A Convertible Preferred Stock conversion option, which is accounted for as an embedded derivative and bifurcated from its host financial instrument, were each determined to be a derivative liability under ASC 815, as discussed below.

The issuance of the Series A Preferred Stock Units resulted in the recognition of an aggregate loss of $3,124,285, resulting from the aggregate initial fair value of the Series A Warrant liability and the Series A Convertible Preferred Stock conversion option embedded derivative liability being in excess of the Series A Preferred Stock Units issuance gross proceeds, with such excess amounting to $2,735,657, recognized as a current period expense, along with offering costs of $388,628, which were also recognized as a current period expense, as follows:

Series A
Preferred
Stock Units
Issue Dates
(Aggregate)
Series A Preferred Stock Units issuance gross proceeds	$2,537,012
Less: Series A Warrants initial fair value(1)	(4,050,706)
Less: Series A Convertible Preferred Stock conversion option embedded derivative liability initial fair value(1)	(1,221,963)
Excess of initial fair value over gross proceeds	(2,735,657)
Offering costs of the issuance of the Series A Preferred Stock Units	(388,628)
Loss on issuance of Series A Preferred Stock Units	$(3,124,285)

(1)	See Note 3, Financial Instruments Fair Value Measurements, for information with respect to the fair value of the Series A Convertible Preferred Stock embedded derivative liability and the Series A Warrants liability.

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Note4 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Preferred Stock (continued)

Series A Preferred Stock Units Private Placement (continued)

The Company filed an effective registration statement on Form S-1 (File No. 333-216963), declared effective June 23, 2017, (“the Series A Registration Statement”) registering for resale the maximum number of the Company’s shares of common stock issuable upon conversion of the Series A Convertible Preferred Shares and the exercise of the Series A Warrants, or if exchanged, the Series X Warrants. The Series A Registration Statement also registers the resale of the Series X Warrants, and the initial issuance of the shares of common stock of the Company underlying the Series X Warrants to the extent the Series X Warrants are publicly sold prior to the exercise of such Series X Warrants. The Company timely filed the initial registration statement with the SEC on March 27, 2017, and such registration statement became effective on June 23, 2017, with such dates consistent with the requirements of the registration rights agreement entered into in connection with the Series A Preferred Stock Units private placement. If the Series A Registration Statement effectiveness is not maintained, then, the Company is required to make payments to the investors of 2% of their Series A Preferred Stock Units subscription amount on the date of such event, and every thirty days thereafter until the effectiveness is cured.

Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock has a par value of $0.001 per share, no voting rights, a stated value of $6.00 per share, and became convertible on May 21, 2017 upon stockholder approval of the Series A Preferred Stock Units private placement, with such approval obtained in accordance with Nasdaq Stock Market Rule 5635(d). At the holders’ election, a share of Series A Convertible Preferred Stock is convertible into a number of shares of common stock of the Company at a conversion ratio equal to its stated value divided by a conversion price of $4.97 per share, subject to further adjustment. The Series A Convertible Preferred Stock conversion price is subject to further reduction by a prescribed formula should any subsequent issuances of convertible securities by the Company be at a price lower than such conversion price immediately prior to such new issuance. In this regard, at issuance, the Series A Convertible Preferred Stock conversion price was initially $6.00 per share, and was subsequently adjusted to $5.00 per share upon the issuance of the Series S Warrants on July 3, 2017, to $4.99 per share upon the issuance of the Series A-1 Preferred Stock Units on August 4, 2017, and then to $4.97 per share upon the issuance of Series A-1 Convertible Preferred Stock on November 17, 2017 in connection with the Series A Exchange Offer, with such conversion price subject to further adjustment as noted above. The exercise of the Series W Warrants at the temporarily reduced exercise price of the Offer to Exercise may result in a further adjustment to the Series A Convertible Preferred Stock conversion price.

As of September 30, 2017, there were 422,838 shares of Series A Convertible Preferred Stock issued and outstanding. Subsequently, at the election of their respective holders, in November 2017, 8,334 shares of Series A Convertible Preferred Stock were converted into 10,021 shares of common stock of the Company, in December 2017, 10,000 shares of Series A Convertible Preferred Stock were converted into 12,072 shares of common stock of the Company. As noted above, on the Series A Exchange Offer November 17, 2017 expiration date, a total of 154,837 shares of Series A Convertible Preferred Stock were exchanged for 232,259 shares of Series A-1 Convertible Preferred Stock. Accordingly, as of December 31, 2017, there were 249,667 shares of Series A Convertible Preferred Stock issued and outstanding.

The Series A Convertible Preferred Stock conversion option is accounted for as an embedded derivative and bifurcated from Series A Convertible Preferred Stock host financial instrument, under ASC 815, as, along with other provisions, the conversion price is subject to potential adjustment resulting from future financing transactions, under certain conditions. The Series A Convertible Preferred Stock conversion option embedded derivative is classified as a current liability on the unaudited condensed consolidated balance sheet, initially measured at fair value at the time of issuance and subsequently remeasured at fair value at each reporting period, with changes in its fair value recognized as other income or expense in the unaudited condensed consolidated statement of operations. See Note 3, Financial Instruments Fair Value Measurements, for further detail regarding the fair value of the Series A Convertible Preferred Stock conversion option embedded derivative liability.

The Series A Convertible Preferred Stock has a carrying value of $0 resulting from the issuance date initial fair values of the Series A Warrant derivative liability and the Series A Convertible Preferred Stock conversion option embedded derivative liability being in excess of the Preferred Stock Units issuance gross proceeds, with such excess recognized as a current period loss in the unaudited condensed consolidated statement of operations, as discussed above.

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Note 4— Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Preferred Stock (continued)

Series A Convertible Preferred Stock (Continued)

The Series A Convertible Preferred Stock provides for dividends at an 8% annual rate, compounded quarterly, accumulate, and are payable in arrears upon being declared by the Company’s Board of Directors. The Series A Convertible Preferred Stock dividends from April 1, 2017 through April 1, 2021 are payable-in-kind (“PIK”) in additional shares of Series A Convertible Preferred Stock. The dividends may be settled after April 1, 2021, at the option of the Company, through any combination of the issuance of additional Series A Convertible Preferred Stock, shares of common stock, and /or cash payment. As of September 30, 2017, Series A Convertible Preferred Stock dividends totaling $130,010 or a payment-in-kind of 21,711 shares of Series A Convertible Preferred Stock, were earned, accumulated, and in arrears, as the Company’s Board of Directors had not declared such dividends payable, and, as such, the Company has not recognized a Series A Convertible Preferred Stock dividend payable liability as of September 30, 2017, and will not recognize such dividend payable liability until they are declared by the Company’s Board of Directors. Notwithstanding, the Company has presented such dividend value as a component of the loss attributable to common stockholders in the calculation of basic and diluted net loss per share.

In the event of a Deemed Liquidation Event, as defined in the Certificate of Designation of Preferences, Rights, and Limitations of the Series A Convertible Preferred Stock, the Series A Convertible Preferred Stock can become redeemable at the election of at least two-thirds of holders of the then number of issued and outstanding Series A Convertible Preferred Stock, if the Company fails to effect a dissolution of the Company under the Delaware General Corporation Law within ninety (90) days after such Deemed Liquidation Event. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company or a Deemed Liquidation Event, as defined, the holders of the Series A Convertible Preferred Stock then outstanding are entitled to be paid out the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of the common stock, an amount per share equal to the greater of (i) the stated value, plus any dividends accrued but unpaid, or (ii) such amount per share as would have been payable had all the shares of Series A Convertible Preferred Stock been converted into shares of common stock prior to such liquidation, dissolution, winding up, or Deemed Liquidation Event, as defined. As the Deemed Liquidation Event, as defined, is a contingent event, the Series A Convertible Preferred Stock is classified outside of stockholders’ equity in temporary (“mezzanine”) equity. Further, as the Series A Convertible Preferred Stock is not currently redeemable and redemption is not probable, as a Deemed Liquidation Event, as defined, has not occurred and is not probable, the Series A Convertible Preferred Stock will not be measured at fair value until such time as a redemption trigger occurs which causes redemption to be probable.

Series A-1 Preferred Stock Units Private Placement

On August 3, 2017, the Company’s Board of Directors authorized the issuance of up to 150,000 Series A-1 Preferred Stock Units, and on August 4, 2017, the Company entered into a Securities Purchase Agreement pursuant to which the Company may issue up to an aggregate of $600,000 (subject to increase) of Series A-1 Preferred Stock Units at a price of $4.00 per unit, in a private placement transaction (Series A-1 Preferred Stock Units private placement). On the August 4, 2017 closing of the Series A-1 Preferred Stock Units private placement, a total of 125,000 Series A-1 Preferred Stock Units were issued for cash proceeds of $500,000 - the Company did not incur placement agent fees in connection with the August 4, 2017 closing.

Subsequently, on October 18, 2017, the Series A-1 Preferred Stock Units transaction documents Amendment No. 1 was approved by the unanimous vote of the Series A-1 Convertible Preferred Stock holders, with such Amendment No. 1 removing the requirement for the Company to file with the SEC an initial registration statement within sixty days of the August 4, 2017 private placement closing date; to provide for the exchange of one Series A-1 Warrant for five Series W Warrants; to exchange one Series A-1 Warrant for four Series X-1 Warrants, with such Series X-1 Warrants replacing the Series X Warrants. The Series X-1 Warrants are substantively equivalent to the Series X Warrants with respect to material contractual terms and conditions, including the same $6.00 per share exercise price, and dates of exercisability and expiry. The Series X-1 Warrant also confirms such warrants are not subject to redemption, and under no circumstances will the Company be required to net cash settle the Series X-1 Warrants, for any reason, nor to pay any liquidated damages or other payments, resulting from a failure to satisfy any obligations under the Series X-1 Warrant, notwithstanding such provisions were applicable to the Series X Warrant through the operation of the Series A-1 Preferred Stock Units Securities Purchase Agreement. Additionally, as the Company’s Series A Warrants can be exchanged for four Series X Warrants, the Series X-1 Warrants were instituted for issuance upon the exchange of the corresponding Series A-1 Warrant. See below for a discussion of the Series W Warrants or Series X-1 Warrants issued upon the exchange of the Series A-1 Warrants, and the Series X Warrants issued upon the exchange of the Series A Warrants. Further, the Series A-1 Preferred Stock Units transaction documents Amendment No. 2 was approved by the unanimous vote of the Series A-1 Convertible Preferred Stock holders on December 29, 2017, with such Amendment No. 2 changing the registration statement effectiveness due date to within 210 days from 150 days of the Series A-1 Private Placement August 4, 2017 closing date.

C-13

Note4 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Preferred Stock (continued)

Series A-1 Preferred Stock Units Private Placement (continued)

The Series A-1 Preferred Stock Unit was comprised of one share of Series A-1 Convertible Preferred Stock and one Series A-1 Warrant - as more fully described below. At their issuance, the Series A-1 Convertible Preferred Stock and the Series A-1 Warrant were immediately separable, and each was immediately convertible and exercisable, respectively.

The Series A-1 Preferred Stock Units private placement cash proceeds of $500,000 were allocated as $189,550 to the Series A-1 Convertible Preferred Stock and $310,450 to the Series A-1 Warrants, based on their respective relative fair value. The issue-date fair value of the Series A-1 Convertible Preferred Stock was determined using a combination of the Series A-1 Convertible Preferred Stock’s present value of its cash flows and incorporating a required rate of return determined through a synthetic credit rating analysis and the Black-Scholes valuation model; and the fair value of the Series A-1 Warrants was determined using a Black-Scholes valuation model and assuming the exchange of one Series A-1 Warrant for four Series X Warrants, using the following assumptions:

	Issue
Series A-1 Convertible Preferred Stock	Date
Aggregate fair value	$189,550
Required rate of return	27.0%
Series A-1 Convertible Preferred Stock shares	125,000
Conversion ratio	1.0	x
Stated Value per share - conversion ratio numerator	$4.00
Conversion price per share - conversion ratio denominator	$4.00
Value of common stock	$2.98
Expected term (years)	6.74
Volatility	52%
Risk free rate	2.0%
Dividend yield	0%

Issue
Series A-1 Convertible Preferred Stock	Date
Aggregate fair value	$310,450
Series A-1 Warrants	125,000
Exercise price per share	$6.00
Value of common stock	$2.98
Expected term (years)	6.74
Volatility	52%
Risk free rate	2.0%
Dividend yield	0%

The Company filed a registration statement on Form S-1 (File No. 333-222234), declared effective January 8, 2017, (“the Series A-1 Registration Statement”) registering for resale the maximum number of the Company’s shares of common stock issuable upon conversion of the Series A-1 Convertible Preferred Shares and the exercise of the Series A-1 Warrants, or if exchanged, the Series X-1 Warrants or Series W Warrants (as discussed below). Such registration statement also registers the resale of the Series X-1 Warrants or Series W Warrants, and the initial issuance of the shares of common stock of the Company underlying the Series X-1 Warrants or Series W Warrants to the extent the Series X-1 Warrants or Series W Warrants are publicly sold prior to the exercise of such Series X Warrants. The Series A-1 Registration Statement January 8, 2018 effectiveness date was consistent with the requirements of the registration rights agreement, as amended, entered into in connection with the Series A-1 Preferred Stock Units private placement. If the Series A-1 Registration Statement effectiveness is not maintained, then, the Company is required to make payments to the investors of 2% of their Series A-1 Preferred Stock Units subscription amount on the date of such events, and every thirty days thereafter until the effectiveness is cured.

C-14

Note 4 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Preferred Stock (continued)

Series A-1 Convertible Preferred Stock

The Series A-1 Convertible Preferred Stock has a par value of $0.001 per share, no voting rights, a stated value of $4.00 per share, was immediately convertible upon its issuance, and, at the election of the holders, is convertible into a number of shares of common stock at a conversion ratio equal to its stated value divided by a conversion price of $4.00 per share, with such conversion price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the Company’s common stock. The Series A-1 Convertible Preferred Stock shall not be redeemed for cash and under no circumstances shall the Company be required to net cash settle the Series A-1 Convertible Preferred Stock. As of September 30, 2017, there were 125,000 shares of Series A-1 Convertible Preferred Stock issue and outstanding. As noted above, on the Series A Exchange Offer November 17, 2017 expiration date, a total of 154,837 shares of Series A Convertible Preferred Stock were exchanged for 232,259 shares of Series A-1 Convertible Preferred Stock. Accordingly, as of December 31, 2017, there were 357,259 shares of Series A-1 Convertible Preferred Stock issued and outstanding.

The Series A-1 Preferred Stock Units private placement cash proceeds allocated to the Series A-1 Convertible Preferred Stock, as discussed above, of $189,550 resulted in an effective conversion price below the issue-date fair value of the underlying shares of common stock, resulting in a $182,500 beneficial conversion feature, which was accounted for as an implied discount on the Series A-1 Convertible Preferred Stock. The Series A-1 Convertible Preferred Stock does not have a stated redemption date and was immediately convertible upon issuance, resulting in the full accretion of the beneficial conversion feature as a deemed dividend paid to the Series A-1 Convertible Preferred Stock on the August 4, 2017 issue date.

The Series A-1 Convertible Preferred Stock provides for dividends at an 8% annual rate, compounded quarterly, accumulate, and are payable in arrears upon being declared by the Company’s Board of Directors. The Series A-1 Convertible Preferred Stock dividends from October 1, 2017 through October 1, 2021 are payable-in-kind (“PIK”) in additional shares of Series A-1 Convertible Preferred Stock. The dividends may be settled after October 1, 2021, at the option of the Company, through any combination of the issuance of additional Series A-1 Convertible Preferred Stock, shares of common stock, and /or cash payment. As of September 30, 2017, Series A-1 Convertible Preferred Stock dividends totaling $6,196 or a payment-in-kind of 1,551 shares of Series A-1 Convertible Preferred Stock, were earned, accumulated, and in arrears, as the Company’s Board of Directors had not declared such dividends payable, and, as such, the Company has not recognized a Series A-1 Convertible Preferred Stock dividend payable liability as of September 30, 2017, and will not recognize such dividend payable liability until they are declared by the Company’s Board of Directors. Notwithstanding, the Company has presented such dividend value as a component of the loss attributable to common stockholders in the calculation of basic and diluted net loss per share.

Common Stock

The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.001 per share.

The historical issued and outstanding shares of common stock were 14,551,234 shares at December 31, 2017, 13,343,061 shares as of September 30, 2017 and 13,330,811 shares at December 31, 2016.

The pro forma issued and outstanding shares of common stock would have been 17,069,525 shares at December 31, 2017 and 15,861,352 shares as of September 30, 2017, resulting from the pro forma issuance of shares of common stock upon the assumed exercise of all the 2,518,291 estimated participating Series W Warrants in the Series W Warrants Offer-to-Exercise transaction.

Pre-Initial Public Offering

In connection with the organization of the Company in June 2014, a total of 8,083,049 shares of the Company’s common stock and 8,710,181 warrants (of which 627,133 warrants were subsequently returned to the Company in October 2014) (“Founders’ Warrants”) were sold to the Company’s founders (the “Founders”) for an aggregate purchase price of $3,212.

In June 2014 and July 2014, in a private placement (Private Placement 1), a total of 418,089 units, consisting of one share of common stock and one warrant, were sold to the initial investor investors (“Initial Investors”) for an aggregate purchase price of $75,000 less offering costs of $7,500. In November 2014, the Company completed another private placement (Private Placement 2) of 2,355,233 units, consisting of one share of common stock and one warrant, raising $845,000 in gross offering proceeds less offering costs of $46,500. Taken together, the Private Placement 1 warrants and Private Placement 2 warrants are referred to collectively as the “Private Placement Warrants”. Subsequently, in September 2015, 1,393,629 shares of common stock were issued as a result of the exercise of 1,393,629 Private Placement Warrants for cash proceeds of $1.25 million.

C-15

Note 4 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Common Stock (continued)

In August 2015, the Company issued 97,554 warrants to an outside advisor in exchange for services.

The 9,560,295 remaining unexercised warrants discussed above, were subsequently converted into Series W Warrants as issued in the Company’s April 28, 2016 initial public offering (“IPO”), and are therefore aggregated with the Series W Warrants issued in the IPO, and together are collectively referred to as “Series W Warrants” - see below for a further discussion of the Series W Warrants.

Initial Public Offering

Under a registration statement on Form S-1 (File No. 333-203569) declared effective January 29, 2016, the Company’s IPO was consummated on April 28, 2016, resulting in $4.2 million of net cash proceeds, after deducting cash selling agent discounts and commissions and offering expenses, from the issuance of 1,060,000 units at an offering price of $5.00 per unit, with each such unit comprised of one share of common stock of the Company and one warrant to purchase a share of common stock of the Company, with such warrant referred to as a “Series W Warrant” - see below for a discussion of the Series W Warrant. The Company estimated the fair value of its common stock issued in the IPO using the guideline transaction method of the market approach and arrived at an estimated fair value of common stock of $3.50.

The units issued in the IPO were initially listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PAVMU”, until July 27, 2016, when the PAVMU units ceased to be quoted and traded on Nasdaq, and the underlying shares of common stock and the Series W Warrants began separate trading on Nasdaq, under their respective individual symbols of “PAVM” for the shares of common stock and “PAVMW” for the Series W Warrants - see below for a discussion of the Series W Warrant.

Post-Initial Public Offering

In March 2017 and September 2017, 400 shares and 11,850 shares of common stock were issued, resulting from a corresponding number of Series W Warrants exercised for $2,000 and $59,250 of cash proceeds, respectively. In November 2016 and December 2016, 20,732 and 79 shares of common stock were issued, resulting from the cashless exercise of 40,000 and 200 Series W Warrants, respectively.

Subsequently, in October 2017, 532,000 shares of common stock were issued, resulting from a corresponding number of Series S Warrants exercised for $5,320 of cash proceeds; in November 2017, 122,080 shares of common stock were issued, resulting from the cashless exercise of 122,360 Series S Warrants; and, in November 2017, 532,000 shares of common stock were issued, resulting from a corresponding number of Series S Warrants exercised for $5,320 of cash proceeds.

Subsequently, at the election of their respective holders, in November 2017, 10,021 shares of common stock were issued upon the conversion of 8,334 shares of Series A Convertible Preferred Stock, and in December 2017, 12,072 shares of common stock were issued upon the conversion of 10,000 shares of Series A Convertible Preferred Stock.

Unit Purchase Options

On April 28, 2016, the Company issued 53,000 unit purchase options to the selling agents in the Company’s IPO (“UPO”), with such unit purchase options enabling the holder to purchase at an exercise price of $5.50 per unit, with each such unit being identical to the unit issued in the Company’s IPO, and thus comprised of one share of common stock and one Series W Warrant to purchase a share of common stock of the Company at an exercise price of $5.00 per share, as discussed above. The estimated the fair value of such unit purchase options was $105,100, which was accounted for as offering costs of the Company’s IPO, and was determined using a Black-Scholes option pricing model with the following assumptions: fair value of the underlying unit of $5.00, expected volatility of 50%, risk free rate of 1.28%, remaining contractual term of 4.6 years, and a dividend yield of 0%.

C-16

Note4 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Warrants

The accounting for warrants issued to purchase shares of common stock of the Company is based on the specific terms of the respective warrant agreement. Generally, warrants are classified as equity, but may be classified as a derivative liability if the warrant agreement provides for cash settlement or has certain exercise price adjustment provisions.

The following table summarizes outstanding warrants to purchase common stock at the dates indicated:

	Warrants Exercisable at
		Weighted		Weighted
		Average		Average
	September 30,	Exercise	December 31,	Exercise	Expiration
	2017	Price /Share	2016	Price	Date
Equity classified warrants
Series W Warrants	10,567,845	$5.00	10,580,095	$5.00	January 2022
Unit Purchase Options - Series W Warrants	53,000	$5.00	53,000	$5.00	January 2022
Series S Warrants	2,660,000	$0.01	—	$—	June 2032
Series A-1 Warrants	125,000	$6.67	—	$—	April 2024
Liability classified warrants
Series A Warrants	422,838	$6.65	—	$—	April 2024

Total	13,828,683	$4.11	10,580,095	$5.00

Series W Warrants

The Series W Warrants have an exercise price of $5.00 per share, with such exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock, and became exercisable on October 28, 2016 and expire on January 29, 2022 or earlier upon redemption by the Company, as discussed below.

As discussed above, a total of 1,060,000 Series W Warrants were issued in the Company’s IPO, and the remaining previously issued (pre-IPO) 9,560,295 unexercised warrants outstanding on the April 28, 2016 date of the Company’s IPO were automatically converted into Series W Warrants issued in the Company’s IPO, and are therefore aggregated with the 1,060,000 Series W Warrants issued in the IPO, and together are collectively referred to as Series W Warrants.

In March 2017 and September 2017, 400 and 11,850 Series W Warrants were exercised for cash proceeds of $2,000 and $59,250, respectively, resulting in the issuances of a corresponding number of shares of common stock. In November and December 2016, 40,000 and 200 Series W Warrants were exercised on a cashless basis, resulting in the issuance of 20,732 and 79 shares of common stock, respectively.

As of September 30, 2017 and December 31, 2017, there were 10,567,845 Series W Warrants issued and outstanding on an actual historical basis, and 8,049,554 Series W Warrants issued and outstanding on a pro forma basis, as revised for the pro forma adjustment of the September 30, 2017 exercise of 2,518,291 Series W Warrants.

Commencing April 28, 2017, the Company may redeem the outstanding Series W Warrants (other than those outstanding prior to the IPO held by the Company’s management, founders, and members thereof, but including the warrants held by the initial investors), at the Company’s option, in whole or in part, at a price of $0.01 per warrant: at any time while the warrants are exercisable; upon a minimum of 30 days’ prior written notice of redemption; if, and only if, the volume weighted average price of the Company’s common stock equals or exceeds $10.00 (subject-to adjustment) for any 20 consecutive trading days ending three business days before the Company issues its notice of redemption, and provided the average daily trading volume in the stock is at least 20,000 shares per day; and, if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants. The right to exercise will be forfeited unless the IPO Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of an IPO Warrant will have no further rights except to receive the redemption price for such holder’s IPO Warrant upon surrender of such warrant.

The Company filed a Registration Statement on Form S-1 (File No. 333-214288), declared effective February 3, 2017, (the “February 2017 Form S-1”) to register the issuance of 1,020,000 shares of the Company’s common stock upon the exercise of 1,020,000 remaining unexercised Series W Warrants, along with the registration of (i) the issuance of 1,062,031 shares of the Company’s common stock upon the exercise of 1,062,031 certain Series W Warrants issued prior to the Company’s IPO, but only in the event such certain Series Warrants are publicly transferred pursuant to Rule 144 prior to their exercise, or (ii) the resale of such 1,062,031 shares of common stock, but only in the event such certain Series W Warrants are exercised prior to being publicly transferred pursuant to Rule 144. Separately, in January 2017, the Company’s CEO purchased 25,000 Series W Warrants issued prior to the Company’s IPO, from a shareholder who had previously purchased shares of common stock and warrants in the Company’s pre-IPO private financings, with shares of common stock underlying such IPO Warrants purchased by the CEO not included in the February 2017 Form S-1.

C-17

Note 4 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Warrants (continued)

Series S Warrants

The Company and Scopia Holdings LLC (“Scopia or the Lender”) entered into a Note and Security Purchase Agreement under which, on July 3, 2017, the Company issued to Scopia and its designees, a Senior Secured Note (“Scopia Note”), and 2,660,000 Series S Warrants to purchase shares of common stock of the Company. The Series S Warrants were immediately exercisable upon issuance, have an exercise price of $0.01 per share, with such exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock, may be exercised for cash or on a cashless basis, and expire June 30, 2032, with any Series S Warrants outstanding on their expiration date will be automatically exercised on a cashless basis.

The Scopia Note and the Series S Warrants are freestanding financial instruments, as the Series S Warrants were immediately legally detachable from the Scopia Note and were immediately exercisable. The Series-S Warrants are classified as equity in the condensed consolidated balance sheet. The Scopia Note net cash proceeds were allocated to the Scopia Note and the Series S Warrants based on their respective relative fair value, resulting in an allocation of $1,408,125 to the Scopia Note and $3,434,452 to the Series S-Warrants.

As of September 30, 2017, there were 2,660,000 Series S Warrants issued and outstanding. Subsequently, in October 2017, 532,000 Series S Warrants were exercised for cash proceeds of $5,320, resulting in the issuance of a corresponding number of shares of common stock; in November 2017, 122,360 Series S Warrants were exercised on a cashless basis, resulting in the issuance of 122,080 shares of common stock; and in November 2017, 532,000 Series S Warrants were exercised for cash proceeds of $5,320, resulting in the issuance of a corresponding number of shares of common stock. Accordingly, at December 31, 2017, there were 1,473,640 Series S Warrants issued and outstanding.

As required by the Note and Security Purchase Agreement between the Company and Scopia, the Company filed a registration statement on Form S-3 (File No. 333-221406), declared effective January 8, 2017, (“the January 2018 Form S-3”), to register the issuance of a total of 2,810,654 shares of common stock of the Company, including 1,473,640 shares issuable, and 1,186,080 shares previously issued, upon the exercise of Series S Warrants; and, the registration of (i) the issuance of 150,934 shares of the Company’s common stock upon the exercise of 150,934 certain Series W Warrants issued prior to the Company’s IPO, but only in the event such certain Series W Warrants are publicly transferred pursuant to Rule 144 prior to their exercise, or (ii) the resale of such 150,934 shares of common stock, but only in the event such certain Series W Warrants are exercised prior to being publicly transferred pursuant to Rule 144.

Series A-1 Warrants

The Series A-1 Warrants were exercisable upon their issuance and expire after the close of business on April 30, 2024, and each may be exercised for one share of common stock at an exercise price of $6.67 per share, with such exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock. Additionally, through April 30, 2024, each Series A-1 Warrant, at the option of the holder, may be exchanged into five Series W Warrants or four Series X-1 Warrants. The Series W Warrants or Series X-1 Warrants issued upon the exchange of a Series A-1 Warrant are discussed below. As of September 30, 2017 and December 31, 2017, no Series A-1 Warrants had been exchanged for Series W Warrants nor Series X-1 Warrants. As the issuance of Series W Warrants upon the exchange of Series A-1 Warrants is solely at the election of the Series A-1 Warrant holder, such unissued Series W Warrants are contingently issuable and therefore have not been included in the pro forma adjustment of the number of Series W Warrants estimated to participate in the Series W Warrant Offer-to-Exchange.

As of September 30, 2017, there were 125,000 Series A-1 Warrants issued and outstanding. As noted above, on the Series A Exchange Offer November 17, 2017 expiration date, a total of 154,837 Series A Warrants were exchanged for 154,837 Series A-1 Warrants. Accordingly, as of December 31, 2017, there were 279,837 Series A-1 Warrants issued and outstanding.

The Series A-1 Warrants are not subject to redemption, and under no circumstances will the Company be required to net cash settle the Series A-1 Warrants. The Series A-1 Warrants have been accounted for as equity-classified warrants, with an issue-date allocated fair value of $310,450, as discussed above.

During the time the Series A-1 Warrants are outstanding, the holders will be entitled to participate in dividends or other distributions on a pro rata basis based upon the equivalent number of common shares that would have been outstanding had the warrants been fully exercised.

C-18

Note 4 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Warrants (continued)

Series W Warrants and Series X-1 Warrants Issued Upon Exchange of Series A-1 Warrants

As discussed above, a Series A-1 Warrant, at the election of the holder, may be exchange for five Series W Warrants or four Series X-1 Warrants. As of September 30, 2017 and December 31, 2017, no Series A-1 Warrants had been exchanged for Series W Warrants nor Series X-1 Warrants. Notwithstanding, the 125,000 and 279,837 Series A-1 Warrants issued and outstanding at September 30, 2017 and December 31, 2017, respectively, if exchanged, would result in the issuance of 625,000 and 1,399,185, respectively, of such Series W Warrants or the issuance of 500,000 or 1,119,348, respectively, of such Series X-1 Warrants.

As more fully discussed above, the Series W Warrants issued upon the exchange of a Series A-1 Warrant have an exercise price of $5.00 per share, with such exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock, and became exercisable on October 28, 2016 and expire on January 29, 2022 or earlier upon redemption by the Company, as discussed above.

As  the issuance of Series W Warrants upon the exchange of Series A-1 Warrants is solely at the election of the Series A-1 Warrant holder, such unissued Series W Warrants are contingently issuable and therefore have not been included in the pro forma adjustment of the number of Series W Warrants estimated to participate in the Series W Warrant Offer- to-Exchange.

The Series X-1 Warrants issued upon exchange of a Series A-1 Warrant, are exercisable for one share of common stock of the Company at $6.00 per share, with such Series X-1 Warrant exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock. The Series X-1 Warrants are exercisable commencing on the first trading day following October 31, 2018 - as it is the later of (i) the May 21, 2017 stockholder approval in accordance with Nasdaq Stock Market Rule 5635(d) of the Series A Preferred Stock Units private placement; or (ii) October 31, 2018. The Series X-1 Warrants may be exercised until their April 30, 2024 expiration date, or earlier upon redemption by the Company, as discussed below. At their expiration date, provided the closing price of the Company’s common stock is greater than $6.00 /per share, any such outstanding Series X-1 Warrants will be automatically exercised via a cashless exercise.

The Company may redeem all, but not less than all, of the issued and outstanding Series X-1 Warrants, at any time after April 30, 2019, at a price of $0.01 per Series X-1 Warrant, if the volume weighted average price per share of the common stock of the Company has been for twenty trading days out of the thirty trading day period ending three business days prior to the notice of redemption, at least $18.00, with such price adjusted for stock splits, stock dividends, or similar events occurring after the August 4, 2017 closing date of the Series A-1 Preferred Stock Units private placement.

Series X Warrants Issued Upon Exchange of Series A Warrants

A Series A Warrant, as discussed below, at the election of the holder, may be exchanged for four Series X Warrants. As of September 30, 2017, no Series A Warrants had been exchanged for Series X Warrants. Notwithstanding, the 422,838 Series A Warrants issued and outstanding at September 30, 2017, if exchanged, would result in the issuance of 1,691,352 such Series X Warrants.

The Series X Warrants issued upon exchange of a Series A Warrant are exercisable for one share of common stock at $6.00 per share, with such Series X Warrant exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock. The Series X Warrants are exercisable commencing on the first trading day following October 31, 2018 - as it is the later of (i) the May 21, 2017 stockholder approval in accordance with Nasdaq Stock Market Rule 5635(d) of the Series A Preferred Stock Units private placement; or (ii) October 31, 2018. The Series X Warrants may be exercised until their April 30, 2024 expiration date, or earlier upon redemption by the Company, as discussed below. At their expiration date, provided the closing price of the Company’s common stock is greater than $6.00 per share, any such outstanding Series X Warrants will be automatically exercised via a cashless exercise.

The Company may redeem all, but not less than all, of the issued and outstanding Series X Warrants, at any time after April 30, 2019, at a price of $0.01 per Series X Warrant, if the volume weighted average price per share of the common stock of the Company has been for twenty trading days out of the thirty trading day period ending three business days prior to the notice of redemption, at least $18.00, with such price adjusted for stock splits, stock dividends, or similar events occurring after the January 26, 2017 initial closing date of the Series A Preferred Stock Units private placement.

C-19

Note 4 — Series A Convertible Preferred Stock, Stockholders’ Deficit, and Warrants (continued)

Warrants (continued)

Liability-Classified Warrants

Common stock warrants are accounted for as derivative liabilities if the warrants allow for cash settlement or provide for modification of the warrant exercise price in the event subsequent sales of common stock are at a lower price per share than the then-current warrant exercise price, as is the case for the Series A Warrants. The Company classifies derivative warrant liabilities on the condensed consolidated balance sheet as a current liability, initially measured at its issue-date fair value, with such fair value subsequently remeasured at each reporting period, with the resulting fair value adjustment recognized as other income or expense on the condensed consolidated statement of operations. If upon the occurrence of an event resulting in the warrant liability or the embedded derivative liability to be subsequently classified as equity, the fair value will be adjusted on such date-of-occurrence, with such date-of-occurrence fair value adjustment recognized as other income or expense, and then it will be classified as equity at such date-of-occurrence adjusted fair value.

Series A Warrants

The Series A Warrants became exercisable on May 21, 2017 upon stockholder approval of the Series A Preferred Stock Units private placement, with such approval obtained in accordance with Nasdaq Stock Market Rule 5635(d), and expire after the close of business on April 30, 2024. The Series A Warrants are not subject to redemption.

The Series A Warrants may be exercised for one share of common stock at an exercise price of $6.65 per share, with such exercise price initially $8.00 per share at issuance, and subsequently adjusted to $6.67 per share upon the issuance of the Series S Warrants on July 3, 2017, and then to $6.65 per share upon the issuance of the Series A-1 Preferred Stock Units on August 4, 2017. Additionally, through April 30, 2024, each Series A Warrant, at the election of the holder, may be exchanged for four Series X Warrants, with such Series X Warrants discussed above.

As of September 30, 2017, no Series A Warrants had been exchanged for Series X Warrants. As noted above, on the Series A Exchange Offer November 17, 2017 expiration date, a total of 154,837 Series A Warrants were exchanged for 154,837 Series A-1 Warrants. Accordingly, as of December 31, 2017, there were 268,001 Series A Warrants issued and outstanding.

The Series A Warrant exercise price is subject to further reduction by a prescribed formula on a weighted average basis in the event the Company issues common stock, options, or convertible securities at a price lower than the exercise price of Series A Warrants immediately prior to such securities issuance.

During the time the Series A Warrants are outstanding, the holders will be entitled to participate in dividends or other distributions on a pro rata basis based upon the equivalent number of common shares that would have been outstanding had the warrants been fully exercised.

As noted above, the Series A Warrants are accounted for as a derivative liability under FASB ASC 815, as, along with other provisions, the conversion price is subject to potential adjustment resulting from future financing transactions, under certain conditions. The Series A Warrant is classified as a current liability on the unaudited condensed consolidated balance sheet, initially measured at its issue-date fair value, with such fair value subsequently remeasured at each reporting period, with the resulting fair value adjustment recognized as other income or expense on the condensed consolidated statement of operations. See Note 3, Financial Instruments Fair Value Measurements, for further detail regarding the fair value of the Series A Warrants liability.

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Note 5 —Loss Per Share

Basic and diluted net loss per share for the periods indicated, both on an as reported basis and on a net loss per share attributable to common stockholders basis, on a historical basis and on a pro forma basis resulting from the issuance of 2,518,291 shares of common stock upon the assumed exercise of all the estimated participating Series W Warrants in the Series W Warrants Offer-to-Exercise transaction, with such issued shares of common stock issued on January 1, 2017, is as follows:

	Nine
	Months	Year
	Ended	Ended
	2017	2016
Numerator
Net loss - as reported - historical	$(10,389,113)	$(5,650,851)
Expense - Series W Warrant temporary exercise price modification - pro forma	(881,402)
Net loss - as reported - pro forma	(11,270,515)

Series A Convertible Preferred Stock undeclared and accumulated dividends - historical(1)	(130,010)	—
Series A-1 Convertible Preferred Stock undeclared and accumulated dividends - historical(2)	(6,196)	—
Deemed dividend Series A-1 Convertible Preferred Stock - historical(3)	(182,500)

Net loss attributable to common stockholders - historical(4)	$(10,707,819)	$(5,650,851)
Net loss attributable to common stockholders - pro forma(4)	$(11,589,221)

Denominator
Weighted-average common stock outstanding - historical	13,331,585	12,972,153
Common stock issued upon exercise of Series W Warrants Offer-to-Exchange - pro forma	2,518,291
Weighted-average common shares outstanding - pro forma	15,849,876

Loss per share
Basic and diluted(5)
- Net loss - as reported - historical	$(0.78)	$(0.44)
- Net loss - as reported - pro forma	$(0.71)

- Net loss attributable to common stockholders - historical	$(0.80)	$(0.44)
- Net loss attributable to common stockholders - pro forma	$(0.73)

(1)	The Series A Convertible Preferred Stock provides for dividends at an 8% annual rate, compounded quarterly, accumulate, and are payable in arrears upon being declared by the Company’s Board of Directors. The Series A Convertible Preferred Stock dividends from April 1, 2017 through April 1, 2021 are payable-in-kind (“PIK”) in additional shares of Series A Convertible Preferred Stock. The dividends may be settled, after April 1, 2021, at the election of the Company, through any combination of the issuance of additional Series A Convertible Preferred Stock, common shares, and /or cash payment. As of September 30, 2017, Series A Convertible Preferred Stock dividends totaling $130,010 or a payment-in-kind of 21,711 shares of Series A Convertible Preferred Stock, were earned, accumulated, and in arrears, as the Company’s Board of Directors had not declared such dividends payable, and, as such, the Company has not recognized a Series A Convertible Preferred Stock dividend payable liability as of September 30, 2017, and will not recognize such dividend payable liability until they are declared by the Company’s Board of Directors.

(2)	The Series A-1 Convertible Preferred Stock provides for dividends at an 8% annual rate, compounded quarterly, accumulate, and are payable in arrears upon being declared by our Board of Directors. The Series A-1 Convertible Preferred Stock dividends from October 1, 2017 through October 1, 2021 are payable-in-kind (“PIK”) in additional shares of Series A-1 Convertible Preferred Stock. The dividends may be settled, after October 1, 2021, at the election of the Company, through any combination of the issuance of additional Series A-1 Convertible Preferred Stock, common shares, and /or cash payment. As of September 30, 2017, Series A-1 Convertible Preferred Stock dividends totaling $6,196 or a payment-in-kind of 1,551 shares of Series A-1 Convertible Preferred Stock, were earned, accumulated, and in arrears, as the Company’s Board of Directors had not declared such dividends payable, and, as such, the Company has not recognized a Series A-1 Convertible Preferred Stock dividend payable liability as of September 30, 2017, and will not recognize such dividend payable liability until they are declared by the Company’s Board of Directors.

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Note 5 —Loss Per Share (continued)

(3)	The Series A-1 Preferred Stock Units cash proceeds allocated to the Series A-1 Convertible Preferred Stock resulted in an effective conversion price below the issue date fair value of the underlying shares of common stock, resulting in a $182,500 beneficial conversion feature, which was accounted for as an implied discount on the Series A-1 Convertible Preferred Stock. The Series A-1 Convertible Preferred Stock does not have a stated redemption date and was immediately convertible upon issuance, resulting in the full accretion of the beneficial conversion feature as a deemed dividend paid to the Series A-1 Convertible Preferred Stock on the Series A-1 Preferred Stock Units August 4, 2017 issue date.

(4)	The holders of the Series A Warrants and the Series A-1 Warrants have the same rights to receive dividends as the holders of common stock. As such, the Series A Warrants and Series A-1 Warrants are considered participating securities under the two-class method of calculating net loss per share. The Company has incurred net losses to-date, and as the holders of the Series A Warrants and the Series A-1 Warrants are not contractually obligated to share in the losses, there is no impact on the Company’s net loss per share calculation for the periods indicated.

(5)	Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing the net loss by the sum of the weighted-average number of common shares outstanding during the reporting period, and, if dilutive, the weighted average incremental shares resulting from common stock equivalents, computed using the treasury stock method. The Company’s common stock equivalents include: stock options, unit purchase options, convertible preferred stock, and warrants. Notwithstanding, as the Company’s consolidated financial results resulted in a net loss for all periods presented, diluted net loss per share is the same as basic net loss per share, due to the exclusion of incremental shares resulting from common stock equivalents as their inclusion would have been anti-dilutive.

The following common stock equivalents have been excluded from the computation of diluted weighted average shares outstanding as their inclusion would be anti-dilutive:

	September 30,	December 31,
	2017	2016
	Pro Forma	Historical
Stock Options	1,921,924	1,633,313
Unit purchase options as to shares of common stock	53,000	53,000
Unit purchase options as to shares underlying Series W Warrants	53,000	53,000
Series W Warrants(6)(10)	8,049,554	10,580,095
Series A Convertible Preferred Stock(7)	422,838	—
Series A Warrants(8)	422,838	—
Series X Warrants(8)	—	—
Series A-1 Convertible Preferred Stock(9)	125,000	—
Series A-1 Warrants(10)	125,000	—
Series X-1 Warrants(10)	—	—
Series S Warrants(11)	2,660,000	—
Total	13,833,154	12,319,408

(6)	As of September 30, 2017 and December 31, 2017, there were 10,567,845 Series W Warrants issued and outstanding on an actual historical basis, and 8,049,554 Series W Warrants issued and outstanding on a pro forma basis, as revised for the pro forma adjustment of the September 30, 2017 exercise of 2,518,291 Series W Warrants.

(7)	The 422,838 shares of Series A Convertible Preferred Stock, issued and outstanding as of September 30, 2017, at the election of the holder, if-converted into a number of shares of common stock at a conversion ratio equal to its $6.00 per share stated value divided by a conversion price of $4.99 per share, with such conversion price subject to further reduction, would result in 508,422 incremental shares of newly-issued common stock at September 30, 2017. Additionally, the 249,667 shares of Series A Convertible Preferred Stock, issued and outstanding as of December 31, 2017, at the election of the holder, if-converted into a number of shares of common stock at a conversion ratio equal to its $6.00 per share stated value divided by a conversion price of $4.97 per share, with such conversion price subject to further reduction, would result in 301,416 incremental shares of newly-issued common stock at December 31, 2017.

(8)	The 422,838 and 268,001 Series A Warrants, issued and outstanding at September 30, 2017 and December 31, 2017, respectively, at the election of the holder, may be exchanged for four Series X Warrants under the terms of the Series A Warrant agreement. The Series X Warrants issued in exchange for the Series A Warrants are exercisable commencing on the first trading day following October 31, 2018, and are therefore not exercisable for shares of common stock at September 30, 2017 and December 31, 2017, and would not result in common stock equivalent incremental shares for purposes of diluted weighted average shares outstanding on such dates. At September 30, 2017 and December 31, 2017, no Series A Warrants had been exchanged for Series X Warrants.

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Note 5 —Loss Per Share (continued)

(9)	The 125,000 and 357,259 shares of Series A-1 Convertible Preferred Stock, issued and outstanding at September 30, 2017 and December 31, 2017, respectively, at the election of the holder, if-converted into a number of shares of common stock at a conversion ratio equal to its $4.00 per share stated value divided by a conversion price of $4.00 per share, with such conversion price not subject to further adjustment, would result in 125,000 and 357,259 incremental shares of newly-issued common stock at September 30, 2017 and December 31, 2017, respectively.

(10)	The 125,000 and 279,837 Series A-1 Warrants, issued and outstanding at September 30, 2017 and December 31, 2017, respectively, at the election of the holder, may be exchanged for five Series W Warrants or four Series X-1 Warrants under the terms of the Series A-1 Warrant agreement. The Series W Warrants issued in exchange for the Series A-1 Warrants would be exercisable upon their issuance. The Series X-1 Warrants issued upon the exchange of the Series A-1 Warrants are exercisable commencing on the first trading day following October 31, 2018, and are therefore not exercisable for shares of common stock at September 30, 2017 and December 31, 2017, and would not result in common stock equivalent incremental shares for purposes of diluted weighted average shares outstanding on such dates. At September 30, 2017 and December 31, 2017, no Series A-1 Warrants had been exchanged for Series W Warrants or Series X1 Warrants.

(11)	As of September 30, 2017, there were 2,660,000 Series S Warrants issued and outstanding. Subsequently, in October 2017, 532,000 Series S Warrants were exercised for cash proceeds of $5,320, resulting in the issuance of a corresponding number of shares of common stock; in November 2017, 122,360 Series S Warrants were exercised on a cashless basis, resulting in the issuance of 122,080 shares of common stock; and in November 2017, 532,000 Series S Warrants were exercised for cash proceeds of $5,320, resulting in the issuance of a corresponding number of shares of common stock. Accordingly, at December 31, 2017, there were 1,473,640 Series S Warrants issued and outstanding.

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